UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Symantec Corporation

(Name of Registrant as Specified In Its Charter)

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20330 Stevens Creek Blvd.
Cupertino, California 95014

Dear Stockholder:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Symantec Corporation to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014, on Monday, September 22, 2008, at 9:00 a.m. (Pacific time). For your convenience, we are pleased to offer a live and re-playable webcast of the annual meeting on our website at www.symantec.com/invest. If you cannot attend the annual meeting, you may vote over the Internet or by telephone or, if you received a paper copy of the proxy materials, you can follow the instructions on the proxy card.

At this year’s annual meeting, the agenda includes the annual election of directors, amendment and restatement of our 2004 Equity Incentive Plan, adoption of our 2008 Employee Stock Purchase Plan, approval of the material terms of the amended and restated Senior Executive Incentive Plan and ratification of the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. The Board of Directors recommends that you vote FOR the election of the director nominees, FOR the amendment and restatement of our 2004 Equity Incentive Plan, FOR the adoption of our 2008 Employee Stock Purchase Plan, FOR approval of the material terms of the amended and restated Symantec Senior Executive Incentive Plan and FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the current fiscal year. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting.

We are also pleased to take advantage of the new Securities and Exchange Commission rules allowing issuers to furnish proxy materials over the Internet. We believe the new rules will allow us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Stockholders may help us to reduce costs further by opting to receive future proxy materials by e-mail.

Each share of stock that you own represents one vote, and your vote as a stockholder of Symantec is very important. For questions regarding your stock ownership, you may contact Investor Relations at (408) 517-8324 or, if you are a registered holder, our transfer agent, Computershare Investor Services, by email through their website at www.computershare.com/contactus or by phone at (877) 282-1168 (within the U.S. and Canada) or (781) 575-2879 (outside the U.S. and Canada).

Sincerely yours,

John W. Thompson
Chairman of the Board of Directors and
Chief Executive Officer

20330 Stevens Creek Blvd.
Cupertino, California 95014

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on:
September 22, 2008
9:00 a.m. Pacific Time

To Our Stockholders:

You are cordially invited to attend our 2008 Annual Meeting of Stockholders, which will be held at 9:00 a.m. (Pacific time) on Monday, September 22, 2008, at Symantec Corporation’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014. For your convenience, we are pleased to offer a live and re-playable webcast of the annual meeting at www.symantec.com/invest.

We are holding the annual meeting for the following purposes, which are more fully described in the proxy statement:

1. To elect ten directors to Symantec’s Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal;

2. To approve the amendment and restatement of our 2004 Equity Incentive Plan, including the reservation of an additional 50,000,000 shares for issuance thereunder;

3. To approve the adoption of our 2008 Employee Stock Purchase Plan, including the reservation of 20,000,000 shares for issuance thereunder;

4. To approve the material terms of the amended and restated Symantec Senior Executive Incentive Plan to preserve the deductibility under federal tax rules of awards made under the plan;

5. To ratify the selection of KPMG LLP as Symantec’s independent registered public accounting firm for the 2009 fiscal year; and

6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record as of the close of business on July 24, 2008 are entitled to notice of and will be entitled to vote at the annual meeting or any postponements or adjournment thereof. For 10 days prior to the annual meeting, a list of stockholders entitled to vote will be available for inspection at our World Headquarters. If you would like to view this stockholder list, please contact Investor Relations at (408) 517-8324.

BY ORDER OF THE BOARD OF DIRECTORS

Arthur F. Courville
Executive Vice President, General
Counsel and Secretary

Cupertino, California
July 28, 2008

Every stockholder vote is important. To assure that your shares are represented at the annual meeting, please vote over the Internet or by telephone, whether or not you plan to attend the meeting. If you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, dating and signing the enclosed proxy and mailing it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You may revoke your proxy at any time before it is voted.

INTERNET AVAILABILITY OF PROXY MATERIALS

Under rules recently adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about August 11, 2008, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and our annual report. The Notice of Internet Availability also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This new process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

SYMANTEC CORPORATION
2008 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of Symantec Corporation’s Board of Directors (the “Board”) for use at Symantec’s 2008 Annual Meeting of Stockholders, to be held at Symantec’s World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California 95014 on Monday, September 22, 2008, at 9:00 a.m. (Pacific time), and any adjournment or postponement thereof. The company will provide a live and re-playable webcast of the 2008 annual meeting, which will be available on the events section of our investor relations website at www.symantec.com/invest.

On or about August 11, 2008, we expect to send most of our stockholders a Notice of Internet Availability containing instructions on how to access proxy materials, including this proxy statement and our annual report for our 2008 fiscal year. Stockholders who previously requested paper delivery will receive the proxy materials by mail, which we also expect to mail on or about August 11, 2008. The Notice of Internet Availability provides instructions on how to access the proxy card and vote over the Internet or by telephone. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully.

About the Annual Meeting

Q. 1.	What is the purpose of the annual meeting?

A:	At our annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will report on the performance of Symantec and respond to questions from stockholders.

Q. 2.	What proposals are scheduled to be voted on at the meeting?

A:	There are five proposals scheduled for a vote. The proposals are:

• Proposal No. 1: To elect ten directors to the Board, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

• Proposal No. 2: To approve the amendment and restatement of our 2004 Equity Incentive Plan, including the reservation of an additional 50,000,000 shares for issuance thereunder.

• Proposal No. 3: To approve the adoption of our 2008 Employee Stock Purchase Plan, including the reservation of 20,000,000 shares for issuance thereunder.

• Proposal No. 4: To approve the material terms of the amended and restated Symantec Senior Executive Incentive Plan to preserve the deductibility under federal tax rules of awards made under the plan.

• Proposal No. 5: To ratify the selection of KPMG LLP (“KPMG”) as Symantec’s independent registered public accounting firm for the 2009 fiscal year.

Q. 3.	What is the recommendation of the Board on each of the proposals scheduled to be voted on at the meeting?

A:	The Board recommends that you vote FOR each of the nominees to the Board (Proposal 1) and FOR each of the other proposals scheduled to be voted on at the meeting (Proposals 2, 3, 4 and 5).

Q. 4.	Who can vote at the meeting?

Stockholders as of the record date for the meeting, July 24, 2008, are entitled to vote at the meeting. At the close of business on the record date, there were outstanding and entitled to vote 837,973,128 shares of Symantec common stock.

Stockholder of Record: Shares Registered in Your Name

If on July 24, 2008, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by Broadridge ICS on our behalf. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote over the Internet or by telephone, or if you received a paper proxy material by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If on July 24, 2008, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name, and these proxy materials are being forwarded to you by that organization. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Q. 5.	How do I vote?

A:	If you are a stockholder of record, you may:

• vote in person — we will provide a ballot to stockholders who attend the annual meeting and wish to vote in person;

• vote via the Internet or via telephone — in order to do so, please follow the instructions shown on your Notice of Internet Availability or proxy card; or

• vote by mail — if you received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time, on September 19, 2008. Submitting your proxy, whether via the Internet, by telephone or by mail if you received a paper proxy card, will not affect your right to vote in person should you decide to attend the meeting.

You may either vote “For” all of the nominees to the Board, or you may withhold your vote from any nominee you specify. For any other matter to be voted on, you may vote “For” or “Against” or “Abstain” from voting.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted. You may still attend the meeting in person if you have already voted by proxy.

Q. 6.	How many votes do I have?

A:	You are entitled to one vote for each share of Symantec common stock held as of July 24, 2008, the record date.

Q. 7.	What is the quorum requirement for the meeting?

A:	A majority of our outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Abstentions (i.e., if you or your broker mark “ABSTAIN” on a proxy card) and “broker non-votes” will be considered to be shares present at the meeting for purposes of determining whether a quorum is present. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because: (1) the broker does not receive voting instructions from the beneficial owner and (2) the broker lacks discretionary authority to vote the shares. Banks and brokers do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals.

For the purpose of determining whether stockholders have approved a particular proposal, abstentions are treated as shares present or represented and voting. Broker non-votes are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved a particular proposal, though they are counted toward the presence of a quorum as discussed above.

Q. 8.	What is the vote required for each proposal?

A:	The votes required to approve each proposal are as follows:

• Proposal No. 1 (Election of Directors).  Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. Abstentions and broker non-votes are not taken into account in determining the outcome of the election of directors.

• Approval of Proposal Nos. 2-5.  Approval of each of the Proposals 2, 3, 4 and 5 requires the affirmative vote by holders of at least a majority of the shares of Symantec common stock entitled to vote thereon who attend the meeting in person or are represented at the meeting by proxy. Abstentions will have the effect of a vote against each such proposal, while broker non-votes will not be taken into account in determining the outcome of the vote on these proposals.

Q. 9.	What if I return a proxy card but do not make specific choices?

A:	All proxies will be voted in accordance with the instructions specified on the proxy card. If you received a Notice of Internet Availability, please follow the instructions included on the notice on how to access your proxy card and vote over the Internet or by telephone. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board stated in Q.3 above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (described in Q.7 above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results will be tabulated and certified by the inspector of elections appointed for the meeting.

Q. 10.	Who is paying for this proxy solicitation?

A:	The expenses of soliciting proxies will be paid by Symantec. Following the original mailing of the proxies and other soliciting materials, Symantec and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the proxies and other soliciting materials, Symantec will request brokers, custodians, nominees and other record holders to forward copies of the proxy and other soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Symantec, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

Q. 11.	What does it mean if I receive more than one proxy card or Notice of Internet Availability?

A:	If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the Notice of Internet Availability on how to access each Proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Q. 12.	How can I change my vote after submitting my proxy?

A:	A stockholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

• delivering to the Corporate Secretary of Symantec (by any means, including facsimile) a written notice stating that the proxy is revoked;

• signing and delivering a proxy bearing a later date;

• voting again over the Internet or by telephone; or

• attending the meeting and voting in person (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Also, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares to be voted.

Q. 13.	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to the new rules recently adopted by the SEC, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice of Internet Availability or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice of Internet Availability. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q. 14.	How can I get electronic access to the proxy materials?

A:	The Notice of Internet Availability will provide you with instructions regarding how to:

• view our proxy materials for the annual meeting over the Internet; and

• instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q. 15.	Where can I find the voting results?

A:	The preliminary voting results will be announced at the annual meeting and posted on our website at www.symantec.com/invest. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2009.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Symantec is strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives and ensure our long-term vitality for the benefit of our stockholders.

Corporate Governance Standards

Corporate governance standards generally specify the distribution of rights and responsibilities of the Board, management and stockholders, and spell out the rules and procedures for making decisions on corporate affairs. In general, the stockholders elect the Board and vote on certain extraordinary matters; the board is responsible for the general governance of the company, including selection of key management; and management is responsible for running the day-to-day operations of the company.

Our corporate governance standards are available on the Investor Relations section of our website, which is located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” These corporate governance standards are reviewed at least annually by our Nominating and Governance Committee, and changes are recommended to our Board for approval as appropriate. The fundamental premise of our Board-level corporate governance standards is the independent nature of our Board and its responsibility to our stockholders.

Board Independence

Through its continued listing requirements for companies with securities listed on the NASDAQ Global Select Market, the NASDAQ Stock Market (“NASDAQ”) requires that a majority of the members of our Board be independent, as defined under NASDAQ’s Marketplace Rules. Currently, each member of our Board, other than our Chief Executive Officer, John W. Thompson, is an independent director and all standing committees of the Board are composed entirely of independent directors, in each case under NASDAQ’s independence definition. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by NASDAQ rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the company with regard to each director’s business and other activities as they may relate to Symantec and our management. Based on this review and consistent with our independence criteria, the Board has affirmatively determined that the following directors are independent: Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, George Reyes, Daniel H. Schulman, and V. Paul Unruh.

Board Structure and Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. After each regularly scheduled Board meeting, the independent members of our Board hold a separate closed meeting, referred to as an “executive session,” which is generally led by the Lead Independent Director. These executive sessions are used to discuss such topics as the independent directors deem necessary or appropriate. At least annually, the independent directors will hold an executive session to evaluate the Chief Executive Officer’s performance and compensation.

The Board held a total of seven meetings during the fiscal year ended March 28, 2008. During this time, no directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by all committees of the Board on which such director served (during the period which such director served).

Agendas and topics for Board and committee meetings are developed through discussions between management and members of the Board and its committees. Information and data that is important to the issues to be considered are distributed in advance of each meeting. Board meetings and background materials focus on key strategic, operational, financial, governance and compliance matters applicable to us, including the following:

•	Reviewing annual and longer-term strategic and business plans;

•	Reviewing key product, industry and competitive issues;

•	Reviewing and determining the independence of our directors;

•	Reviewing and determining the qualifications of directors to serve as members of committees, including the financial expertise of members of the Audit Committee;

•	Selecting and approving director nominees;

•	Selecting, evaluating and compensating the Chief Executive Officer;

•	Reviewing and discussing succession planning for the senior management team, and for lower management levels to the extent appropriate;

•	Reviewing and approving material investments or divestitures, strategic transactions and other significant transactions that are not in the ordinary course of business;

•	Evaluating the performance of the Board;

•	Overseeing our compliance with legal requirements and ethical standards; and

•	Overseeing our financial results.

The Board and its committees are free to engage independent outside financial, legal and other advisors as they deem necessary to provide advice and counsel on various topics or issues, and are provided full access to our officers and employees.

The Lead Independent Director of the Board is chosen by the independent directors of the Board, and has the general responsibility to preside at all meetings of the Board when the Chairman is not present and executive sessions of the Board without management present. Mr. Miller has served as the Lead Independent Director since April 22, 2003.

An evaluation of Board operations and performance is conducted annually by the Nominating and Governance Committee to enhance Board effectiveness. Changes are recommended by the Nominating and Governance Committee for approval by the full Board as appropriate.

Code of Conduct and Code of Ethics

We have adopted a code of conduct that applies to all Symantec employees, officers and directors. We have also adopted a code of ethics for our Chief Executive Officer and senior financial officers, including our principal financial officer and principal accounting officer. Our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers are posted on the Investor Relations section of our website, which is located at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.” We intend to post or disclose at that location any amendments to or waivers from any provision of our Code of Conduct and Code of Ethics for Chief Executive Officer and Senior Financial Officers that both applies to any of our executive officers or directors and relates to any element of the code of ethics, as defined under Item 406 of Regulation S-K.

BOARD COMMITTEES AND THEIR FUNCTIONS

There are three primary committees of the Board: the Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board has delegated various responsibilities and authorities to these different committees, as described below and in the committee charters. The Board committees regularly report on their activities and actions to the full Board. Each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee was appointed by the Board. Each of the Board committees has a written charter approved by the Board and available on our website at www.symantec.com/invest, by clicking on “Company Charters,” under “Corporate Governance.”

Audit Committee

Members:	David L. Mahoney Robert S. Miller George Reyes V. Paul Unruh (Chair)

Number of Meetings in Fiscal Year 2008:	8

Independence:	Each member is an independent director as defined by current NASDAQ listing standards for Audit Committee membership.

Functions:	To oversee our accounting and financial reporting processes and the audits of our financial statements, including oversight of our systems of internal controls and disclosure controls and procedures, compliance with legal and regulatory requirements, internal audit function and the appointment and compensation of our independent registered public accounting firm;

To review and evaluate the independence and performance of our independent registered public accounting firm; and

To facilitate communication among our independent registered public accounting firm, our financial and senior management and our Board.

Financial Experts:	Our Board has unanimously determined that all Audit Committee members are financially literate under current NASDAQ listing standards, and at least one member has financial sophistication under NASDAQ listing standards. In addition, our Board has unanimously determined that George Reyes and V. Paul Unruh each qualify as an “audit committee financial expert” under SEC rules and regulations. Designation as an “audit committee financial expert” is an SEC disclosure requirement and does not impose any additional duties, obligations or liability on any person so designated than those generally imposed on members of the Audit Committee and the Board.

Compensation Committee

Members:	Michael A. Brown William T. Coleman Geraldine B. Laybourne (joined Committee in January 2008) David L. Mahoney Daniel H. Schulman (Chair)

Number of Meetings in Fiscal Year 2008:	7

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To review and recommend to the independent directors of our Board all compensation arrangements for our Chief Executive Officer;

To review and approve all compensation arrangements for our other executive officers;

To review the overall strategy for employee compensation;

To administer our equity incentive plans;

To review and recommend to the Board compensation for non-employee members of the Board;

To review and discuss with management the company’s disclosures under the caption “Compensation Discussion and Analysis” for use in our proxy statements and reports filed with the SEC; and

To produce an annual report on executive compensation for use in our proxy statement.

The Compensation Committee retains Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive compensation matters. The Compensation Committee consulted with Mercer on certain executive compensation matters during fiscal year 2008. As the Compensation Committee requested and to assist the Compensation Committee as it made decisions with respect to compensation matters, Mercer provided certain qualitative and quantitative information regarding compensatory practices in the market for executive talent, analyzed existing Symantec executive compensation arrangements, and was available to the Committee to provide technical and other information it requested in connection with performing its function throughout the fiscal year. Mercer’s role during fiscal year 2008 is further discussed in the Compensation Discussion & Analysis section (beginning on page 42).

Nominating and Governance Committee

Members:	Michael A. Brown (Chair) Frank E. Dangeard Robert S. Miller Daniel H. Schulman V. Paul Unruh

Number of Meetings in Fiscal Year 2008:	4

Independence:	Each member is an independent director as defined by current NASDAQ listing standards.

Functions:	To identify, consider and nominate candidates for membership on our Board;

To develop, recommend and evaluate corporate governance standards and a code of business conduct and ethics applicable to our company;

To implement and oversee a process for evaluating our Board, Board committees (including the Nominating and Governance Committee) and oversee our Board’s evaluation of our Chief Executive Officer;

To make recommendations regarding the structure and composition of our Board and Board committees; and

To advise the Board on corporate governance matters.

DIRECTOR NOMINATIONS AND COMMUNICATION WITH DIRECTORS

Criteria for Nomination to the Board

The Nominating and Governance Committee will consider candidates submitted by Symantec stockholders, as well as candidates recommended by directors and management, for nomination to the Board. The goal of the Nominating and Governance Committee is to assemble a Board that offers a variety of perspectives, knowledge and skills derived from high-quality business and professional experience. The Nominating and Governance Committee annually reviews the appropriate skills and characteristics required of directors in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. The Nominating and Governance Committee has generally identified nominees based upon suggestions by outside directors, management and executive recruiting firms.

Process for Identifying and Evaluating Nominees

The Nominating and Governance Committee considers candidates by first evaluating the current members of the Board who intend to continue in service, balancing the value of continuity of service with that of obtaining new perspectives, skills and experience. If the Nominating and Governance Committee determines that an opening exists, the Committee identifies the desired skills and experience of a new nominee, including the need to satisfy rules of the SEC and NASDAQ.

The Nominating and Governance Committee generally will evaluate each candidate based on the extent to which the candidate contributes to the range of talent, skill and expertise appropriate for the Board generally, as well as the candidate’s integrity, business acumen, diversity, availability, independence of thought, and overall ability to represent the interests of Symantec’s stockholders. The Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. Although the Nominating and Governance Committee uses these and other criteria as appropriate to evaluate potential nominees, the Committee has no stated minimum criteria for nominees. We have from time to time engaged, for a fee, a search firm to identify and assist the Nominating and Governance Committee with identifying, evaluating and screening Board candidates for Symantec and may do so in the future.

Stockholder Proposals for Nominees

The Nominating and Governance Committee will consider potential nominees properly submitted by stockholders. Stockholders seeking to do so should provide the information set forth in our corporate Bylaws regarding director nominations. The Committee will apply the same criteria for candidates proposed by stockholders as it does for candidates proposed by management or other directors.

To be considered for nomination by the Nominating and Governance Committee at next year’s annual meeting of stockholders, submissions by security holders must be submitted by mail and must be received by the Corporate Secretary no later than April 13, 2009 to ensure adequate time for meaningful consideration by the Committee. Each submission must include the following information:

•	the full name and address of the candidate;

•	the number of shares of Symantec common stock beneficially owned by the candidate;

•	a certification that the candidate consents to being named in the proxy statement and intends to serve on the Board if elected; and

•	biographical information, including work experience during the past five years, other board positions, and educational background, such as is provided with respect to nominees in this proxy statement.

Information regarding requirements that must be followed by a stockholder who wishes to make a stockholder nomination for election to the Board for next year’s annual meeting is described in this proxy statement under “Additional Information — Stockholder Proposals for the 2009 Annual Meeting.”

Contacting the Board of Directors

Any stockholder who wishes to contact members of our Board may do so by mailing written communications to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Corporate Secretary

The Corporate Secretary will review all such correspondence and provide regular summaries to the Board or to individual directors, as relevant, will retain copies of such correspondence for at least six months, and make copies of such correspondence available to the Board or individual directors upon request. Any correspondence relating to accounting, internal controls or auditing matters will be handled in accordance with Symantec’s policy regarding accounting complaints and concerns.

Attendance of Board Members at Annual Meetings

The Board does not have a formal policy with respect to Board member attendance at our annual meetings of stockholders, as historically very few stockholders have attended Symantec’s annual meeting of stockholders. Five directors attended Symantec’s 2007 Annual Meeting of Stockholders in person or by telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board consists of ten directors, each of whom is nominated for election at the 2008 annual meeting, including nine independent directors and one member of our senior management. Each director is elected to serve a one-year term, with all directors subject to annual election. At the recommendation of the Nominating and Governance Committee, the Board has nominated the following ten persons to serve as directors for the term beginning at the annual meeting on September 22, 2008: Michael A. Brown, William T. Coleman, Frank E. Dangeard, Geraldine B. Laybourne, David L. Mahoney, Robert S. Miller, George Reyes, Daniel H. Schulman, John W. Thompson and V. Paul Unruh. Ms. Laybourne was appointed to the Board in October 2007 with such appointment to take effect on January 1, 2008. Ms. Laybourne was recommended by the Nominating and Governance Committee after one of our non-management directors recommended her for its consideration.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies FOR the election of each nominee named in this section. Proxies submitted to Symantec cannot be voted at the 2008 annual meeting for nominees other than those nominees named in this proxy statement. However, if any director nominee is unable or unwilling to serve at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee designated by the Board. Alternatively, the Board may reduce the size of the Board. Each nominee has consented to serve as a director if elected, and the Board does not believe that any nominee will be unwilling or unable to serve if elected as a director. Each director will hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified or until his or her earlier resignation or removal.

Nominees for Director

The names of each nominee for director, their ages as of July 4, 2008, and other information about each nominee is shown below.

			Director
Nominee	Age	Principal Occupation	Since

John W. Thompson	59	Chairman of the Board of Directors and Chief Executive Officer	1999
Michael A. Brown	49	Director	2005
William T. Coleman	60	Founder, Chairman of the Board and Chief Executive Officer, Cassatt Corporation	2003
Frank E. Dangeard	50	Former Chairman and Chief Executive Officer, Thomson S.A.	2007
Geraldine B. Laybourne	61	Founder and Former Chairman and Chief Executive Officer, Oxygen Media	2008
David L. Mahoney	54	Director	2003
Robert S. Miller	66	Executive Chairman, Delphi Corporation	1994
George Reyes	54	Chief Financial Officer, Google Inc.	2000
Daniel H. Schulman	50	Chief Executive Officer, Virgin Mobile USA	2000
V. Paul Unruh	59	Director	2005

Mr. Thompson has served as Chairman of the Board and Chief Executive Officer since April 1999, and as President from April 1999 to January 2002. Mr. Thompson joined Symantec after 28 years at International Business Machines Corporation, a global information technology company, where he held senior executive positions in sales, marketing and software development. In his last assignment, he was general manager of IBM Americas and a member of the company’s Worldwide Management Council. Mr. Thompson is a member of the board of directors of Seagate Technology, Inc. and United Parcel Service, Inc.

Mr. Brown was appointed to the Board in July 2005 following the acquisition of Veritas Software Corporation. Mr. Brown had served on the Veritas board of directors since 2003. Mr. Brown is currently the Chairman of Line 6, Inc., a provider of musical instruments, amplifiers and audio gear that incorporate digital signal processing. From 1984 to 2002, Mr. Brown held various senior management positions at Quantum Corporation, a global storage company, most recently as Chief Executive Officer from 1995 to 2002 and Chairman of the Board from 1998 to 2003. Mr. Brown is a member of the board of directors of Quantum Corporation, Nektar Therapeutics and one private company.

Mr. Coleman was appointed to the Board in January 2003. Mr. Coleman is a Founder, Chairman of the Board and Chief Executive Officer of Cassatt Corporation, a provider of solutions to automate information technology operations. Previously Mr. Coleman was co-founder of BEA Systems, Inc., an enterprise application and service infrastructure software provider, where he served as Chairman of the Board from the company’s inception in 1995 until August 2002, Chief Strategy Officer from October 2001 to August 2002, and Chief Executive Officer from 1995 to October 2001. Mr. Coleman is a member of the board of directors of Palm, Inc.

Mr. Dangeard joined the Board in January 2007. Mr. Dangeard was the Chairman and Chief Executive Officer of Thomson S.A., a provider of digital video technologies, solutions and services, from September 2004 until March 2008. From 2002 to September 2004, Mr. Dangeard was Senior Executive Vice President of France Telecom, a global telecommunications operator and non-executive Chairman of Thomson. He joined Thomson in 1997 as Senior Executive Vice President and became a member of the Thomson board of directors in March 1999 and was appointed vice chairman in 2001. From 1989 to 1997, Mr. Dangeard was managing director of the investment banking firm, SG Warburg & Co. Ltd (later SBC Warburg) and from 1995, he was also chairman of SBC Warburg (France). Prior to that, he was a lawyer at Sullivan & Cromwell LLP in New York and London. Mr. Dangeard serves on the board of Electricite de France and Sonae SGPS, S.A. He graduated from the Ecole des Hautes Etudes Commerciales, from the Paris Institut d’Etudes Politiques and from Harvard Law School.

Ms. Laybourne joined the Board in January 2008. Ms, Laybourne founded Oxygen Media, a cable television network, in 1998 and served as its Chairman and Chief Executive Officer until November 2007 when the network was acquired by NBC Universal. Prior to founding Oxygen, Ms. Laybourne spent 16 years at Nickelodeon, a cable television network. From 1996 to 1998, Ms. Laybourne was President of Disney/ABC Cable Networks, a cable television network, where she was responsible for overseeing cable programming for the Walt Disney Company and ABC. Ms. Laybourne is a member of the board of directors of Insight Communications and Move.com and also serves on the board of trustees of Vassar College. Ms. Laybourne earned a Bachelor of Arts degree in art history from Vassar College and a Master of Science degree in elementary education from the University of Pennsylvania.

Mr. Mahoney was appointed to the Board in April 2003. Mr. Mahoney previously served as co-Chief Executive Officer of McKesson HBOC, Inc., a healthcare services company, and as Chief Executive Officer of iMcKesson LLC, also a healthcare services company, from 1999 to 2001. Mr. Mahoney is a member of the board of directors of Corcept Therapeutics Incorporated, Tercica Incorporated and several non-profit organizations.

Mr. Miller was appointed to the Board in September 1994. Since January 2007, Mr. Miller has served as Executive Chairman of Delphi Corporation, an auto parts supplier. From July 2005 until January 2007, Mr. Miller served as Chairman and Chief Executive Officer of Delphi Corporation. From January 2004 to June 2006, Mr. Miller was non-executive Chairman of Federal Mogul Corporation, an auto parts supplier. From 2001 to 2003, Mr. Miller was Chairman and Chief Executive Officer of Bethlehem Steel Corporation, a large steel producer. Prior to joining Bethlehem Steel, Mr. Miller served as Chairman and Chief Executive Officer on an interim basis upon the departure of Federal-Mogul’s top executive in 2000. Delphi Corporation and certain of its subsidiaries filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2005, and Federal Mogul Corporation and Bethlehem Steel Corporation and certain of their subsidiaries, filed voluntary petitions for reorganization under the United States Bankruptcy Code in October 2001. Mr. Miller is a member of the board of directors of UAL Corporation and two private companies.

Mr. Reyes has been a member of the Board since July 2000. Mr. Reyes became the Chief Financial Officer of Google Inc., an advertising and Internet search solutions provider, in July 2002. Prior to joining Google, he served as Interim Chief Financial Officer for ONI Systems Corporation, an optical networking company, from February to June 2002. Prior to ONI Systems, Mr. Reyes spent 13 years at Sun Microsystems, Inc., a provider of network computing products and services, where he served in a number of finance roles, with his last position as Vice President — Treasurer from 1999 to 2001.

Mr. Schulman has been a member of the Board since March 2000. Mr. Schulman has served as Chief Executive Officer of Virgin Mobile USA, a cellular phone service provider, since 2001, and also served as a member of the board of directors of Virgin Mobile USA since 2001. From 2000 to 2001, Mr. Schulman was President and Chief Executive Officer of priceline.com Incorporated, an online travel company, after serving as President and Chief Operating Officer since July 1999.

Mr. Unruh was appointed to the Board in July 2005 following the acquisition of Veritas. Mr. Unruh had served on Veritas’ board of directors since 2003. Mr. Unruh retired as Vice Chairman of the Bechtel Group, Inc., a global engineering and construction services company, in June 2003. During his 25-year tenure with Bechtel, Mr. Unruh held various positions in management including President of Bechtel Enterprises, Bechtel’s finance, development and ownership arm, from 1997 to 2001 and Chief Financial Officer from 1992 to 1996. Mr. Unruh is a member of the board of directors of Move, Inc., Heidrick & Struggles International, Inc. and three private companies. Mr. Unruh is a certified public accountant.

Director Compensation

The following table provides information for fiscal year 2008 compensation for all non-employee directors of the company who served during the last fiscal year:

Fiscal Year 2008 Director Compensation

	Fees Earned
	or Paid in	Stock		Option
	Cash	Awards		Awards	Total
Name	($)(1)	($)(3)		($)(9)(10)	($)

Michael A. Brown	55,010	189,586	(4)(5)	29,497	$274,093
William T. Coleman	35,010	189,586	(4)(5)	156,085	$380,681
Frank E. Dangeard	10,013	252,902	(4)(6)	—	$262,915
Geraldine B. Laybourne(2)	14,479	13,902	(7)	—	$23,381
David L. Mahoney	50,010	189,586	(4)(5)	119,567	$359,163
Robert S. Miller(8)	50,013	214,584	(4)(6)	156,085	$420,682
George Reyes	40,010	189,586	(4)(5)	156,085	$385,681
David J. Roux*	15,013	214,584	(4)(6)	9,713	$239,310
Daniel H. Schulman	55,010	189,586	(4)(5)	156,085	$400,681
V. Paul Unruh	70,010	189,586	(4)(5)	29,497	$289,093

*	Former director.

(1)	Non-employee directors receive an annual retainer fee of $50,000 plus an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $15,000 (Audit Committee) for membership on each committee. The chair of each committee receives an additional annual fee of $10,000 (Compensation Committee and Nominating and Governance Committee) or $20,000 (Audit Committee). As indicated below in footnotes 5 and 6, the annual retainer fee is paid in a combination of cash and shares of our common stock.

(2)	Ms. Laybourne was appointed to the Board on January 1, 2008.

(3)	Amounts shown in this column reflect our accounting expense for these restricted stock unit awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of restricted stock units granted to the non-employee directors in accordance with Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). Restricted stock units were not granted to non-employee directors prior to fiscal 2007. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. As Mr. Roux ceased serving as a director on September 13, 2007, 9,906 of his restricted stock unit awards were forfeited during fiscal 2008. For additional information about assumptions used in valuing our equity compensation awards, refer to Note 15 of the financial statements in our Form 10-K for the year ended March 28, 2008, as filed with the SEC.

(4)	Messrs. Brown, Coleman, Dangeard, Mahoney, Miller, Reyes, Roux, Schulman, and Unruh were each granted 9,906 restricted stock units on May 2, 2007, with a per share fair value of $18.17 and a full grant date fair value of $179,992. As of March 28, 2008, each of these non-employee directors held 9,906 outstanding restricted stock units, with the exception of Mr. Roux. As Mr. Roux ceased serving as a director on September 13, 2007, all of his RSUs were forfeited during fiscal year 2008.

(5)	In lieu of cash, Messrs. Brown, Coleman, Mahoney, Reyes, Schulman and Unruh each received 50% of their annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, they were each granted 1,402 shares at a per share fair value of $17.83, and a full fair value of $24,997. The balance of Messrs. Brown’s, Coleman’s, Mahoney’s, Reyes’s, Schulman’s and Unruh’s fees were paid in cash as reported in “Fees Earned or Paid in Cash” in the table above.

(6)	In lieu of cash, Messrs. Dangeard, Miller, and Roux each elected to receive 100% of their annual retainer fee of $50,000 in the form of our common stock. Accordingly, pursuant to the terms of the 2000 Director Equity Incentive Plan, they were each granted 2,804 shares at a per share fair value of $17.83, and a full fair value of $49,995. The balance of Messrs. Dangeard’s, Miller’s, and Roux’s fees were paid in cash and is reported in “Fees Earned or Paid in Cash” in the table above.

(7)	Because Ms. Laybourne was appointed to the Board after the beginning of the fiscal year, she was granted a pro-rated award of 3,684 restricted stock units on January 2, 2008, with a per share fair value of $16.06 and a full grant date fair value of $59,165. As of March 28, 2008, Ms. Laybourne held 3,684 outstanding restricted stock units.

(8)	Mr. Miller received an additional annual fee in the amount of $25,000 for his role as Lead Independent Director.

(9)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to the directors. The fair value was estimated using the Black-Scholes option pricing model in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information about assumptions used in valuing our equity compensation awards, refer to Note 15 of the financial statements in our Form 10-K for the year ended March 28, 2008, as filed with the SEC.

(10)	In fiscal year 2008, there were no stock option grants to any person who served as a non-employee director. The outstanding stock option awards held by each non-employee director at 2008 fiscal year-end were: Mr. Brown (175,630), Mr. Coleman (164,000), Mr. Mahoney (106,000), Mr. Miller (148,000), Mr. Reyes (240,000), Mr. Schulman (89,168) and Mr. Unruh (180,630). Mr. Roux ceased serving as a director on September 13, 2007, and therefore, 203,114 of his stock option grants were cancelled during fiscal 2008.

The policy of the Board is that compensation for independent directors should be a mix of cash and equity-based compensation. Symantec does not pay employee directors for Board service in addition to their regular employee compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the company. The Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation.

Director Stock Ownership Guidelines:  To better align our directors’ interests with those of our stockholders, the Compensation Committee instituted new stock ownership guidelines in May 2007. The Committee eliminated the previous 12 month minimum holding period for equity grants, making the new guidelines as follows:

•	Directors must maintain a minimum holding of 10,000 shares of company stock;

•	New directors will have three years to reach the minimum holding level; and

•	Notwithstanding the foregoing, directors may sell enough shares to cover their income tax liability on vested grants.

Annual Fees:  In accordance with the recommendation of the Compensation Committee, the Board determined the non-employee directors’ compensation for fiscal year 2008 as follows:

•	$50,000 annual cash retainer

•	$10,000 annual fee for committee membership ($15,000 for Audit Committee membership)

•	$10,000 annual fee for chairing a committee of the Board ($20,000 for chairing the Audit Committee)

•	$25,000 annual fee for the Lead Independent Director

The payment of the annual cash retainer is subject to the terms of the 2000 Director Equity Incentive Plan, as amended, which requires that at least 50% of the annual retainer fee be paid in the form of unrestricted, fully-vested shares of our common stock. We pay the annual retainer fee and any additional annual fees to each director at the beginning of the fiscal year. Directors who join the company after the beginning of the fiscal year receive a prorated cash payment in respect of their annual retainer fee and fees. These payments are considered earned when paid. Accordingly, we do not require them to be repaid in the event a director ceases serving in the capacity for which he or she was compensated.

Annual Equity Awards.  Each non-employee member of the Board receives an annual award of restricted stock units having a fair market value on the grant date equal to $180,000, with this value prorated for new non-employee directors from the date of such director’s appointment to our Board to the date of the first Board meeting in the following fiscal year. The restricted stock unit awards granted for fiscal year 2008 were granted on May 2, 2007 and vested in full on May 2, 2008. The restricted unit awards granted for fiscal year 2009 were granted on April 30, 2008 and will vest in full on April 30, 2009. Since the beginning of fiscal year 2007, we have not made option grants to our directors. Option grants made to our non-employee directors in fiscal 2006 and prior years were subject to a four-year vesting schedule. In the event of a merger or consolidation in which Symantec is not the surviving corporation or another similar change in control transaction involving Symantec, all unvested stock option and restricted stock unit awards made to non-employee directors under the programs described above will accelerate and vest in full.

Symantec stock ownership information for each of our directors is shown under the heading “Security Ownership of Certain Beneficial Owners and Management” in this proxy statement.

THE BOARD RECOMMENDS A VOTE “FOR” ELECTION OF
EACH OF THE TEN NOMINATED DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about Symantec’s common stock that may be issued upon the exercise of options, warrants and rights under all of Symantec’s existing equity compensation plans as of March 28, 2008:

	Equity Compensation Plan Information
				Number of Securities
	Number of Securities			Remaining Available for
	to be Issued Upon		Weighted-Average	Future Issuance Under
	Exercise of		Exercise Price of	Equity Compensation Plans
	Outstanding Options,		Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights		Warrants and Rights	Reflected in Column (a))
	(a)		(b)	(c)

Equity compensation plans approved by security holders	69,550,040		$15.53	51,228,569	(1)
Equity compensation plans not approved by security holders	835,529	(2)(3)	$6.49	—

Total	70,385,569		15.42	51,228,569

(1)	Represents 9,618,489 shares remaining available for future issuance under Symantec’s 1998 Employee Stock Purchase Plan, 209,599 shares remaining available for future issuance under Symantec’s 2002 Executive Officer’s Stock Purchase Plan, 54,449 shares remaining available for future issuance under Symantec’s 2000 Director Equity Incentive Plan and 41,346,032 shares remaining available for future issuance under Symantec’s 2004 Equity Incentive Plan. Note that such numbers do not reflect the shares proposed to be reserved under the amended and restated 2004 Equity Incentive Plan and the 2008 Employee Stock Purchase Plan under Proposal Nos. 2 and 3.

(2)	Excludes outstanding options and restricted stock unit awards to acquire 26,770,874 shares as of March 28, 2008 that were assumed as part of the Veritas acquisition. Excludes outstanding options and restricted stock unit awards to acquire 3,238,151 shares as of March 28, 2008 that were assumed as part of other acquisitions. The weighted average exercise price of these outstanding options was $21.21 as of March 28, 2008. In connection with these acquisitions, Symantec has only assumed outstanding options and rights, but not the plans themselves, and therefore, no further options or rights may be granted under these acquired-company plans.

(3)	Represents 825,549 outstanding options to purchase shares under Symantec’s 2001 Non-Qualified Equity Incentive Plan, and 9,980 options outstanding under Symantec’s 1999 Acquisition Plan. As noted below, the 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. A total of 4,000,000 shares of common stock were originally authorized and reserved for issuance under the 1999 Acquisition Plan. As noted below, the 1999 Acquisition Plan was terminated in October 2005.

Material Features of Equity Compensation Plans Not Approved by Stockholders

2001 Non-Qualified Equity Incentive Plan

The 2001 Non-Qualified Equity Incentive Plan was terminated in September 2004 in connection with the adoption of the Symantec 2004 Equity Incentive Plan. As of March 28, 2008, options to purchase 825,549 shares were outstanding under the 2001 Non-Qualified Equity Incentive Plan.

Terms of Options.  Symantec’s Compensation Committee determined many of the terms and conditions of each option granted under the plan, including the number of shares for which the option was granted, the exercise price of the option and the periods during which the option may be exercised. Each option is evidenced by a stock option agreement in such form as the Committee approved and is subject to the following conditions (as described in further detail in the plan):

•	Vesting and Exercisability: Options and restricted shares become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Compensation Committee in its discretion and as set forth in the related stock option or restricted stock agreement. To date, as a matter of practice, options under the plan have generally been subject to a four-year vesting period. Options terminate ten years or less from the date of grant.

•	Exercise Price: The exercise price of each option granted was not less than 100% of the fair market value of the shares of common stock on the date of the grant.

•	Tax Status: All options granted under the plan are non-qualified stock options.

•	Method of Exercise: The option exercise price is typically payable in cash or by check, but may also be payable, at the discretion of the Committee, in other forms of consideration.

•	Termination of Employment: Options cease vesting on the date of termination of service or death of the participant. Options granted under the plan generally expire three months after the termination of the optionee’s service to Symantec or a parent or subsidiary of Symantec, except in the case of death or disability, in which case the options generally may be exercised up to 12 months following the date of death or termination of service. However, if the optionee is terminated for cause, the optionee’s options expire upon termination of employment.

Corporate Transactions.  In the event of a change of control of Symantec (as defined in the plan), the buyer may either assume the outstanding awards or substitute equivalent awards. In the event the buyer fails to assume or substitute awards issued under the plan, all awards will expire upon the closing of the transaction.

Term and Amendment of the Plan.  The plan was terminated in September 2004, except that outstanding options granted thereunder will remain in place for the term of such options.

1999 Acquisition Plan

The purpose of this plan was to issue stock options in connection with Symantec’s acquisition of URLabs in September 1999.

Eligibility for Participation.  Employees, officers, consultants, independent contractors and advisors to Symantec, or of any subsidiary or affiliate of Symantec, are eligible to receive stock options under this plan. Options awarded to officers may not exceed in the aggregate 30% of all shares available for grant under the plan.

Terms of Options.  Many of the terms of the options are determined by the Compensation Committee, and are generally the same in all material respects as the terms described above with respect to Symantec’s 2001 Non-Qualified Equity Incentive Plan, except that the 1999 Acquisition Plan does not contain a provision for the expiration of employees’ options upon a termination for cause.

Term and Amendment of the Plan.  The plan was terminated by the Board on October 18, 2005, except that outstanding options granted thereunder will remain in place for the term of such options.

PROPOSAL NO. 2

AMENDMENT AND RESTATEMENT OF 2004 EQUITY INCENTIVE PLAN

You are being asked to approve the amendment and restatement of our 2004 Equity Incentive Plan (the “2004 Plan”), including the reservation of an additional 50,000,000 shares of our common stock for issuance thereunder (representing approximately 6.0% of our outstanding common stock as of July 4, 2008). The 2004 Plan was originally approved at Symantec’s 2004 Annual Meeting of Stockholders. The Board approved this amendment and restatement of the 2004 Plan on April 29, 2008, subject to stockholder approval at the annual meeting.

We seek to increase the number of shares reserved for issuance under the 2004 Plan by 50,000,000 shares. Our stockholders previously approved the reservation of an aggregate of 58,000,000 shares for issuance under the 2004 Plan, plus an additional number of shares that might transfer to the 2004 Plan upon cancellation of awards granted under our 1996 Equity Incentive Plan (the “Prior Plan”). We no longer grant awards under the Prior Plan. As of July 4, 2008, approximately 20,400,000 shares have already been transferred to the 2004 Plan upon cancellation or forfeiture of Prior Plan awards. While approximately 35,000,000 shares remain subject to options still outstanding under the Prior Plan, we estimate that less than half of these shares will ever become available for grant under the 2004 Plan because approximately 19,000,000 of these options were vested and “in the money” as of July 4, 2008. Our usage of shares under the 2004 Plan as of July 4, 2008 is as follows:

•	4,895,366 shares are issued and outstanding as a result of option exercises and settlement of RSUs (and are therefore not available for future grant);

•	38,896,594 shares are subject to outstanding options and RSUs;

•	23,016,199 shares are available for future issuance (excluding shares that might in the future transfer from the Prior Plan as noted above); and

•	11,566,459 shares have become unavailable for issuance since we deduct from the shares reserved under the 2004 Plan two shares for every one RSU share we grant.

The use of equity compensation has historically been a significant part of our overall compensation philosophy at Symantec and is a practice that we plan to continue. The 2004 Plan serves as an important part of this practice and is a critical part of the compensation package that we offer our personnel. We believe that the use of stock options, restricted stock units and other equity-based incentives are critical for us to attract and retain the most qualified personnel and to respond to relevant market changes in equity compensation practices. In addition, awards under the 2004 Plan provide our employees an opportunity to acquire or increase their ownership stake in us, and we believe this alignment with our stockholders’ interests creates a strong incentive to work hard for our growth and success.

Proposed Increase in Reserved Shares

As of July 4, 2008, options to purchase a total of 89,393,731 shares of our common stock were outstanding under all of our equity compensation plans at a weighted average exercise price of $18.42 and with a weighted average remaining life of 4.5 years. There were also a total of 10,916,087 shares subject to issuance upon vesting and settlement of outstanding restricted stock unit awards issued under our equity compensation plans. In addition to the shares available for issuance under the 2004 Plan and the Prior Plan described above, as of July 4, 2008, 40,119 shares remain available for issuance under our 2000 Director Equity Incentive Plan and 209,599 shares remain available for issuance under our 2002 Executive Officer’s Stock Purchase Plan. The 2004 Plan is the only plan under which we currently have authority to grant options or stock awards.

One of the important factors that we consider in administering our equity compensation programs is our “burn rate,” meaning the number of shares that we utilize under the 2004 Plan each year. Our gross and net burn rates have been under 3% since fiscal 2005. For fiscal year 2008, our gross burn rate was 2.52%, our net burn rate was 1.93%, and our overhang was 16.3%. Please see “Executive Compensation and Related Information — Compensation Discussion & Analysis (CD&A)” beginning on page 42 for more discussion of our burn rates and overhang analysis.

The reservation of an additional 50,000,000 shares for issuance under the 2004 Plan is consistent with our anticipated burn rate over at least the next two years. The closing market price of our common stock on July 25, 2008 was $19.45 per share.

Summary of Material Terms of 2004 Equity Incentive Plan (as amended and restated)

The material terms of the 2004 Plan include the following:

•	employees (including officers), consultants, independent contractors, advisors and members of our Board (including non-employee directors) are eligible to participate in the 2004 Plan;

•	the types of awards that may be granted are stock options, restricted stock awards, restricted stock units and stock appreciation rights;

•	shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Symantec at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the 2004 Plan;

•	shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, shares that are not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right and shares that are repurchased on the open market with the proceeds of an option exercise price will not be available again for grant and issuance under the 2004 Plan;

•	for purposes of determining the number of shares available for grant under the 2004 Plan against the maximum number of shares authorized, any full-value award (i.e., an award of restricted stock or restricted stock units) will reduce the number of shares available for issuance by two shares for every share issued, and any other award (i.e., an option or stock appreciation right) will reduce the number of shares available for issuance by one share for every share issued;

•	the per-share exercise price of stock options granted under the 2004 Plan must equal at least the fair market value of a share of our common stock on the grant date of the option;

•	the exercise price of an option or stock appreciation right may not be reduced (repriced) without stockholder approval (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions);

•	no person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2004 Plan (no more than 400,000 of which can be as awards of restricted stock or restricted stock units) except that new employees are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment (no more than 600,000 of which can be as awards of restricted stock or restricted stock units);

•	in the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of Symantec without consideration or if there is a change in the corporate structure of Symantec, then (a) the number of shares reserved for issuance under the 2004 Plan, (b) the limits on the number of shares that may be issued to participants in a calendar year, (c) the exercise price and number of shares subject to outstanding options and (d) the purchase price and number of shares subject to other outstanding awards, including restricted stock awards, will be proportionately adjusted, subject to any required action by our Board or our stockholders and subject to compliance with applicable securities laws;

•	stockholder approval is required for certain types of amendments to the 2004 Plan; and

•	the 2004 Plan will terminate on July 20, 2014 unless terminated earlier.

Summary Description of 2004 Equity Incentive Plan (as amended and restated)

The following is a summary of the principal provisions of the 2004 Plan, as proposed for approval. This summary does not purport to be a complete description of all of the provisions of the 2004 Plan. It is qualified in its entirety by reference to the full text of the 2004 Plan. A copy of the 2004 Plan has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the 2004 Plan may do so by written request to the Corporate Secretary at Symantec’s headquarters in Cupertino, California.

Purpose of the 2004 Plan.  The primary purpose of the 2004 Plan is to provide incentives to attract, retain and motivate eligible persons whose contributions are important to the success of Symantec, our subsidiaries and affiliates, by offering them an opportunity to participate in our future performance through awards of options, stock appreciation rights, restricted stock units and restricted stock awards. To date, we have issued only options and restricted stock units under the 2004 Plan. In addition, the 2004 Plan is intended to align the interests of our employees with the interests of Symantec’s stockholders by providing participants with the opportunity to share in any appreciation in the value of our stock that their efforts help bring about. The 2004 Plan is an essential component of the total compensation package offered to employees, reflecting the importance that Symantec places on motivating and rewarding superior results with long-term, performance-based incentives.

Shares Reserved for Issuance.  The history and status of the number of shares reserved for issuance, made subject to awards and issued under the 2004 Plan are described above. Shares that are subject to issuance upon exercise of an option but cease to be subject to such option for any reason (other than exercise of such option), shares that are subject to an award that is granted but is subsequently forfeited or repurchased by Symantec at the original issue price and shares that are subject to an award that terminates without shares being issued will again be available for grant and issuance under the 2004 Plan. Shares that are withheld to pay the exercise or purchase price of an award or to satisfy any tax withholding obligations in connection with an award, shares that are not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right and shares that are repurchased on the open market with the proceeds of an option exercise price will not be available again for grant and issuance under the 2004 Plan.

Administration.  Symantec’s Compensation Committee administers the 2004 Plan except when our Board decides to directly administer the 2004 Plan (either being the “Committee”). The Committee determines the persons who are to receive awards, the number of shares subject to each award and the other terms and conditions of such awards. The Committee also has the authority to interpret the provisions of the 2004 Plan and any awards granted thereunder and to modify awards granted under the 2004 Plan. The Committee may not, however, reprice options or stock appreciation rights issued under the 2004 Plan without prior approval of Symantec’s stockholders (other than in connection with certain corporate transactions, including stock splits, stock dividends, mergers, spin-offs and certain similar transactions). To the extent permitted by applicable laws, the Committee may delegate to one or more officers of Symantec the authority to grant awards under the 2004 Plan to participants who are not officers, directors or other employees subject to Section 16 of the Exchange Act.

Eligibility.  The 2004 Plan provides that awards may be granted to employees, officers, directors (including non-employee directors), consultants, independent contractors and advisors of Symantec or any parent, subsidiary or affiliate of Symantec as the Committee may determine. However, incentive stock options (“ISOs”) may only be granted to employees of Symantec or any parent or subsidiary of Symantec. The actual number of individuals who will receive awards cannot be determined in advance because the Committee has discretion to select the participants and determine in each case the size of any award. As of July 4, 2008, there were approximately 17,800 employees and consultants, including nine executive officers, and nine non-employee directors eligible to receive discretionary and/or automatic awards under the 2004 Plan.

Section 162(m) Considerations.  Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the three other most highly compensated officers. Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and other equity awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the 2004 Plan provides that no person will be eligible to receive more than 2,000,000 shares in any calendar year pursuant to the grant of awards under the 2004

Plan (no more than 400,000 of which can be as awards of restricted stock or restricted stock units) except that new employees of Symantec, or any parent, subsidiary or affiliate of Symantec, are eligible to receive up to a maximum of 3,000,000 shares in the calendar year in which they commence employment (no more than 600,000 of which can be as awards of restricted stock or restricted stock units).

Additional requirements apply to certain forms of compensation, such as restricted stock units and restricted stock awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of such awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The 2004 Plan permits Symantec to issue awards incorporating such performance objectives and provides that these performance objectives may be based upon: (a) net revenue and/or net revenue growth; (b) earnings before income taxes and amortization and/or earnings before income taxes and amortization growth; (c) operating income and/or operating income growth; (d) net income and/or net income growth; (e) earnings per share (“EPS”) and/or earnings per share growth; (f) total stockholder return and/or total stockholder return growth; (g) return on equity; (h) operating cash flow return on income; (i) adjusted operating cash flow return on income; (j) economic value added; and (k) individual business objectives (collectively, the “Performance Factors”). To the extent that the Committee determines that an award will be granted subject to Performance Factors, such factors will be specified with respect to a particular award by the Committee in a manner designed to comply with Section 162(m).

Stock Options.  As discussed above, the Committee determines the terms and conditions of awards granted under the 2004 Plan, including whether an option will be an ISO or a non-qualified stock option (“NQSO”). As a matter of practice, all options currently being granted are NQSOs. Each option is evidenced by an agreement in such form as the Committee approves and is subject to the following conditions (as described in further detail in the 2004 Plan):

•	Vesting and Exercisability: Options become vested and exercisable, as applicable, within such periods, or upon such events, as determined by the Committee and as set forth in the related stock option agreement. Under the 2004 Plan, the maximum term of each option is ten years from the date of grant. As a matter of practice, options have generally been subject to a four-year vesting period with a one-year period before any vesting occurs and are currently granted with a maximum term of seven years from the date of grant.

•	Exercise Price: Each stock option agreement states the exercise price of the option, which may not be less than 100% of the fair market value of Symantec common stock on the date of the grant. The fair market value of our shares is generally the closing price for our shares on the Nasdaq Global Select Market on the relevant date as reported in The Wall Street Journal.

•	Method of Exercise: The exercise price of options and the purchase price, if any, of other stock awards may be paid by cash, check, wire transfer, cancellation of indebtedness, surrender of shares previously held, broker assisted same-day sales, net exercise, waiver of compensation and any other method permitted by the Committee and applicable law.

•	Termination of Employment: Options cease vesting on the date of termination of service or the death or disability of the participant. Options granted under the 2004 Plan generally expire three months after the termination of the participant’s service to Symantec, except in the case of death or disability, in which case the awards generally may be exercised to the extent vested and exercisable up to 12 months following the date of death or termination of service. However, if the participant is terminated for cause, the participant’s options will expire upon termination.

•	Change of Control: In the event of a change of control of Symantec (as set forth in the 2004 Plan), the buyer may either assume outstanding awards or substitute equivalent awards. If the buyer fails to assume or substitute awards issued under the 2004 Plan, all awards will expire upon the closing of the transaction, and our Board will determine whether the change of control will have any additional effect, including acceleration of the vesting period of the awards. Formula restricted stock unit grants to non-employee directors will fully vest upon a change of control.

Non-Employee Director Equity Awards.  The 2004 Plan provides for an annual non-discretionary award of restricted stock units with a value of $180,000 on the date of grant to each non-employee director on the first business day following the first regular Board meeting of each fiscal year. The 2004 Plan also provides for the automatic grant of restricted stock units with a value of $180,000, pro-rated based on the number of days from the director’s election date through the date of the first regular Board meeting of the following fiscal year, on the date of grant to each new non-employee director on the first business day following the director’s election to the Board. The restricted stock units granted under this program vest one year from the date of grant as long as the non-employee director serves on the Board on such vesting date.

Restricted Stock Units.  Restricted stock units represent the right to receive shares at a specified date in the future, subject to forfeiture of such right due to termination of services or failure to achieve specified performance conditions (including Performance Factors) applicable to such units. Restricted stock units will be evidenced by a written agreement between us and the recipient, and the terms and conditions applicable to restricted stock units may vary from recipient to recipient. The Committee determines all terms of restricted stock units (except with respect to the automatic grant of restricted stock units to our non-employee directors) including, without limitation, the number of shares subject to the grant, the time or times during which the restricted stock units may be settled, the consideration (cash or shares) to be distributed upon settlement of the restricted stock units and the effect a termination of recipient’s services will have on the restricted stock units. Restricted stock units may vest upon the passage of time in connection with services performed for us, upon achievement of performance criteria or upon other criteria as determined by the Committee. Payment upon settlement of a restricted stock unit may be made in the form of cash, shares or a combination thereof, either in a lump sum payment or in installments, as the Committee shall determine.

Restricted Stock Awards.  Each restricted stock award is evidenced by a restricted stock agreement in such form as the Committee approves which will contain provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. Shares subject to a restricted stock award may become vested over time or upon completion of performance goals (including Performance Factors) set out in advance. Restricted stock awards shall immediately cease to vest if a participant is terminated for any reason, unless provided otherwise in the applicable restricted stock agreement or unless otherwise determined by the Committee, and Symantec will generally have the right to repurchase any such unvested shares.

Stock Appreciation Rights.  Stock appreciation rights (“SARs”) are awards in which the participant is deemed granted a number of shares, subject to vesting, at an exercise price of not less than 100% of the fair market value of Symantec common stock on the date of grant. When the SARs vest, then the participant can exercise the SARs. Exercise, however, does not mean the number of shares deemed granted are issued. Rather, the participant will receive cash or shares, as determined by the Committee, having a value at the time of exercise equal to (1) the number of shares deemed exercised, times (2) the amount by which Symantec’s stock price on the date of exercise exceeds the exercise price of SARs. Vesting may be based on the passage of time in connection with services performed for us or upon achievement of performance goals (including Performance Factors) as determined by the Committee. Under the 2004 Plan, the maximum term of each SAR is ten years from the date of grant.

Adjustment of Shares.  In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then (a) the number of shares reserved for issuance under the 2004 Plan, (b) the limits on the number of shares that may be issued to participants in a calendar year, (c) the exercise price and number of shares subject to outstanding options and (d) the purchase price and number of shares subject to other outstanding awards, including restricted stock awards, will be proportionately adjusted, subject to any required action by our Board or our stockholders and subject to compliance with applicable securities laws. Fractions of a share will not be issued but will be rounded down to the nearest whole share, and may be replaced by a cash payment equal to the fair market value of such fraction of a share, as determined by the Committee.

Nontransferability of Awards.  Awards granted under the 2004 Plan will not be transferable by the participant, other than by will or by the laws of descent and distribution or as consistent with the award agreement for the award. All awards will be exercisable during the participant’s lifetime only by the participant or the participant’s guardian or legal representative and after the participant’s death by the legal representative of the participant’s heirs.

Amendment and Termination of the 2004 Plan.  Our Board may at any time terminate or amend the 2004 Plan in any respect, including without limitation our Board may amend the non-employee director formula restricted stock unit grants; provided, that our Board may not, without the approval of the stockholders of Symantec, amend the 2004 Plan to increase the number of shares that may be issued under the 2004 Plan, change the designation of employees or class of employees eligible for participation in the 2004 Plan or materially modify a provision of the 2004 Plan if the modification requires stockholder approval under rules of the NASDAQ Stock Market. In addition, except in connection with certain corporate transactions involving the Company, including stock splits, stock dividends, mergers, spin-offs and certain other similar transactions, the Committee may not reduce the exercise price of (reprice) options or stock appreciation rights issued under the 2004 Plan without prior approval of Symantec’s stockholders. Unless earlier terminated, the 2004 Plan will terminate on July 20, 2014.

Summary of Federal Income Tax Consequences of Awards Granted under the 2004 Equity Incentive Plan

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to Symantec and participants in the 2004 Plan with respect to awards granted under the 2004 Plan. U.S. federal tax laws may change and U.S. federal, state and local tax consequences for any participant will depend upon his or her individual circumstances.

Tax Treatment of the Participant

Incentive Stock Options.  An optionee will recognize no income upon grant of an ISO and will incur no tax upon exercise of an ISO unless for the year of exercise the optionee is subject to the alternative minimum tax (“AMT”). If the optionee holds the shares purchased upon exercise of the ISO (the “ISO Shares”) for more than one year after the date the ISO was exercised and for more than two years after the ISO’s grant date (the “required holding period”), then the optionee generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. This gain or loss will equal the difference between the amount realized upon such disposition and the amount paid for the ISO Shares upon the exercise of the ISO.

If the optionee disposes of ISO Shares prior to the expiration of the required holding period (a “disqualifying disposition”), then gain realized upon such disposition, up to the difference between the option exercise price and the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such ISO Shares), will be treated as ordinary income. Any additional gain will be capital gain, and treated as long-term capital gain or short-term capital gain depending upon the amount of time the ISO Shares were held by the optionee.

Alternative Minimum Tax.  The difference between the exercise price and fair market value of the ISO Shares on the date of exercise is an adjustment to income for purposes of the AMT. The AMT (imposed to the extent it exceeds the taxpayer’s regular tax) is currently 26% of an individual taxpayer’s alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items and reducing this amount by the applicable exemption amount. If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

Non-Qualified Stock Options.  An optionee will not recognize any taxable income at the time a NQSO is granted. However, upon exercise of a NQSO, the optionee must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the optionee’s exercise price. The included amount must be treated as ordinary income by the optionee and will be subject to income tax withholding by Symantec if the optionee is an employee. Upon resale of the shares by the optionee, any subsequent appreciation or depreciation in the value of the shares will be treated as long-term or short-term capital gain or loss depending upon the amount of time the NQSO shares were held by the optionee.

Restricted Stock Units.  In general, no taxable income is realized upon the grant of a restricted stock unit award. The participant will generally include in ordinary income, which will be subject to income tax withholding by Symantec if the participant is an employee, the fair market value of the shares of stock that are delivered to the participant upon settlement, which generally occurs at the time the restricted stock units vest. The 2004 Plan allows the Company to withhold shares from the restricted stock unit award to satisfy the Participant’s withholding tax obligation, with Symantec retiring those shares and being required to tender cash from its general funds to the applicable tax authorities in an amount equal to the value of the shares withheld.

Restricted Stock.  A participant receiving restricted shares for services recognizes taxable income when the shares become vested. Upon vesting, the participant will include in ordinary income an amount, which will be subject to income tax withholding by Symantec if the participant is an employee, equal to the difference between the fair market value of the shares at the time they become substantially vested and any amount paid for the shares. Upon resale of the shares by the participant, subsequent appreciation or depreciation in the value of the shares is treated as long-term or short-term capital gain or loss depending on the amount of time the shares were held by the participant.

Stock Appreciation Rights.  A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, which will be subject to income tax withholding by Symantec if the recipient is an employee.

Section 409A.  The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. The IRS has issued proposed and final regulations that, in part, give employers until the end of 2008 to effect written Section 409A implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee if compensation does not conform to the strict requirements of Section 409A. While Section 409A may affect the timing of our withholding obligations, it does not affect our ability to deduct deferred compensation. Section 409A generally would not apply to stock options granted under the 2004 Plan. It may apply to restricted stock units granted under the 2004 Plan. The 2004 Plan allows for us to defer the issuance of shares with respect to 2004 Plan awards.

Tax Treatment of Symantec

Subject to any withholding requirement, the standard of reasonableness, and (if applicable) Section 162(m) of the Code, Symantec generally will be entitled to a deduction to the extent any participant recognizes ordinary income from an award granted under the 2004 Plan.

ERISA Information

The 2004 Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Accounting Treatment

Symantec will recognize compensation expense in connection with awards granted under the 2004 Plan as required under applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R). Symantec currently recognizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

New Plan Benefits

Except as described in “Summary Description of 2004 Equity Incentive Plan (as amended and restated) — Non-Employee Director Equity Awards” above, future awards to directors, executive officers, employees and other eligible participants under the 2004 Plan are discretionary and cannot be determined at this time. Further, since the number of shares subject to the restricted stock units to be automatically granted to non-employee directors under the 2004 Plan depends on the fair market value of our common stock at future dates, it is not possible to determine the exact number of shares that will be subject to such future restricted stock unit awards.

As of July 4, 2008, the following named executive officers had received grants of options and restricted stock units relating to the number of the shares listed after his or her name during the fiscal year ending April 3, 2009: John W. Thompson — 115,000 RSUs and 380,000 options; Enrique T. Salem — 50,000 RSUs and 240,000 options; James A. Beer — 30,000 RSUs and 100,000 options; Gregory W. Hughes — 30,000 RSUs and 100,000 options; and Janice Chaffin — 30,000 RSUs and 90,000 options. Former employees, Gregory S. Butterfield and Thomas W. Kendra, did not receive grants of options or restricted stock units during the 2009 fiscal year. During that same period, all executive officers as a group were granted an aggregate of 347,333 RSUs and 1,187,000 options and all directors who are not executive officers, as a group, were granted 94,068 RSUs and no options. Additional information about equity awards made to our named executive officers and directors during fiscal year 2008 and equity awards held by our named executive officers as of the end of fiscal year 2008 are contained in the following tables and their related footnotes contained elsewhere in this proxy statement: Fiscal Year 2008 Director Compensation (beginning on page 13), Grants of Plan-Based Awards in Fiscal 2008 (beginning on page 56) and Outstanding Equity Awards At 2008 Fiscal Year-End (beginning on page 58). Each executive officer and each person who previously served as an executive officer during fiscal year 2008 and remains employed by Symantec has an interest in Proposal No. 2.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3

ADOPTION OF 2008 EMPLOYEE STOCK PURCHASE PLAN

At the annual meeting, we seek approval by our stockholders of our new 2008 Employee Stock Purchase Plan (the “New ESPP”) and the reservation of 20,000,000 shares of our common stock for issuance under the New ESPP (representing approximately 2.4% of our outstanding common stock as of July 4, 2008). The New ESPP was adopted by our Board on April 29, 2008 and will become effective immediately upon stockholder approval. We anticipate that the first Offering Period (as defined below) under the plan will begin on February 16, 2009. The terms of the New ESPP are substantially similar to the terms of our 1998 Employee Stock Purchase Plan, as amended (the “Old ESPP”), and are summarized below.

The purpose of the New ESPP is to continue providing our employees and employees of our subsidiaries and affiliates with the ability to acquire shares of our common stock at a discount to the purchase date fair market value through accumulated payroll deductions. This is a long-standing benefit program and we believe it is important in helping us retain employees and helping align the interests of our employees with those of our stockholders. We seek approval of the New ESPP because the Old ESPP terminates for all purposes when the final offering period under the Old ESPP ends on February 15, 2009. As of July 4, 2008, an aggregate of 28,985,911 shares of common stock have been issued, and 9,618,489 shares remain available for future issuance, under the Old ESPP. We anticipate that approximately 4,500,000 shares will remain unissued under the Old ESPP when it expires in January 2009.

If our stockholders approve the New ESPP, this approval will satisfy the stockholder approval requirements under Section 423 of the Code and so permit certain participants to receive special tax treatment under Code Section 423 with respect to the purchase and sale of the shares purchased under the plan. The New ESPP also allows us the flexibility to create sub-plans which are designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States and which are not required to comply with the requirements of Code Section 423. We believe this new feature expands our ability to design global compensation programs by facilitating participation by employees of Symantec or our subsidiaries or affiliates who are foreign nationals or employed or reside outside the United States. If the New ESPP is not approved by our stockholders, the Old ESPP will terminate pursuant to its terms so that no new offering periods will commence after January 1, 2009, its final offering period will end on February 15, 2009 and we would thereafter not be able to offer to eligible employees this means of acquiring our common stock.

In 2005, our Board amended the terms of the Old ESPP to limit the benefits offered to our eligible employees so as to eliminate the “lookback” feature of the Old ESPP. This means that we eliminated the pricing formula that had previously applied allowing employees to purchase stock at a 15% discount to market price measured either on the first business day or the last business day of the Offering Period, whichever was lower. We made this change in response to changes in the accounting rules applicable to equity compensation plans in order to decrease (but not eliminate) the expense we would recognize for financial statement purposes with respect to the Old ESPP. We intend at this time to continue the same structure under the New ESPP as we have been using since 2005 under the Old ESPP.

The following is a summary of the principal provisions of the New ESPP. This summary does not purport to be a complete description of all of the provisions of the New ESPP. It is qualified in its entirety by reference to the full text of the New ESPP. A copy of the New ESPP has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the New ESPP may do so by written request to the Secretary at Symantec’s headquarters in Cupertino, California.

Summary of our 2008 Employee Stock Purchase Plan

General; Statutory Plan and Non-Statutory Plans

The New ESPP reserves 20,000,000 shares of common stock for issuance to employees. It will be administered by our Board or a committee appointed by the Board (the “Committee”). At the present time, the New ESPP is administered by the Compensation Committee of the Board. It is governed by Delaware law, and all questions of interpretation or application of the New ESPP are determined by the Committee.

The New ESPP allows us the ability to establish separate sub-plans to permit the purchase of our common stock either through the “Statutory Plan,” which is intended to satisfy the requirements of Section 423 of the Code, or through one or more “Non-Statutory Plans” which will not comply with Section 423. Each of the Statutory Plan and the Non-Statutory Plans shall be operated as separate and independent plans, although the total number of shares authorized to be issued under the New ESPP applies in the aggregate to both the Statutory Plan and all Non-Statutory Plans. Other than the share reserve, our Board may adopt special provisions, rules and procedures for a particular Non-Statutory Plan that are different from, and may in certain cases supersede the provisions of the New ESPP, without seeking stockholder approval.

Offering Periods

The New ESPP will operate by offering eligible employees the right to purchase stock through a series of successive or overlapping offering periods (each an “Offering Period”). While we may offer Offering Periods of any duration up to 27 months, we currently intend to operate the plan beginning in February 2009 through a series of successive six-month Offering Periods that will begin each February 16 and August 16 (or the first business day after that date), and end, respectively, on the following August 15 and February 15 (or the last business day preceding that date). The New ESPP also permits us to provide for multiple purchase dates within a single Offering Period. We intend at this time to continue the structure we are using under the Old ESPP of having only a single purchase date for each Offering Period. This single purchase date will occur on the last business day of the Offering Period, at which time all accrued payroll deductions of each participant are applied to the purchase of shares on the purchase terms described below.

Eligibility and Participation

Employees (including officers and employee directors) who are employed for at least 20 hours per week and more than five months in any calendar year and who are employed by us as of the third business day before the beginning of an Offering Period are eligible to participate in that Offering Period, subject to certain limitations imposed by Section 423(b) of the Code, applicable local law for locations outside of the United States and the plan itself. For example, no employee may be granted an option under the New ESPP if immediately after the grant such employee would own stock and/or hold outstanding options to purchase stock possessing 5% or more of the total voting power or value of all classes of stock of Symantec or our subsidiaries. As of July 4, 2008, approximately 17,000 employees (including officers and employee directors) were eligible to participate in the New ESPP. As a result of such eligibility, each executive officer and each person who previously served as an executive officer during fiscal 2008 and remains employed by Symantec has an interest in Proposal No. 3.

Eligible employees become participants in the New ESPP by submitting an enrollment form authorizing payroll deductions prior to the beginning of an Offering Period (unless payroll deductions are not permitted under local law, in which case such other payment methods as we may approve). Once a participant enrolls in an Offering Period under the New ESPP, he or she is automatically enrolled in subsequent Offering Periods unless he or she withdraws from or becomes ineligible to participate in the plan. Once an employee has enrolled in the New ESPP, amounts are withheld from his or her compensation during each payroll period as described below. An employee may elect to have not less than 2% nor more than 10% of his or her compensation during an Offering Period withheld to be used to purchase shares under the New ESPP. Eligible compensation is defined in the New ESPP as all compensation including base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions but excluding amounts related to Company equity compensation, except that for purposes of any Non-Statutory Plan, compensation is defined as base salary. A participant may decrease, but not increase, the rate of his or her payroll deductions once during an ongoing Offering Period by completing and filing a new authorization for payroll deductions form.

Grant and Exercise of Option; Purchase Price

On the first trading date of an Offering Period (which is referred to as the grant date or the “Offering Date”), each participant is granted an option to purchase up to that number of shares determined by dividing his or her payroll deductions accumulated during the Offering Period as of the last trading day of the Offering Period by the purchase price applicable for that Offering Period. As we intend to continue operating the New ESPP as we have operated the Old ESPP, we expect the purchase price for each Offering Period to be 85% of the fair market value of a share of our common stock on the last trading day of the Offering Period (the “Purchase Date”). For purposes of the New ESPP, “fair market value” means the closing sale price of our common stock on the Purchase Date, as reported in The Wall Street Journal or other source deemed reliable by the Committee. The New ESPP allows us to vary the purchase price that applies to an Offering Period to provide for the greatest discount allowed under Code Section 423 (which means that the purchase price cannot be less than 85% of the fair market value of our stock at the beginning or at the end of the Offering Period, whichever value is lower).

Certain limitations on the number of shares that a participant may purchase apply. For example, the option granted to an employee may not permit him or her to purchase stock under the New ESPP at a rate which exceeds $25,000 in fair market value of such stock (determined as of the Offering Date) for each calendar year in which the option is outstanding. In addition, we have set 10,000 shares as the maximum number of shares an employee may purchase on each purchase date. The New ESPP allows us to increase or decrease this share limit without stockholder approval. In addition, we will make a pro rata reduction in the number of shares subject to options outstanding under the New ESPP if the total number of shares that would otherwise be purchased on a Purchase Date by all participants exceeds the number of shares remaining available under the plan.

Provided the employee continues participating in the plan through the end of an Offering Period, his or her option to purchase shares is exercised automatically at the end of the Offering Period, and the maximum number of shares that may be purchased with accumulated payroll amounts at the applicable purchase price are issued to the employee.

Rights to purchase stock under the New ESPP are generally not transferable by the employee.

Termination of Employment; Withdrawal from New ESPP

Termination of a participant’s employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of Symantec for at least 20 hours per week and more than five months in any calendar year during the applicable Offering Period, cancels his or her option to purchase and terminates his or her participation in the New ESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned (without interest unless required by applicable law) to him or her or, in the case of death, to the person or persons entitled thereto as provided in the New ESPP.

A participant may withdraw from the New ESPP at any time during an Offering Period prior to a date specified for administrative reasons prior to the Purchase Date. Upon withdrawal, the participant’s accumulated payroll amounts are returned to him or her, without interest unless required by applicable law.

Adjustments upon Changes in Capitalization; Corporate Transactions

Subject to any required action by our stockholders, in the event any change is made in Symantec’s capitalization during an Offering Period, such as a stock split, stock dividend, subdivision, combination, reclassification or similar change that results in an increase or decrease in the number of shares of our common stock outstanding without receipt of consideration by Symantec, proportionate adjustment shall be made to the number of shares remaining available for issuance under the New ESPP, the purchase price and number of shares subject to then-outstanding options under the New ESPP, and the maximum number of shares that may be purchased on any purchase date.

In the event of a proposed dissolution or liquidation of Symantec, the Offering Period then in progress will terminate immediately prior to the consummation of the transaction, unless our Board provides otherwise in connection with the transaction. In the event of a sale of all or substantially all of our assets, or if we (or one of our affiliated companies) merge with or into another corporation or engage in a similar acquisition transaction, each then-outstanding option under the New ESPP will be assumed or an equivalent substitute option substituted by our successor entity, unless our Board elects in lieu of that treatment to simply shorten the Offering Period then in progress and allow each outstanding option to be automatically exercised on a specified date preceding closing of the transaction. If our Board sets an earlier Purchase Date in connection with an asset sale, merger or similar transaction, the Offering Period then in progress will terminate on that Purchase Date.

Amendment and Termination of the New ESPP

Our Board may at any time amend or terminate the New ESPP without the approval of the stockholders or employees, except that a termination generally cannot adversely affect options then outstanding (although the New ESPP provides for certain exceptions to this rule). We will seek stockholder approval of any plan amendment where stockholder approval is required under applicable law, including if we seek to increase the number of shares of common stock reserved for issuance under, or expand the class of employees eligible to participate in, the New ESPP.

The New ESPP expires ten years from the date the stockholders approve it, unless sooner terminated by the Board or unless we obtain stockholder approval of an amendment that extends the plan’s term.

New Plan Benefits

Because benefits under the New ESPP will depend on the fair market value of our common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the New ESPP is approved by our stockholders. During fiscal year 2008, three Named Executive Officers participated in the Old ESPP.

U.S. Federal Income Tax Consequences

The following is a brief summary of the general U.S. federal income tax consequences to U.S. taxpayers and Symantec of shares purchased under the Statutory Plan, which is a sub-plan of the New ESPP. This summary is not complete and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

The Statutory Plan and the options granted under the Statutory Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code.

Amounts of a participant’s compensation withheld for the purchase of shares of our common stock under the Statutory Plan will be subject to regular income and employment tax withholding as if such amounts were actually received by the employee. Other than this, no income will be taxable to a participant until sale or other disposition of the acquired shares. Under current law, no other withholding obligation applies to the events under the Statutory Plan.

Tax treatment upon transfer of the purchased shares depends on how long the participant holds the shares from the Purchase Date to the transfer date. If the stock is disposed of more than two years after the Offering Date, and more than one year after the Purchase Date for the stock being transferred, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the stock as of the Offering Date over the purchase price (determined as of the Offering Date) will be treated as ordinary income. Any further gain will be taxed as a long-term capital gain. Under current law, long-term capital gains are generally subject to lower tax rates than ordinary income. If the fair market value of the stock on the date of the disposition is less than the purchase price paid for the shares, there will be no ordinary income, and any loss recognized will be a capital loss.

If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the Purchase Date for the shares over the purchase price will be treated as ordinary income at the time of the sale or disposition. The balance of any gain will be treated as capital gain. Even if the stock is disposed of for less than its Purchase Date fair market value, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such Purchase Date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

There are no U.S. federal income tax consequences to Symantec by reason of the grant or exercise of options under the New ESPP. Symantec is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant.

Symantec may also grant options under Non-Statutory Plans to employees of our designated subsidiaries and affiliates that do not participate in the Statutory Plan. The specific terms of such Non-Statutory Plans are not yet known, accordingly it is not possible to discuss with certainty the relevant tax consequences of these Non-Statutory Plans. The Non-Statutory Plans will be sub-plans of the New ESPP that are generally not intended to qualify under the provisions of Sections 421 and 423 of the Code. Therefore, it is likely that at the time of the exercise of an option under a Non-Statutory Plan, an employee subject to tax under the Code would recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise and the purchase price, Symantec would be able to claim a tax deduction equal to this difference, and Symantec would be required to withhold employment taxes and income tax at the time of the purchase.

Accounting Treatment

Based on Statement of Financial Accounting Standards No. 123(R), Symantec recognizes compensation expense in connection with options outstanding under the New ESPP. So long as Symantec continues issuing shares under the New ESPP with a purchase price at a discount to the fair market value of its stock, Symantec will recognize compensation expense which will be determined by the level of participation in the New ESPP. As mentioned above, in 2005 we amended the structure of the Old ESPP in a manner that we believe decreased the amount of compensation expense we are required to recognize and we intend to maintain that structure when we commence operation of the New ESPP.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3

PROPOSAL NO. 4

APPROVAL OF THE MATERIAL TERMS OF THE
AMENDED AND RESTATED SYMANTEC SENIOR EXECUTIVE INCENTIVE PLAN

You are being asked to approve certain material terms of the Symantec Senior Executive Incentive Plan (as amended and restated, the “SEIP”) to allow future performance-based compensation awards under the SEIP to be fully deductible by Symantec under Section 162(m) of the Code. The Board approved an amendment and restatement of the SEIP on April 29, 2008, subject to the stockholder approval of certain material terms of the SEIP we are seeking at the annual meeting under this Proposal No. 4. Stockholder approval of this Proposal No. 4 will be effective with respect to awards granted under the SEIP following the date of the annual meeting and will not affect any awards granted prior to August 21, 2008.

Background

The SEIP is a plan structured so as to qualify compensation paid under it to certain executive officers as “performance-based compensation” under federal tax rules applicable to public companies. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid during a single year to the company’s Chief Executive Officer or any of the three other most highly compensated executive officers. Certain performance-based compensation is exempt from this deduction limit if it meets the requirements of Section 162(m), including a requirement that payment of the compensation be contingent upon achievement of performance goals that are established and administered in a manner specified under Section 162(m). In addition, to qualify as performance-based compensation, the compensation (or the plan under which it is granted, including the possible performance goals that may be used) must have been approved by stockholders, there must be a limit on the amount of compensation that may be paid to an employee during a specified period of time, and achievement of the applicable performance goals must be substantially uncertain at the time the individual awards are established. Finally, Section 162(m) imposes certain independence requirements on the members of the Board-level committee administering the performance-based compensation program.

We currently operate two cash incentive award programs under the SEIP, our Annual Incentive Plan which has a performance period that coincides with our fiscal year, and our Long-Term Incentive Plan which has two-year performance periods. These programs are described in more detail in our “Compensation Discussion & Analysis” (beginning on page 42). Operating these two programs under the SEIP allows us to fully deduct amounts paid under them to our named executive officers. To continue to operate the SEIP as a plan under which performance-based compensation may be granted, we seek your approval of the performance goals (set forth below) that may be used in connection with the grant of awards under the SEIP. Section 162(m) requires that stockholders re-approve such performance goals every five years. Our stockholders are considered to have last approved the SEIP’s performance goals when they originally approved the SEIP in August 2003. Approval of this Proposal No. 4 will allow us to grant tax-qualified awards under the SEIP until September 22, 2013.

Your approval of this Proposal No. 4 will constitute approval of all the material terms of the SEIP for purposes of Section 162(m), as described in this Proposal No. 4.

If our stockholders do not approve this Proposal No. 4, then the SEIP will continue in its current form until the current stockholder approval of the plan expires on August 21, 2008 (although certain amendments made to the SEIP by our Compensation Committee that do not require stockholder approval will be given effect) and, after that date, we will no longer be able to grant awards that qualify as performance-based compensation under Section 162(m) from the SEIP. While we would continue to be permitted to award and pay cash incentive bonuses to our executive officers outside the SEIP regardless of whether our stockholders approve this Proposal No. 4, we would cease making awards under the SEIP following the annual meeting if our stockholders in fact do not approve this Proposal No. 4, and as a result, we might not be able to deduct some or all of the cash bonus amounts paid to executive officers in future years.

General Information on, and Material Terms of, the SEIP

The SEIP is a component of Symantec’s overall strategy to pay its employees for delivering measurable results. The purposes of the SEIP are to motivate senior executives (as defined in the SEIP) by tying compensation to performance, to reward exceptional performance that supports Symantec objectives and to attract and retain top-performing senior executives. Additional information about amounts paid under the SEIP to our named executive officers during our last completed fiscal year are contained in the Summary Compensation Table (beginning on page 54) and the Grants of Plan-Based Awards Table (beginning on page 56). Additional discussion about the SEIP is included in the Compensation Discussion & Analysis section (beginning on page 42).

The following is a summary of the principal provisions of the SEIP, as amended and restated by this proposal. This summary is qualified in its entirety by reference to the full text of the SEIP. A copy of the SEIP has been filed with the SEC with this proxy statement, and any stockholder who wishes to obtain a copy of the SEIP may do so by written request to the Secretary at Symantec’s headquarters in Cupertino, California.

Performance Goals.  To qualify awards as performance-based compensation under Section 162(m), the payment of the value of such awards must be made contingent upon achievement of performance goals approved by the Compensation Committee and our stockholders. The SEIP permits us to use one or more of the following performance goals with respect to awards:

• income, including net income and operating income	• market share	• cash flow, including cash flow from operations
• stockholder return	• return on net assets	• new product releases
• earnings per share	• return on equity	• employee productivity and satisfaction metrics
• revenue, including growth in revenue	• return on investment	• strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan)

The above goals differ from the goals in the plan last approved by the stockholders by the addition of the last goal regarding strategic plan development and implementation.

The Compensation Committee may adjust its evaluation of actual performance under a performance goal to exclude certain events that occur during a performance period such as asset write-downs; currency effects; litigation or claims judgments or settlements; changes in tax law, accounting principles or other laws or regulations affecting reported results; accruals for reorganization or restructuring programs; and other extraordinary non-recurring items described in published accounting rules and/or in Management’s Discussion and Analysis of Financial Conditions and Results of Operations in our annual report to stockholders for the year.

Annual Cash Limit.  The maximum aggregate amount of cash awards that may be granted during any single fiscal year to any individual employee is $5,000,000. We do not seek to increase this annual cash limit.

Administration.  As stated above, the Compensation Committee administers the SEIP. Compensation Committee members must qualify as “outside directors” under Section 162(m) in order for awards under the SEIP to qualify as deductible performance-based compensation under the Code. All of our Compensation Committee members meet this requirement. Subject to the terms of the SEIP, the Compensation Committee has the discretion to determine the key employees who will receive awards as well as the amounts, terms and conditions of each award, including the performance period and goal(s) that apply to the award and whether or not the goal(s) are achieved. The Compensation Committee may delegate its authority to administer awards to a separate committee or to one or more individuals who are not members of the Compensation Committee, but only with respect to participants whom it believes will not be considered “covered persons” under Section 162(m).

Eligibility.  Senior executive officers subject to Section 16 of the Securities Exchange Act of 1934 are eligible to participate in the SEIP, as well as other employees who may be designated from time to time by the

Compensation Committee. In selecting participants for the SEIP, the Compensation Committee will choose those senior executives whom the Compensation Committee believes are most likely to make significant contributions to Symantec’s success. The actual number of employees who will receive awards under the SEIP cannot be determined in advance because eligibility for participation is in the discretion of the Compensation Committee. As of July 4, 2008, there are nine employees who are executive officers subject to Section 16 of the Exchange Act. Nine Symantec executive officers participated in the SEIP during fiscal 2008. Although participation in future years is in the discretion of the Compensation Committee, each executive officer has an interest in Proposal No. 4. Information about fiscal year 2009 awards is presented below under “New Plan Benefits.”

SEIP Awards.  Under the SEIP, the Compensation Committee will determine the fiscal year or a performance period of some other duration for measuring actual performance. The Compensation Committee will establish for each performance period the performance goals (from among those listed above) that apply and the target levels of required performance, as well as a formula for calculating a participant’s award based on actual performance compared to the pre-established performance goals. The Compensation Committee will establish the performance goals at a time when the outcome of the goal is substantially uncertain in a manner and at such time as is a permitted method of establishing performance goals under Section 162(m) (generally soon after the performance period commences).

The Compensation Committee may set performance periods and performance goals that differ from participant to participant. For example, it may designate performance goals based on either company-wide or business unit or segment results, as appropriate for the participant’s specific responsibilities. The Compensation Committee may also measure the performance goals annually or cumulatively over a period of years or over a period shorter than one year, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group. After the end of each performance period, the Compensation Committee will determine the extent to which the performance goals for each participant were achieved. The Compensation Committee will determine the actual award (if any) for each participant by the level of actual performance achieved. However, the Compensation Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula at any time before the award is paid. The Compensation Committee also has discretion to make certain adjustments to take into account certain extraordinary events occurring during the performance period (as described above).

In order to earn and receive payment of an award under the SEIP, the participant must be an active employee and on Symantec’s payroll on either (a) the last day of the fiscal year (or performance period) to which the award relates or (b) the date of payment or vesting, in each case as specified in the documents governing the specific award. The Compensation Committee may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control, although it may exercise this discretion only if permitted under the requirements applicable to performance-based compensation under Section 162(m).

Awards granted under the SEIP are not transferable by a participant, except by will or the laws of descent and distribution.

SEIP Amendments and Termination; Stockholder Approval.  The Board may amend or terminate the SEIP at any time and for any reason. In order to maintain the plan’s qualification under Section 162(m), certain material amendments of the SEIP will require stockholder approval. In addition, to maintain qualification of this plan under Section 162(m) with respect to awards granted thereafter, we will be required to obtain stockholder approval of the performance goals no later than September 22, 2013.

SEIP Benefits.  Because payments of cash awards under the SEIP will be determined by comparing actual performance to the performance goals established by the Compensation Committee under this plan, it is not possible to predict the amount of future benefits that will be paid under the SEIP for any future performance period. The Summary Compensation Table (beginning on page 54) sets forth the dollar amount of awards that were earned by our named executive officers with respect to our fiscal year 2008.

New Plan Benefits

All awards to executive officers are based on actual performance during fiscal 2009 and are made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the SEIP are not determinable at this time. Cash incentive programs we currently operate under the SEIP maintain the following performance goals: for the one-year performance period under our Annual Incentive Plan that coincides with our fiscal year 2009, earnings per share, revenue and only with respect to certain persons a measure related to business unit management; and for the one-year performance period covering our fiscal year 2009 under our Long-Term Incentive Plan, an operating cash flow metric.

Target amounts for our continuing named executive officers under the Annual Incentive Plan and the Long-Term Incentive Plan for the respective performance periods beginning on the start of our fiscal year 2009 are as follows:

	Target Amount	Target Amount
	for Fiscal Year 2009	for Fiscal Year LTIP Period
	Cash Awards under	Beginning on 3/29/08
Name and Principal Position	Annual Incentive Plan	for Cash Awards under LTIP

John W. Thompson,	$1,200,000	$2,000,000
Chairman of the Board and CEO
Enrique T. Salem,	$625,000	$1,000,000
Chief Operating Officer
James A. Beer,	$528,000	$470,000
Executive Vice President, Chief Financial Officer
Gregory W. Hughes,	$380,688	$330,000
Chief Strategy Officer
Janice Chaffin,	$360,000	$330,000
Group President, Consumer Business Unit
Thomas W. Kendra,	$—	$—
Former Group President, Security and Compliance Segment
Gregory S. Butterfield,	$—	$—
Former Group President, Altiris Segment

Executive officer group (9 persons)	$4,176,688	$5,320,000
Non-executive director group (9 persons)*	$—	$—
Non-executive officer employee group*	$—	$—

*	Although we operate a similar bonus plan for employees who are not executive officers, such bonus awards are not granted under the SEIP.

Federal Income Tax Information

The following is only a summary of the effect of U.S. federal income taxation on participants and Symantec with respect to the grant of awards under the SEIP. It does not purport to be complete and does not discuss the tax consequences arising in the context of the participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Cash awards granted under the SEIP will cause the participant to have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by Symantec.

The American Jobs Creation Act of 2004 added Section 409A to the tax code, generally effective January 1, 2005. The IRS has issued proposed and final regulations that, in part, give employers until the end of 2008 to effect written Section 409A implementation in almost all circumstances. Section 409A covers most programs that defer the receipt of compensation to a year following the year in which the recipient first had a vested right to the compensation. It provides rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. While Section 409A may affect the timing of our withholding obligations, it does not affect our ability to deduct deferred compensation. We operate the SEIP in a manner that exempts it from application of Section 409A, although the SEIP allows us to offer deferral programs to participants with respect to their plan awards. To the extent we adopt such deferral programs from time to time, we would intend to operate them so that the additional taxes and other penalties provided for under Section 409A would not apply to amounts paid under the SEIP.

As discussed above, our purpose in seeking stockholder approval with respect to the SEIP under this Proposal No. 4 is to qualify future SEIP awards as performance-based compensation under Section 162(m) so that we may fully deduct amounts paid under these awards.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 4

PROPOSAL NO. 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as Symantec’s principal independent registered public accounting firm to perform the audit of Symantec’s consolidated financial statements for fiscal year 2009. As a matter of good corporate governance, the Audit Committee has decided to submit its selection of independent audit firm to stockholders for ratification. In the event that this selection of KPMG is not ratified by a majority of the shares of common stock present or represented at the annual meeting and entitled to vote on the matter, the Audit Committee will review its future selection of KPMG as Symantec’s independent registered public accounting firm.

The Audit Committee first approved KPMG as the company’s independent auditors in September 2002, and KPMG audited Symantec’s financial statements for Symantec’s 2008 fiscal year. Representatives of KPMG are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The company regularly reviews the services and fees from its independent registered public accounting firm. These services and fees are also reviewed with the Audit Committee annually. In accordance with standard policy, KPMG periodically rotates the individuals who are responsible for the company’s audit. Symantec’s Audit Committee has determined that the providing of certain non-audit services, as described below, is compatible with maintaining the independence of KPMG.

In addition to performing the audit of the company’s consolidated financial statements, KPMG provided various other services during fiscal years 2008 and 2007. Symantec’s Audit Committee has determined that KPMG’s provisioning of these services, which are described below, does not impair KPMG’s independence from Symantec. The aggregate fees billed for fiscal years 2008 and 2007 for each of the following categories of services are as follows:

Fees Billed to Symantec	2008	2007

Audit fees(1)	$10,223,009	$9,837,445
Audit related fees(2)	—	—
Tax fees(3)	402,794	625,605
All other fees(4)	359,033	—

Total fees	$10,984,836	$10,463,050

The categories in the above table have the definitions assigned under Item 9 of Schedule 14A promulgated under the Securities Exchange Act of 1934, and with respect to Symantec’s 2008 and 2007 fiscal years, these categories include in particular the following components:

(1) “Audit fees” include fees for audit services principally related to the year-end examination and the quarterly reviews of Symantec’s consolidated financial statements, consultation on matters that arise during a review or audit, review of SEC filings, audit services performed in connection with Symantec’s acquisitions and statutory audit fees.

(2) “Audit related fees” include fees which are for assurance and related services other than those included in Audit fees.

(3) “Tax fees” include fees for tax compliance and advice.

(4) “All other fees” include fees for all other non-audit services, principally for services in relation to certain information technology audits.

An accounting firm other than KPMG performs internal audit services for the company. Another accounting firm provides the majority of Symantec’s tax services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the services relating to the fees described in the table above were approved by the Audit Committee.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 5

OUR EXECUTIVE OFFICERS

The names of our executive officers, their ages as of July 4, 2008, and their positions are shown below.

Name	Age	Position

John W. Thompson	59	Chairman of the Board of Directors and Chief Executive Officer
Enrique T. Salem	42	Chief Operating Officer
James A. Beer	47	Executive Vice President and Chief Financial Officer
Gregory W. Hughes	45	Chief Strategy Officer
Janice Chaffin	53	Group President, Consumer Business Unit
J. David Thompson	41	Group President, Information Technology and Services
Arthur F. Courville	49	Executive Vice President, General Counsel and Secretary
Rebecca Ranninger	49	Executive Vice President and Chief Human Resources Officer
George W. Harrington	56	Senior Vice President, Finance and Chief Accounting Officer

The Board chooses executive officers, who then serve at the Board’s discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Symantec.

For information regarding Mr. Thompson, please refer to Proposal No. 1, “Election of Directors,” above.

Mr. Salem has served as our Chief Operating Officer since January 2008. From April 2007 to January 2008, Mr. Salem had served as our Group President, Worldwide Sales and Marketing. Mr. Salem previously served as our Group President, Consumer Products from May 2006 to April 2008, Senior Vice President, Consumer Products and Solutions from February 2006 to May 2006, Senior Vice President, Security Products and Solutions from January 2006 to February 2006, and as Senior Vice President, Network and Gateway Security Solutions from June 2004 to February 2006. Prior to joining Symantec, from 2002 to June 2004, he was President and CEO of Brightmail Incorporated, an anti-spam software company that was acquired by Symantec. From 2001 to 2002, Mr. Salem served as Senior Vice President of Products and Technology at Oblix Inc., an identity-based security products developer, and from 1999 to 2001, he was Vice President of Technology and Operations at Ask Jeeves Inc., an online search engine provider. From 1990 to 1999, Mr. Salem led the security business unit at Symantec. Mr. Salem received a Bachelor of Arts in computer science from Dartmouth College.

Mr. Beer has served as our Executive Vice President and Chief Financial Officer since February 2006. From 1991 to February 2006, Mr. Beer held various management positions in finance and operations at American Airlines Inc., a passenger airline company, including leading the airline’s European and Asia Pacific businesses. He most recently served as Senior Vice President and Chief Financial Officer of AMR Corporation and AMR’s principal subsidiary, American Airlines, since January 2004. Mr. Beer holds a Bachelor of Science in aeronautical engineering from Imperial College, London University and a master’s degree in business administration from Harvard Business School.

Mr. Hughes has served as our Chief Strategy Officer since January 2008. From April 2007 to January 2008, Mr. Hughes served as our Group President, Global Services. He joined Symantec through the company’s merger with Veritas in July 2005 and served as our Executive Vice President, Services and Support, from July 2005 to April 2007. At Veritas, Mr. Hughes most recently served as Executive Vice President, Global Services from October 2003 to July 2005. Mr. Hughes joined Veritas after a 10-year career at McKinsey & Co., a global management consulting service provider, where he most recently served as a Partner. During his 10-year career at McKinsey, he founded and led the North American Software Industry practice and worked as a consultant to senior executives across a range of industries on information-technology related issues. Mr. Hughes holds a Master of Business Administration degree from the Stanford Graduate School of Business, and a bachelor’s degree in electrical engineering and a master’s degree in electrical engineering and computer science from Massachusetts Institute of Technology.

Ms. Chaffin has served as our Group President, Consumer Business Unit since April 2007. From May 2006 to April 2007, Ms. Chaffin served as our Executive Vice President and Chief Marketing Officer. Ms. Chaffin joined Symantec in May 2003 and served as our Senior Vice President and Chief Marketing Officer from May 2003 to May 2006. Prior to Symantec, Ms. Chaffin spent 21 years at Hewlett-Packard Company, a global provider of products, technologies, solutions and services, where she held a variety of marketing and business management positions and most recently served as Vice President of Enterprise Marketing and Solutions. Ms. Chaffin is a member of the board of directors of Informatica Corporation, an enterprise data integration software and services provider. She graduated summa cum laude from the University of California, San Diego with a bachelor’s degree and earned a master’s degree in business administration from the University of California, Los Angeles, where she was a Henry Ford Scholar.

Mr. Thompson has served as our Group President, Information Technology and Services since January 2008. From February 2006 to January 2008, he had served as Symantec’s Executive Vice President and Chief Information Officer. Prior to joining Symantec, Mr. Thompson was Senior Vice President and Chief Information Officer for Oracle Corporation, a global enterprise software company, from January 2005 to January 2006. Before joining Oracle, Mr. Thompson was Vice President of Services and Chief Information Officer at PeopleSoft, Inc., an enterprise application software products company, from 1995 to January 2005.

Mr. Courville has served as our Executive Vice President since May 2006, General Counsel since February 2006 and as Secretary since 1999. He previously served as Senior Vice President, Corporate Legal Affairs from July 2005 to February 2006, and as Vice President and General Counsel from 1999 to July 2005. Mr. Courville joined Symantec in 1993, and was promoted to Director of the Legal Department in 1994. In 1997, Mr. Courville took the position of Director of Product Management for the Internet Tools Business Unit of Symantec, where he was responsible for all product management activities related to Java programming and HTML editing products. Mr. Courville later returned to the legal department as Senior Director before his appointment as Vice President and General Counsel in 1999. Prior to joining Symantec, Mr. Courville practiced law with the law firm of Gibson, Dunn & Crutcher. Mr. Courville holds a Bachelor of Arts in Economics from Stanford University, a law degree from UC Berkeley School of Law and a Masters of Business Administration from the Haas School of Business at the University of California, Berkeley.

Ms. Ranninger has served as our Executive Vice President and Chief Human Resources Officer since May 2006. Ms. Ranninger previously served as Senior Vice President, Human Resources from 2000 to May 2006. From 1997 to 2000, she held the position of Vice President, Human Resources. Prior to 1997, Ms. Ranninger served for over six years as an attorney in the legal department. Before joining Symantec in 1991, Ms. Ranninger was a business litigator with the law firm of Heller Ehrman White & McAuliffe. Ms. Ranninger graduated magna cum laude from Harvard University with a bachelor’s degree, earned a bachelor’s degree in jurisprudence from Oxford University and a Juris Doctorate from Stanford University.

Mr. Harrington has served as our Senior Vice President, Finance, and Chief Accounting Officer since January 2007. In this capacity, Mr. Harrington serves as the Company’s principal accounting officer. Mr. Harrington joined Symantec in May 2006, and served as Senior Vice President, Finance Operations from May 2006 to January 2007. Prior to joining Symantec, Mr. Harrington had served as Senior Vice President and Chief Financial Officer of BMC Software, Inc., a software solutions provider, from March 2004 to September 2005, and had served in a variety of senior finance roles at International Business Machines Corporation, a global information technology company, since 1981. As Vice President of Finance for IBM Software Group, Mr. Harrington was the senior executive responsible for all financial and IT aspects of IBM’s $13 billion software organization. Mr. Harrington also served as the Chief Accountant for IBM. In addition, he served as Vice President, Finance for IBM Americas, responsible for all financial aspects of a $38 billion IBM division. Mr. Harrington also served in a range of finance leadership positions for IBM’s Americas, Asia Pacific and European operations. Mr. Harrington earned a Bachelor of Arts in Political Science and a Masters in Business Administration from Brigham Young University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of July 4, 2008, with respect to the beneficial ownership of Symantec common stock by (i) each stockholder known by Symantec to be the beneficial owner of more than 5% of Symantec common stock, (ii) each member of the Board , (iii) the named executive officers of Symantec included in the Summary Compensation Table appearing on page 54 of this proxy statement and (iv) all current executive officers and directors of Symantec as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage ownership is based on 837,672,679 shares of Symantec common stock outstanding as of July 4, 2008 (excluding shares held in treasury). Shares of common stock subject to stock options and restricted stock units vesting on or before September 2, 2008 (within 60 days of July 4, 2008) are deemed to be outstanding and beneficially owned for purposes of computing the percentage ownership of such person but are not treated as outstanding for purposes of computing the percentage ownership of others.

	Amount and
	Nature of
	Beneficial	Percent
Name and Address of Beneficial Owner	Ownership	of Class

5% Beneficial Owner
UBS (AG)(1)	71,772,291	8.6%
Southeastern Asset Management(2)	49,448,975	5.9%
Barclays Global Investors(3)	47,475,038	5.7%
Directors and Executive Officers
John W. Thompson(4)	9,117,023	1.1%
Enrique T. Salem(5)	537,946	*
James A. Beer(6)	265,561	*
Gregory W. Hughes(7)	1,084,055	*
Janice Chaffin(8)	628,493	*
Michael A. Brown(9)	201,645	*
William T. Coleman(10)	181,189	*
Frank E. Dangeard	16,936	*
Geraldine B. Laybourne	1,433	*
David L. Mahoney(11)	144,514	*
Robert S. Miller(12)	266,266	*
George Reyes(13)	289,723	*
Daniel H. Schulman(14)	112,661	*
V. Paul Unruh(15)	203,204	*
Former Executive Officers
Gregory S. Butterfield	28,612	*
Thomas W. Kendra(16)	598,264	*
All Symantec executive officers and directors as a group (18 persons)(17)	14,130,845	1.7%

*	Less than 1%.

(1)	Based solely on a Schedule 13G filing made by UBS on February 11, 2008. Reflects the securities beneficially owned by the UBS Global Asset Management business group of UBS AG and its subsidiaries and affiliates on behalf of its clients. This shareholder’s address is Bahnhofstrasse 45, PO BOX CH-8021, Zurich, Switzerland.

(2)	Based solely on a Schedule 13G filing made by Southeastern Asset Management on February 13, 2008. Reflects the securities beneficially owned by the Southeastern Asset Management on behalf of its clients. This shareholder’s address is 6410 Poplar Avenue, Suite 900, Memphis, Tennessee 38119.

(3)	Based solely on a Schedule 13G filing made by Barclays Global Investors on February 6, 2008. Reflects the securities beneficially owned by the Barclays Global Investors on behalf of its clients. This shareholder’s address is 45 Fremont Street, San Francisco, CA 94105.

(4)	Includes 7,678,545 shares subject to options that will be exercisable as of September 2, 2008.

(5)	Includes 385,731 shares subject to options that will be exercisable as of September 2, 2008.

(6)	Includes 234,375 shares subject to options that will be exercisable as of September 2, 2008.

(7)	Includes 1,010,482 shares subject to options that will be exercisable as of September 2, 2008.

(8)	Includes 550,520 shares subject to options that will be exercisable as of September 2, 2008.

(9)	Includes 172,380 shares subject to options that will be exercisable as of September 2, 2008.

(10)	Includes 160,250 shares subject to options that will be exercisable as of September 2, 2008.

(11)	Includes 102,250 shares subject to options that will be exercisable as of September 2, 2008.

(12)	Includes 144,250 shares subject to options that will be exercisable as of September 2, 2008.

(13)	Includes 236,250 shares subject to options that will be exercisable as of September 2, 2008.

(14)	Includes 80,250 shares subject to options that will be exercisable as of September 2, 2008.

(15)	Includes 177,380 shares subject to options that will be exercisable as of September 2, 2008.

(16)	Includes 465,520 shares subject to options that will be exercisable as of September 2, 2008.

(17)	Includes 11,800,886 shares subject to options that will be exercisable as of September 2, 2008.

Symantec has adopted a policy that executive officers and members of the Board hold an equity stake in the company. The policy requires each executive officer to hold a minimum number of shares of Symantec common stock. Newly appointed executive officers are not required to immediately establish their position, but are expected to make regular progress to achieve it. The Compensation Committee reviews the minimum number of shares held by the executive officers and directors from time to time. The purpose of the policy is to more directly align the interests of our executive officers and directors with our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires Symantec’s directors and officers, and any persons who own more than 10% of Symantec’s common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish Symantec with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms furnished to Symantec and written representations from the directors and executive officers, Symantec believes that all Section 16(a) filing requirements were met in fiscal year 2008.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION & ANALYSIS (CD&A)

INTRODUCTION

Our Compensation Philosophy

Our executive compensation programs are intended to further our success as a market leader in the information technology industry. In structuring and overseeing these programs, we focus on achievement of corporate and individual performance objectives, attracting and retaining highly-qualified senior leadership, and enhancement of long-term stockholder value.

A number of principles and circumstances inform our executive compensation decisions. We believe that we have an excellent executive management team and recognize that that team plays a critical role in enabling us to achieve superior Company performance. An important principle driving our compensation programs is our belief that it benefits all our constituencies for management’s compensation to be tied to the Company’s current and long-term performance. As a result, at-risk pay comprises a significant portion of our executive compensation, in particular for individuals holding more senior and influential positions at Symantec.

We believe it is important to continue to attract, appropriately motivate and retain highly-qualified executives who are energetically committed to Symantec’s success. We look to relevant market and industry practices to structure compensation packages that are competitive in the markets in which we compete for executive talent. While we strive for a basic level of internal pay equity among our management team members, we also believe that it is important to reward outstanding individual performance, team success, and Company-wide results.

We are also sensitive to our need to balance the interests of our executives with those of our stockholders, especially when our compensation decisions might increase our cost structure or stockholder dilution. We work hard to appropriately balance the interests of all our constituencies — our executive officers, the remainder of our employee base, our stockholders, our business partners and our community.

Summary of Compensation Matters During Fiscal 2008

Fiscal 2008 was a successful year for the company during which we achieved strong performance on the core financial metrics linked to our executive compensation programs — revenue, earnings per share and cash flow from operations. Our executive officers were compensated consistent with our pay-for-results compensation philosophy and in keeping with the terms of our compensation arrangements. Specifically, as discussed more fully below, we exceeded our revenue and EPS targets under our Executive Annual Incentive Plan and our cash flow from operations target under our FY08 Long Term Incentive Plan (the “LTIP”).

Roles of Our Compensation Committee, Executive Officers and Consultants in our Compensation Process

The Committee, which is comprised of independent directors, establishes and oversees the overall strategy for employee compensation, including our executive compensation programs. For more details about the Committee’s functions and additional information about Committee members, see the “Corporate Governance Standards and Director Independence” section (beginning on page 5) and the “Board Committees and Their Functions” section (beginning on page 7).

The Committee is responsible for overseeing all of the Company’s compensation programs, including general employee and Board of Director compensation. This CD&A describes how the Committee approached and fulfilled that responsibility in fiscal 2008 with respect to our named executive officers, or NEOs. For fiscal 2008, our NEOs who remained executive officers of Symantec at the end of the year were:

•	John W. Thompson, Chairman and Chief Executive Officer

•	Enrique T. Salem, Chief Operating Officer

•	James A. Beer, Executive Vice President and Chief Financial Officer

•	Gregory W. Hughes, Chief Strategy Officer

•	Janice Chaffin, Group President, Consumer Business Unit

We refer to the five executives above in some cases as our “continuing named executive officers, or NEOs.” In addition, consistent with SEC rules and regulations, our named executive officers for fiscal 2008 include the following two individuals who were no longer serving as executive officers as of the end of the year:

•	Gregory S. Butterfield, Former Group President, Altiris Segment and Interim Group President, Data Center Management Segment

•	Thomas W. Kendra, Former Group President, Security and Data Management Segment.

The independent directors of the Board evaluate the CEO’s performance and the Committee then reviews and recommends to the independent members of the Board all compensation arrangements for the CEO. After discussion, the independent members of the Board approve the CEO’s compensation. The Committee also discusses the performance of the other named executive officers with the CEO, reviews the compensation recommendations that the CEO submits for the other named executive officers, makes any appropriate adjustments, and approves their compensation.

The Committee retains Mercer, an outside consulting firm, to provide advice and ongoing recommendations on executive compensation matters. Mercer provides the Committee with advice on executive and general compensation matters, and the Compensation Committee oversees Mercer’s engagement. Mercer representatives meet informally with the Committee Chair and the Chief Human Resources Officer and formally with the Committee during the Committee’s regular meetings, including from time to time in executive sessions without any members of management present. We have worked with Mercer since fiscal 2004, and paid them approximately $220,000 for their services with respect to fiscal 2008.

The Committee establishes our compensation philosophy and approves our compensation programs and solicits input and advice from several of our executive officers and Mercer. As mentioned above, our CEO provides the Board and Committee with feedback on the performance of our executive officers and makes compensation recommendations for the executives to the Committee for their approval. Our CEO, CFO, Chief Human Resources Officer, and Vice President, Legal, regularly attend the Committee’s meetings to provide: their perspectives on competition in the industry, the needs of the business, information regarding the Company’s performance, and other advice specific to their areas of expertise. In addition, at the Committee’s direction, Mercer works with our Chief Human Resources Officer and other members of management to obtain information necessary for Mercer to make their own recommendations as well as to evaluate management’s recommendations.

FACTORS WE CONSIDER IN DETERMINING OUR COMPENSATION PROGRAMS

We apply a number of compensation policies and analytic tools in implementing our compensation principles. These policies and tools guide the Committee in determining the mix and value of the compensation components for our named executive officers. They include:

A Total Rewards Approach:  Elements of the total rewards offered to our executive officers include base salary, short- and long-term incentives including equity awards, health benefits, a deferred compensation program, and a consistent focus on individual professional growth and opportunities for new challenges.

In determining the mix of these components and the value of each component, the Committee takes into account the executive’s role, the competitive market, individual and Company performance, business unit performance (where applicable), internal pay equity and historical compensation. Details of the various programs and how they support the overall business strategy are outlined in “Compensation Components.” In making its determinations with regard to compensation, the Committee reviews the various compensation elements for the CEO and the other named executive officers (including base salary, target annual bonus, target and accrued award payments under the Long Term Incentive Plans, and the value of all vested and unvested equity awards).

Focus on Pay-for-Performance:  Our executive compensation program is designed to reward executives for results. As described below, the pay mix for named executive officers emphasizes variable pay in the form of short-

and long-term cash and equity awards. Short-term results are measured by annual financial performance, specifically revenue, earnings per share and, for our business unit leaders, business unit performance. Long-term results are measured by (a) share price appreciation, and (b) achievement of operating cash flow targets.

Appropriate Market Positioning:  Our current policy is to target the base salary and annual short-term cash incentive structure for named executive officers at the 65th percentile of the relevant market composite, as described below, with target long-term incentive opportunities and benefits for named executive officers at the 50th percentile of the relevant market composite. Base salary and short-term cash incentives are positioned at the 65th percentile in order to attract and retain high caliber talent in the highly competitive technology market. The 50th percentile target long-term incentive strategy allows us to be competitive in the market, while providing alignment with stockholders and significant upside through strong performance. As described below, the pay mix for executives emphasizes long-term performance through a majority of pay opportunity coming in the form of long-term award vehicles. By using these targets, we believe that upside opportunity in the short- and long-term incentive plans is available with outstanding financial performance, while keeping our burn rate and dilution, as discussed in more detail below, within a range that we deem acceptable. The Committee may set the actual components for an individual named executive officer above or below the positioning benchmark based on factors such as experience, performance achieved, specific skills or competencies, the desired pay mix (e.g., emphasizing short- or long-term results), and our budget.

Competitive Market Assessments:  Market competitiveness is one factor that the Committee considers each year in determining an individual named executive officer’s salary, incentive opportunity, long-term equity awards and pay mix. The Committee relies on various data sources to evaluate the market competitiveness of each pay element, including publicly-disclosed data from a peer group of companies (see discussion below) and published survey data from a broader set of information technology companies that are similar in size to Symantec and that the Committee and its advisors, including Mercer, believe represent Symantec’s competition in the broader talent market. The peer group’s proxy statements provide detailed pay data for the top five positions. Survey data provides compensation information from a broader group of information technology companies, with positions matched based on specific job scope and responsibilities. The Committee considers data from these sources in developing a market composite which it uses as a framework for making compensation decisions for each named executive officer’s position.

Peer Group:  Symantec is a prominent participant in the information technology industry. This industry is characterized by rapid rates of change, intense competition from small and large companies, and significant cross-over in leadership talent needs. As such, we compete for executive talent with leading software and services companies as well as in the broad information technology industry. Further, because we believe that stockholders measure our performance against a wide array of technology peers, the Committee uses a peer group that consists of a broader group of high technology companies in different market segments but of a comparable size to us. The Committee uses the peer group, as well as other relevant market data, to develop a market composite for purposes of establishing named executive officer pay levels (as described above). In addition, the peer group performance is used as input for setting performance targets for our annual incentive plan.

For fiscal 2008, the Committee, based on the advice of Mercer, included the following companies in the peer group: Adobe Systems, Analog Devices, Apple, Cisco Systems, Computer Associates, Electronic Arts, EMC, Freescale Semiconductor, Harris Interactive, Juniper Networks, Lexmark, Network Appliance, Oracle, Qualcomm, Seagate Technology, and Yahoo!

Appropriate Pay Mix:  The percentage of an executive officer’s compensation opportunity that is at-risk or variable instead of fixed is based primarily on the officer’s level of influence at Symantec. Executive officers generally have a greater portion of their pay at risk through short- and long-term incentive programs than the rest of our employee population because of their relatively greater responsibility and ability to influence the Company’s performance. This is achieved by having higher target short-term incentive opportunities and higher equity grant levels relative to base salary than employees who are not senior executives.

Form and Mix of Long-Term Equity Incentive Compensation:  We currently use two forms of equity for long-term equity incentive compensation: stock options and restricted stock units (RSUs). (See “Equity Incentive Awards” below for more information regarding the specific features of each form). Starting in fiscal 2007, we increased the proportion of RSUs granted to senior executives relative to options. For fiscal 2008, named executive officers who received equity incentive compensation awards generally received approximately 50% of the value of such compensation in the form of RSUs and 50% in stock options. (See further discussion below under “Equity Incentive Awards”.) These percentages (and other percentage-based equity awards value discussed below) are based on the grant date fair value of the shares of common stock underlying the RSUs and the grant date fair value of the options using the Black-Scholes option pricing method. The awards made to named executive officers other than the CEO are determined by the Committee after seeing recommendations made by the CEO. In determining its recommendations to the independent directors of the Board, in the case of CEO compensation, and in making compensation decisions with respect to other NEOs, the Committee may consider factors such as the individual’s tenure at the Company, industry experience, current pay mix, long-term equity and cash awards previously granted to the individual, retention considerations, business unit performance (as applicable), individual performance, and other factors.

COMPENSATION COMPONENTS

Compensation for our named executive officers includes the following components:

Base Salary

The annual base salary for our named executive officers is our primary form of fixed (not at-risk) compensation. The Committee reviews named executive officers’ salaries annually as part of its overall competitive market assessment and may make adjustments based on positioning relative to market, individual role and contribution levels, and our overall salary budget. The Committee reviews the CEO’s salary in executive session (i.e., without any executives present), and changes are considered in light of market pay assessments and the Committee’s annual CEO performance evaluation. In setting the base salaries for the other named executive officers, the Committee also considers the recommendations of the CEO based upon his annual review of their performance.

With respect to fiscal 2008, the Committee did not increase the salaries of the named executive officers, except that upon his promotion to Chief Operating Officer in January 2008, Mr. Salem’s salary was increased by $150,000 to bring his salary within the competitive range for such position. Specific information regarding fiscal 2008 salary amounts is contained in the Summary Compensation Table beginning on page 54. Our chief executive officer requested for the fourth consecutive year that the Committee not increase his base salary for fiscal 2009 and the Committee decided not to increase the base salaries of the Company’s other named executive officers for fiscal 2009.

Executive Annual Incentive Plans

The Executive Annual Incentive Plans for our executive officers are adopted pursuant to the Senior Executive Incentive Plan (SEIP) approved by our stockholders in 2003. We are seeking stockholder approval of certain material terms of the SEIP as required under applicable tax rules so that amounts paid under future SEIP awards may be fully deductible (see Proposal No. 4). The Executive Annual Incentive Plans adopted under the SEIP are annual cash incentive plans that reward named executive officers (and other participants) for generating strong financial results for our Company in the short term. To support collaboration within the senior leadership, all named executive officers earn incentive compensation based on performance against pre-determined corporate goals described further below. The Committee may choose to measure the named executive officers’ achievement against specific business unit or individual performance targets as well.

Executive Annual Incentive Plan Target Opportunities:  Under the Executive Annual Incentive Plans for a given fiscal year, each named executive officer has an award opportunity, expressed as a percentage of base salary with threshold and target levels. The Committee uses peer group and survey data as input in determining the target bonus levels for our Executive Annual Incentive Plans. In addition, the award opportunities for fiscal 2008 were determined based on a market composite, the desired pay mix, internal pay equity goals, and the role of the named executive officer. For fiscal 2008, the target opportunity for the CEO was 125% of his base salary and 80% of base salary for the other named executive officers. Each named executive officer must achieve threshold performance for each metric established in the named executive officer’s executive annual incentive plan in order to receive payment for such metric. To motivate participants to drive for superior performance, the award opportunity is otherwise uncapped in amount, in that overachievement of performance goals can result in payments in excess of target, although the Executive Annual Incentive Plan has an overall cap of $5 million that any single named executive officer may be paid for a single fiscal year.

Executive Annual Incentive Plan Performance Measures and Target Setting:  Executive Annual Incentive Plan performance targets are established on or about the beginning of each plan year. Our management develops proposed goals with reference to a variety of factors, including our historical performance, internal budgets, market and peer performance, and external expectations for our performance. The Committee reviews, adjusts as necessary, and approves the goals, the range of performance, and the weighting of the goals. Following the end of each fiscal year, the Committee reviews our actual performance against the performance measures established in the fiscal year’s Executive Annual Incentive Plans (after making any appropriate adjustments to such measures to account for corporate events such as acquisitions or other actions that may affect the achievement of such measures), determines the extent of achievement and approves annual cash incentives, if warranted. The determination of named executive officer incentives is formulaic, though the Committee has the discretion to reduce awards. It did not exercise such discretion for fiscal 2008.

The performance measures in the Fiscal Year 2008 Executive Annual Incentive Plans for the named executive officers were non-GAAP earnings per share (EPS) and revenue achievement which, for our CEO, CFO and COO, were weighted equally. For our Group Presidents who are responsible for a business unit, in addition to revenue and EPS metrics, the FY08 Executive Annual Incentive Plans also included business unit contribution margin as a performance metric. For this group, the business unit contribution performance metric had a 30% weighting, with the revenue and EPS metrics equally weighted at 35%. The incentive plans for Messrs. Kendra and Butterfield and Ms. Chaffin included the business contribution weighting as set forth above. Mr. Hughes became our Chief Strategy Officer in January 2008 after serving as Group President, Global Services for the first three quarters of fiscal 2008. As a result, the incentive plan for Mr. Hughes included the business unit contribution performance metric for the Services segment for the first three quarters of the year and did not include such metric for the fourth quarter. In addition, Mr. Butterfield became our Interim Group President, Data Center Management Group in November 2007, in addition to his role as our Group President, Altiris segment; however, Mr. Butterfield’s bonus opportunity under the incentive plan was not adjusted to take into account these additional responsibilities.

We used the above performance metrics because:

•	Over time, EPS and revenue measures have strongly correlated with stockholder value creation for Symantec;

•	Improvement in EPS and revenue measures aligns with our overall growth strategy;

•	The EPS and revenue measures are transparent to investors;

•	The EPS and revenue measures balance growth and profitability; and

•	The business unit performance metrics drive behavior in a manner that aligns enterprise and business unit results.

For each performance metric, the Committee established a threshold and target performance level that represents 50% and 100% of target funding levels, respectively. If results for a goal are below threshold, the funding level for that goal is 0%, and participants will be paid no incentive for that goal. At target, the goal is funded 100%. Above target, the payout for revenue achievement increases by 10% of the target opportunity for each additional 1% above target revenue achievement levels. Results above target EPS provided an additional 10% payout for each approximate increment of $0.023 in EPS for fiscal 2008.

Fiscal Year 2008 Results

For fiscal 2008, our non-GAAP revenue target was $5.896 billion and our non-GAAP EPS target was $1.20 per share. The Company performed at 100.7% of the revenue goal ($5.937 billion), resulting in a payout for that portion of the plan at 100% of the plan target amount, and performed at 106.2% of the EPS goal ($1.27 per share), resulting in a payout for that portion of the plan at 130% of the plan target amount. These levels of achievement compare to our reported increases in non-GAAP revenue and non-GAAP EPS of approximately 13% and 26%, respectively, from fiscal 2007 to fiscal 2008. As business cycles shifted during fiscal 2008, business unit performance experienced more volatility in contribution margin results compared to targeted levels. The Company does not intend to disclose the specific targets for the business unit contribution margin, as its segment-level business plan is highly confidential. Disclosing specific business unit-level objectives would provide competitors and third parties with insights into the Company’s internal planning processes which might allow our competitors to predict certain business strategies and cause us competitive harm. The amounts paid out with respect to the business unit metrics, as a percentage of the target payout amounts, were as follows: Consumer Products segment, 45%; Data Center Management segment, 200%; Security and Compliance segment, 80%; Altiris segment, 95%; and Services segment, 200%. The Committee believed when it established these business unit performance metrics under the fiscal 2008 Annual Incentive Plans that while actual results were uncertain it was reasonably likely that the Company would achieve at or close to the target goals.

For our CEO, CFO and COO, the metric achievements for FY08 described above resulted in a payout of 115% of the officer’s respective target bonus amount; and for Mr. Hughes, Ms. Chaffin, Mr. Butterfield and Mr. Kendra, this achievement resulted in a 134%, 94%, 95% and 105% payout against target bonus amount, respectively (in each case, amounts paid are reflected in the Summary Compensation Table beginning on page 54).

Long Term Incentive Plans (LTIP)

In May 2007, the Committee approved our FY08 LTIP, which became effective on April 1, 2007. Under the terms of the FY08 LTIP, executives are eligible to receive performance-based compensation based upon the level of attainment of target operating cash flow through the Company’s fiscal year ending March 31, 2008. The FY08 LTIP was adopted pursuant to the SEIP approved by our stockholders in 2003. We are seeking stockholder approval of certain material terms of the SEIP as required under applicable tax rules so that amounts paid under future SEIP awards may be fully deductible (see Proposal No. 4).

As we currently operate the SEIP, the long-term incentive metric is measured at the end of the performance period (i.e., the end of fiscal 2008) and, subject to satisfaction of continuing service requirements, will be paid following the last day of the second fiscal year following the end of the performance period (i.e., the end of fiscal 2010). By basing the LTIP payout on operating cash flow, the plan focuses on a specific, measurable corporate goal that is aligned with generating stockholder value, and provides performance-based compensation based upon the actual achievement of the goal. We believe that the exclusive metric of operating cash flow, as opposed to revenue or EPS, will appropriately focus our executives on tangible cost reduction opportunities that are not subject to some of the timing issues associated with the accounting rules relating to revenues and net income, which can lead to fluctuations in results that are not necessarily directly tied to our business success. Our CEO declined participation in the FY08 LTIP. For our continuing named executive officers who participated in the FY08 LTIP, the target LTIP awards represented the following percentages of then-current base salary: Messrs. Salem and Hughes, 95%; Mr. Beer, 68%; and Ms. Chaffin, 100%. A participant is eligible for 25% of the target LTIP award if at least 85% of budgeted operating cash flow is attained with respect to the performance period and for up to 200% of the target LTIP award if at least 120% of budgeted operating cash flow is attained with respect to the performance period. A participant must be an employee of the Company on the payment date to receive the payment. Subject to certain exceptions, a participant who terminates his or her employment with the Company before the payment date will not be eligible to receive the payment or any prorated portion thereof. The Committee implemented the FY08 LTIP in order to provide an ongoing retention and performance incentive by balancing option and RSU vesting periods (four and two years respectively) with another component which will enhance retention of senior managers.

For FY08, our operating cash flow target was $1.789 billion and we achieved 102.4% of our target ($1.832 billion), resulting in payouts of 105% of target bonus amounts for our continuing named executive officers who remain our employees as of the end of fiscal 2010. Accordingly, Messrs. Salem, Beer and Hughes and Ms. Chaffin will each receive a payout of $472,500 if they remain employed by us on such date. This level of achievement against target compares to our reported increase in cash flow from operations of approximately 9% from fiscal 2007 to fiscal 2008. Messrs. Kendra and Butterfield will not receive any payouts under the FY08 LTIP because they will not be employees of Symantec on the payout date.

Equity Incentive Awards

The primary purpose of our equity incentive awards is to align the interests of the named executive officers with those of the stockholders by rewarding the named executive officers for creating stockholder value over the long-term. By compensating our executives with the Company’s equity, our executives hold a stake in the Company’s financial future. The gains realized in the long term depend on our executives’ ability to drive the financial performance of the Company. Equity incentive awards are also a useful vehicle for attracting and retaining executive talent in our competitive talent market.

Our 2004 Equity Incentive Plan provides for the award of stock options, stock appreciation rights, restricted stock, and restricted stock units. We granted named executive officers stock options and restricted stock units (RSUs) in fiscal 2008 (as described in more detail below). The Company offers all employees the opportunity to participate in an Employee Stock Purchase Plan which allows for purchase of stock at a discount to market through a payroll deduction process. This plan is designed to comply with Internal Revenue Code Section 423. During fiscal 2008, three named executive officers participated in our Employee Stock Purchase Plan.

We are currently seeking approval of our stockholders of an amendment and restatement of our 2004 Equity Incentive Plan (see Proposal No. 2 above) and adoption of a new Employee Stock Purchase Plan designed to qualify under Code Section 423 (see Proposal No. 3 above). We believe it is important to continue both of these equity compensation programs, as more fully discussed in the respective Proposals in this Proxy Statement.

We seek to provide equity incentive awards which are competitive with companies in our peer group and the other information technology companies that the Committee includes in its market composite. As such, we establish target equity incentive award grant guideline levels for the named executive officers based on market pay assessments. When making annual equity awards to named executive officers, we consider corporate results during the past year, the role, responsibility and performance of the individual named executive officer, the competitive market assessment described above, prior equity awards, and the level of vested and unvested equity awards then held by each participating officer. In making equity awards, we also generally take into consideration gains recognizable by the executive from equity awards made in prior years. Mercer provides the Committee with market data on these matters, as well as providing to the Committee summaries of the prior grants made to the individual named executive officers.

For fiscal 2008, approximately 50% of the named executive officers’ equity incentive award value was granted in the form of RSUs and approximately 50% in the form of stock options (except for the grants in fiscal 2008 to Mr. Salem, as noted below in “Equity Grant Practices,” which were somewhat more heavily weighted towards stock options).

On April 25, 2006, the Committee approved an equity grant for the CEO of options to acquire 400,000 shares of common stock and 100,000 RSUs. On May 1, 2007, the Committee approved an equity grant for the CEO of options to acquire 225,000 shares of common stock and 65,000 RSUs. Mr. Thompson declined each of these equity grants in full and indicated to the Committee that he believed previous stock option grants made to him by the Committee were sufficient to achieve the Committee’s objectives of retaining him, aligning his financial interests with those of stockholders, and focusing him on improving the Company’s overall financial results. On April 29, 2008, the Committee approved, and Mr. Thompson accepted, an equity grant of options to purchase 380,000 shares and 115,000 RSUs.

Burn Rate and Dilution:  We closely manage how we use our equity to compensate employees. We think of “gross burn rate” as the total number of shares granted under all of our equity incentive plans during a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. We think of “net burn rate” as the total number of shares granted under all of our equity incentive plans during a period, minus the total number of shares returned to such plans through awards cancelled during that period, divided by the average number of shares of common stock outstanding during that period, and expressed as a percentage. “Overhang” we think of as the total number of shares underlying options and awards outstanding plus shares available for issuance under all of our equity incentive plans at the end of a period divided by the average number of shares of common stock outstanding during that period and expressed as a percentage. For purposes of these calculations, each full-value award grant (i.e., RSU) is treated as the equivalent of the grant of two options in order to recognize the economic difference in the equity vehicle types. Our annual gross and net burn rates have been under 3% since fiscal 2005. The Committee targets an annual gross burn rate of approximately 3% to allow for effective attraction, retention and motivation of senior management and the broader employee base, while staying within parameters acceptable to stockholders. The Committee determines the percentage of equity to be made available for our equity programs with reference to the companies in our market composite. In addition, the Committee considers the accounting costs that will be reflected in our financial statements when establishing the forms of equity to be granted and the size of the overall pool available. For fiscal 2008, our gross burn rate was 2.52%, our net burn rate was 1.93%, and our overhang was 16.3%.

Stock Options:  Options provide an incentive for executives to drive long-term share price appreciation through the development and execution of effective long-term strategies. Stock option value is only realized if the trading price of our common stock increases, and option holder interests are therefore aligned with stockholder interests. Stock options are issued with exercise prices at 100% of the grant-date fair market value to assure that executives will receive a benefit only when the trading price increases. Option awards generally have value for the executive only if the executive remains employed for the period required for the shares to vest. Options granted in fiscal 2008 vest 25% after the first year and on a monthly basis thereafter for the next 36 months, and, if not exercised, expire in a maximum of seven years (or earlier in the case of termination of employment). Vesting options over four years provides retention value, and is in line with market practices among companies in our market composite and other option recipients within the Company. (Details of stock options granted to the named executive officers in fiscal 2008 are disclosed in the Grants of Plan-Based Awards table included on page 56.)

Restricted Stock Units (RSUs):  RSUs represent the right to receive one share of Symantec common stock for each RSU upon the settlement date, which is the date on which certain conditions, such as continued employment with us for a pre-determined length of time, are satisfied. Starting in fiscal 2007, we elected to substitute a significant percentage of the named executive officers’ equity incentive award value, which had historically been provided with only stock options, with RSUs. This change was made to enhance the retention of named executive officers and balance the more volatile rewards associated with stock options. The Committee believes that RSUs align the interests of the named executive officers with the interests of the stockholders because the value of these awards appreciate if the trading price of our common stock appreciates, and also have retention value even during periods in which our trading price does not appreciate, which supports continuity in the senior management team.

Shares of our stock are issued to RSU holders as the awards vest. The vesting schedule for RSUs granted to our named executive officers in fiscal 2008 (other than the promotional grant of 30,000 RSUs to Mr. Salem in February 2008, which include a four-year vesting schedule) provided that 50% of the awards vests after the first year and 50% after the second year. The vesting schedule for the RSUs was intended to complement the four-year vesting period that applies to stock options and the three-year performance cycle for the LTIP awards described below. The combination of these three components provides an ongoing retention and performance incentive for our senior management. (Details of RSUs granted to the named executive officers in fiscal 2008 are disclosed in the Grants of Plan-Based Awards table on page 56.)

Equity Grant Practices:  The Committee generally approves grants to the named executive officers at its first meeting of each fiscal year. The grant date for all stock options granted to employees, including the named executive officers, is the 10th day of the month following the meeting (or the business day closest to such day if such day is not a business day). The exercise price for stock options is the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of grant. The Committee does not coordinate the timing of equity awards with the release of material nonpublic information. The Committee may approve grants to named executive officers at other times during the year, in which case, the grant date is the 10th day of the month following the date on which the Committee approves the grant and the exercise price of any options so granted is the closing price on the grant date. RSUs may be granted from time to time throughout the year, but all RSUs generally vest on either June 1 or December 1 for administrative reasons. In connection with his promotion to our Chief Operating Officer in January 2008, the Committee at a regular meeting granted Mr. Salem in February 2008 30,000 RSUs which vest in four equal annual installments concluding in March 2012 and 100,000 stock options with a standard four-year vesting schedule.

Change of Control and Severance Arrangements:  The vesting of certain stock options and RSUs held by our named executive officers will accelerate if they experience an involuntary (including constructive) termination of employment under certain circumstances, as described further under “Potential Payments Upon Termination or Change in Control,” beginning on page 60.

Retention and Other Awards

Certain business conditions may warrant using additional compensation approaches to attract, retain or motivate executives. Such conditions include acquisitions and divestitures, attracting or retaining specific or unique talent, and recognition for exceptional contributions. In these situations, the Committee considers the business needs and the potential costs and benefits of special rewards. For example, the Committee approved promotional grants of options and RSUs to Mr. Salem upon his January 2008 promotion to Chief Operating Officer, and approved a sign-on bonus for Mr. Beer pursuant to his offer letter with Symantec in February 2006.

Other Benefits

All named executive officers are eligible to participate in our 401(k) plan (which includes our matching contributions), health and dental coverage, life insurance, disability insurance, paid time off, and paid holidays on the same terms as are available to all employees generally. These rewards are designed to be competitive with overall market practices, and are in place to attract and retain the talent needed in the business. In addition, selected officers may be eligible to participate in the deferred compensation plan, and to receive other benefits described below.

Deferred Compensation:  Symantec’s named executive officers are eligible to participate in a nonqualified deferral plan. The deferral plan provides the opportunity to defer up to 75% of base salary and 100% of cash bonuses for payment at a future date. This plan is provided to be competitive in the executive talent market, and to provide executives with a tax-efficient alternative for receiving earnings. None of the named executive officers currently participate in this plan.

Additional Benefits:  Other benefits available to named executive officers are Company-paid life insurance, reimbursement for up to $10,000 for financial planning services and an allowance for personal travel for the CEO on Company aircraft. The Committee believes that these perquisites allow the named executive officers to focus more of their time and attention on their employment, which benefits the Company, and that they are provided in the marketplace for executive talent. The value of the perquisites we provide are taxable to the named executive officers and the incremental cost to us for providing these perquisites is reflected in the Summary Compensation Table. (These benefits are disclosed in the All Other Compensation column of the Summary Compensation Table on page 54).

Change in Control Agreements:  Our Executive Retention Plan provides participants with accelerated vesting of equity awards in the event the individual’s employment is terminated without cause, or is constructively terminated, within 12 months of a change in control of the Company (as defined in the plan). The intent of the plan is to enable named executive officers to have a balanced perspective in making overall business decisions in the context of a potential acquisition of the Company, as well as to be competitive with market practices. The Committee believes that change in control benefits, if structured appropriately, serve to minimize the distraction caused by a potential transaction and reduce the risk that key talent would leave the Company before a transaction closes. We do not provide for gross-ups of excise tax values under Section 4999 of the Internal Revenue Code. Rather, we allow the named executive officer to reduce the benefit received or defer the accelerated vesting of options to avoid excess payment penalties. Details of each individual named executive officer’s benefits, including estimates of amounts payable in specified circumstances, are disclosed under “Potential Payments Upon Termination or Change in Control” beginning on page 60 below.

SUPPLEMENTARY POLICIES AND CONSIDERATIONS

We use several additional policies to ensure that the overall compensation structure is responsive to stockholder interests and competitive with the market. Specific policies include:

Stock Ownership Requirements

To ensure that our executive management team’s interests are aligned with our stockholders, we instituted stock ownership requirements in October 2005. Minimum ownership levels are based on the executive’s salary grade:

•	CEO: 150,000 shares

•	CFO/COO: 85,000 shares

•	Group Presidents and Executive Vice Presidents: 35,000 shares

Each person holding one of the positions listed above is required to acquire and thereafter maintain the stock ownership required within four years of becoming an executive of the Company (or four years following the adoption date of these guidelines).

Stock options and unvested restricted stock or restricted stock units do not count toward stock ownership requirements. Until an executive meets the applicable stock ownership requirement, the executive is encouraged to retain a percentage of any shares received as a result of the exercise of any stock option or other equity award, net of the applicable exercise price and tax withholdings.

As of July 4, 2008, John W. Thompson, Enrique T. Salem, Gregory W. Hughes and Janice Chaffin had reached the stated ownership requirements. James A. Beer has yet to reach the required ownership level, but is within the four-year window since his commencement of employment in February 2006. See the table below for individual ownership levels relative to the executive’s ownership requirement.

	Ownership		Additional Shares
	Requirement	Holdings as of	Required as of
Named Executive Officer	(# of shares)	July 4, 2008	July 4, 2008

John W. Thompson	150,000	1,328,479	—
Enrique T. Salem	85,000	152,215	—
James A. Beer	85,000	31,186	53,814
Gregory W. Hughes	35,000	73,573	—
Janice Chaffin	35,000	77,973	—

Certain Other Securities Matters

Our Insider Trading Policy provides that no director or executive officer may maintain a margin arrangement involving Symantec’s securities while in possession of material non-public information about Symantec, engage in any short sale transaction involving Symantec’s securities or purchase or write any put or call option involving Symantec’s securities.

In addition, our Insider Trading Policy requires that our Chief Executive Officer, Chief Financial Officer, and each of our directors conduct open market transactions in our securities only through use of stock trading plans adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934. Rule 10b5-1 allows insiders to sell and diversify their holdings in our stock over a designated period by adopting pre-arranged stock trading plans at a time when they are not aware of material nonpublic information about us, and thereafter sell shares of our common stock in accordance with the terms of their stock trading plans without regard to whether or not they are in possession of material nonpublic information about the Company at the time of the sale. All other executives are strongly encouraged to trade using 10b5-1 plans.

Tax and Accounting Considerations on Compensation

The financial reporting and income tax consequences to the Company of individual compensation elements are important considerations for the Committee when it reviews compensation practices and makes compensation decisions.

While structuring compensation programs that result in more favorable tax and financial reporting treatment is a general principle, the Committee balances these goals with other business needs that may be inconsistent with obtaining the most favorable tax and accounting treatment for each component of its compensation.

Deductibility by Symantec.  Under Section 162(m) of the Internal Revenue Code, we may not receive a federal income tax deduction for compensation that is not performance-based (as defined in the Section 162(m) rules) paid to the Chief Executive Officer and the next three most highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in nonperformance-based compensation in any one year. While the Committee considers the Company’s ability to deduct compensation amounts paid or to be paid to its executive officers in determining appropriate levels or manner of compensation, it may from time to time approve additional amounts of compensation that are not fully deductible under Section 162(m).

Salaries for officers do not qualify as performance-based compensation; however, as no officer received salary in excess of $1,000,000 during fiscal 2008, the entire amount of salaries paid to our named executive officers is deductible. We believe that all of the stock options granted to the executive officers under our 1996 Equity Incentive Plan and 2004 Equity Incentive Plan qualify under Section 162(m) as performance-based compensation and that all amounts of compensation related to options held by our executive officers should be fully deductible. Our RSU grants vest on a time-based vesting schedule and therefore are not considered performance-based under the Section 162(m) rules. Accordingly, amounts of compensation related to RSUs held by our executive officers may not be fully deductible (depending upon the value of our stock, and the amount of other nonperformance-based compensation an officer has during the year in which any portion of an RSU vests).

Tax Implications for Officers.  Section 409A of the Internal Revenue Code imposes additional income taxes on executive officers for certain types of deferred compensation that do not comply with Section 409A. The Company attempts in good faith to structure compensation so that it either conforms with the requirements of or qualifies for an exception under Code Section 409A. Section 280G of the Internal Revenue Code imposes an excise tax on payments to executives of severance or change of control compensation that exceed the levels specified in the Section 280G rules. Our named executive officers could receive the amounts shown in the section entitled “Potential Payments Upon Termination or Change in Control” (beginning on page 60 below) as severance or change of control payments that could implicate this excise tax. As mentioned above, we do not offer our officers as part of their change of control benefits any gross ups related to this excise tax under Code Section 4999.

Accounting Considerations.  The Compensation Committee also considers the accounting and cash flow implications of various forms of executive compensation. In its financial statements, the Company records salaries and performance-based compensation incentives as expenses in the amount paid, or to be paid, to the named executive officers. Accounting rules also require the Company to record an expense in its financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. The Compensation Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them.

Compensation Committee Interlocks and Insider Participation

The members of Symantec’s Compensation Committee during fiscal year 2008 were Messrs. Schulman, Brown, Coleman and Mahoney and Ms. Laybourne (who was appointed to the Committee in January 2008 following her appointment to our Board). None of the members of Symantec’s Compensation Committee in fiscal year 2008 was at any time during fiscal year 2008 or at any other time an officer or employee of Symantec or any of its subsidiaries, and none had or have any relationships with Symantec that are required to be disclosed under Item 404 of Regulation S-K. None of Symantec’s executive officers has served as a member of the Board, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board or Compensation Committee during fiscal year 2008.

Compensation Committee Report

The information contained in the following report of Symantec’s Compensation Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the

Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended March 28, 2008.

By: The Compensation Committee of the Board of Directors:

Michael A. Brown
William T. Coleman
Geraldine B. Laybourne
David L. Mahoney
Daniel H. Schulman (Chair)

Summary of Compensation

The following table shows for the fiscal year ended March 28, 2008, compensation awarded to or paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer and the three most highly compensated executive officers who were serving as executive officers (other than as our Chief Executive Officer or Chief Financial Officer) at March 28, 2008 and two additional individuals for whom disclosure would have been required had they continued serving as an executive officer through March 28, 2008 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2008

								Non-Equity
					Stock	Option		Incentive Plan		All Other
	Fiscal	Salary	Bonus		Awards	Awards		Compensation		Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)	($)(2)		($)		($)		($)

John W. Thompson	2008	800,000	—		—	3,415,203	(3)	1,150,000	(4)	273,641	(5)	5,638,844
Chairman of the Board of Directors and Chief Executive Officer	2007	800,000	—		—	3,523,104	(3)	350,000	(4)	108,611	(6)	4,781,715
James A. Beer	2008	660,000	—		840,845	639,896		1,079,700	(7)	17,022	(8)	3,237,463
Executive Vice President, Chief Financial Officer	2007	650,000	760,000	(9)	423,047	449,840		—		48,326	(10)	2,331,213
Gregory W. Hughes	2008	475,860	—		1,397,513	1,103,271		983,098	(11)	43,434	(12)	4,003,178
Chief Strategy Officer
Enrique T. Salem	2008	509,659	—		1,303,963	919,970		941,386	(13)	21,482	(14)	3,696,460
Chief Operating Officer
Janice Chaffin	2008	450,000	—		1,286,219	805,339		810,900	(15)	40,778	(16)	3,393,236
Group President, Consumer Business Unit	2007	420,000	63,000	(17)	858,878	1,281,015		268,200	(18)	31,940	(19)	2,923,033
Thomas W. Kendra	2008	460,000	—		1,286,219	1,449,152		384,560	(4)	11,336	(20)	3,591,267
Former Group President, Security and Compliance Segment	2007	450,500	1,356,124	(21)	858,878	1,392,019		126,140	(4)	21,434	(22)	4,205,095
Gregory S. Butterfield	2008	480,066	882,688	(23)	989,726	728,040		401,865	(24)	6,318	(25)	3,488,703
Former Group President, Altiris Segment

(1)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of restricted stock units and restricted stock awards held by the NEOs in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the NEOs during fiscal 2007 or 2008. For additional information on the valuation assumptions with respect to grants made in fiscal 2008, refer to Note 15 of the financial statements in our Form 10-K for the year ended March 28, 2008, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2008, refer to Note 11 of the financial statements in our Form 10-K for the respective year.

(2)	Amounts shown in this column reflect our accounting expense for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable fiscal year for the fair value of stock options granted to the NEOs. The fair value was estimated using the Black-Scholes option pricing model in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to grants made in fiscal 2008, refer to Note 15 of the financial statements in our Form 10-K for the year ended March 28, 2008, as filed with the SEC. For information on the valuation assumptions with respect to grants made prior to fiscal 2008, refer to Note 11 on the financial statements in our Form 10-K for the respective year.

(3)	This amount represents stock option awards granted to Mr. Thompson prior to fiscal 2007; Mr. Thompson declined his long term equity incentive grants in fiscal 2007 and 2008.

(4)	This amount represents the NEO’s executive annual bonus under the NEO’s Executive Annual Incentive Plan for the applicable fiscal year, which was earned in such fiscal year and paid in the following fiscal year.

(5)	This amount includes (a) $22,906 for coverage of expenses related to Mr. Thompson’s attendance at the Company’s sales achiever’s trip and Board retreat, (b) $14,386 for term executive life insurance and individual long term disability insurance premium payments made by the Company, (c) $6,000 for the Company’s contributions to Mr. Thompson’s account under its 401(k) plan and (d) $184,689 for incremental costs incurred by the Company in connection with personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(6)	This amount includes (a) term executive life insurance and individual long term disability insurance premium payments made by the Company, and (b) $88,225 for incremental costs incurred by the Company in connection with Mr. Thompson’s personal use of the company aircraft. Incremental costs include variable costs directly related to the personal use of the company aircraft, such as fuel, hourly usage rates and federal excise taxes.

(7)	This amount includes (a) $607,200 for Mr. Beer’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Beer’s behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Beer will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the payment date, which is the last day of fiscal 2010.

(8)	This amount includes coverage of expenses related to attendance at the Board retreat, reimbursement for tax services and the Company’s contributions to Mr. Beer’s account under its 401(k) plan.

(9)	Pursuant to his offer letter, Mr. Beer was paid the following bonuses in the 2007 fiscal year: (a) $260,000, representing 50% of his annual bonus as calculated under his FY07 Executive Annual Incentive Plan, and (b) $500,000, upon the six month anniversary of his employment commencement date.

(10)	This amount includes $46,295 in relocation expenses. Relocation expenses include reimbursements made to Mr. Beer for his out-of-pocket expenses, amounts that were paid directly to third party vendors and tax gross up for such expenses.

(11)	This amount represents (a) $510,598 for Mr. Hughes’ executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Hughes’ behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Hughes will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the payment date, which is the last day of fiscal 2010.

(12)	This amount represents $37,826 for coverage of expenses related to attendance at the Company’s sales achiever’s trip and Board retreat, the Company’s contributions to Mr. Hughes’ account under its 401(k) plan and reimbursement for tax services.

(13)	This amount represents (a) $468,886 for Mr. Salem’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Mr. Salem’s behalf for performance during fiscal 2008 under the FY08 LTIP. Mr. Salem will be eligible to receive the FY08 LTIP award if he remains employed by the Company through the payment date, which is the last day of fiscal 2010.

(14)	This amount includes coverage of expenses related to Mr. Salem’s attendance at the Company’s sales achiever’s trip and Board retreat.

(15)	This amount represents (a) $338,400 for Ms. Chaffin’s executive annual bonus under her Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $472,500 accrued on Ms. Chaffin’s behalf for performance during fiscal 2008 under the FY08 LTIP. Ms. Chaffin will be eligible to receive the FY08 LTIP award if she remains employed by the Company through the payment date, which is the last day of fiscal 2010.

(16)	This amount includes $26,158 for coverage of expenses related to attendance at the Company’s sales achiever’s trip and Board retreat, the Company’s contributions to Ms. Chaffin’s account under its 401(k) plan and reimbursement for tax services.

(17)	This amount represents the portion of Ms. Chaffin’s FY06 Executive Supplemental Incentive Plan bonus resulting from a 35% multiplier applied to her base bonus of $180,000 (included in the amount reported for her under “Non-Equity Incentive Plan Compensation”).

(18)	This amount includes (a) $88,200 for Ms. Chaffin’s executive annual bonus under her Executive Annual Incentive Plan for fiscal 2007, which was earned in fiscal 2007 and paid in fiscal 2008, and (b) $180,000 paid to Ms. Chaffin upon the one year anniversary of the Veritas acquisition pursuant to her FY06 Executive Supplemental Incentive Plan.

(19)	This amount represents coverage of expenses related to Ms. Chaffin’s attendance at the Company’s sales achiever’s trip.

(20)	This amount includes coverage of expenses related to attendance at the Company’s sales achiever’s trip and Board retreat, golf membership, the Company’s contributions to Mr. Kendra’s account under its 401(k) plan and reimbursement for tax services.

(21)	This amount includes (a) two payments of $303,062 made to Mr. Kendra in July 2006 and January 2007 as the last two installments of the $1,818,370 payable to him pursuant to his offer letter; and (b) $750,000 paid to Mr. Kendra upon the one year anniversary of the Veritas acquisition pursuant to his FY06 Executive Supplemental Incentive Plan.

(22)	This amount includes coverage of expenses related to Mr. Kendra’s attendance at the Company’s sales achiever’s trip and Board retreat, golf club membership and reimbursement for tax services.

(23)	This amount represents $588,688 paid to Mr. Butterfield upon the closing of Symantec’s acquisition of Altiris, Inc. (the “Altiris Closing”), and (b) $294,000 paid to Mr. Butterfield upon the six month anniversary of the Altiris Closing.

(24)	This amount represents (a) $384,225 for Mr. Butterfield’s executive annual bonus under his Executive Annual Incentive Plan for fiscal 2008, which was earned in fiscal 2008 and paid in fiscal 2009, and (b) $17,640 for Mr. Butterfield’s executive bonus under his Altiris, Inc. 2007 Executive Annual Bonus Plan.

(25)	This amount includes coverage of expenses related to attendance at the Company’s sales achiever’s trip and Board retreat and the Company’s contributions to Mr. Butterfield’s account under its 401(k) plan.

The following table shows for the fiscal year ended March 28, 2008, certain information regarding grants of plan-based awards to the Named Executive Officers from our incentive plans:

Grants of Plan-Based Awards in Fiscal 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								Number of	Number of	Exercise or	Fair Value
		Estimated Future Payouts Under Non-Equity						Shares of	Securities	Base Price	of Stock
		Incentive Plan Awards						Stock or	Underlying	of Option	and Option
	Grant	Threshold		Target		Maximum		Units	Options	Awards	Awards
Name	Date	($)		($)		($)		(#)	(#)	($/Sh)	($)

John W. Thompson	—	$500,000	(1)	$1,000,000	(1)	$5,000,000	(1)	—	—	$—	$—
James A. Beer	5/10/2007(2)	$264,000	(1)	$528,000	(1)	$5,000,000	(1)	50,000	150,000	$19.48	$1,833,665
		$112,500	(3)	$450,000	(3)	$900,000	(3)
Gregory W. Hughes	5/10/2007(2)	$173,688	(1)(4)	$380,688	(1)	$5,000,000	(1)	50,000	150,000	$19.48	$1,833,665
		$112,500	(4)	$450,000	(3)	$900,000	(3)
Enrique T. Salem	5/10/2007(2)	$190,000	(1)(5)	$380,000	(1)(5)	$5,000,000	(1)	50,000	150,000	$19.48	$1,833,665
	2/8/2008(2)	$112,500	(3)	$450,000	(3)	$900,000	(3)	30,000	100,000	$17.90	$1,022,080
Janice Chaffin	5/10/2007(2)	$164,250	(1)	$360,000	(1)	$5,000,000	(1)	50,000	150,000	$19.48	$1,833,665
		$112,500	(3)	$450,000	(3)	$900,000	(3)
Thomas W. Kendra	5/10/2007(2)	$167,900	(1)	$368,000	(1)	$5,000,000	(1)	50,000	150,000	$19.48	$1,833,665
(former executive officer)		$112,500	(3)(6)	$450,000	(3)(6)	$900,000	(3)(6)
Gregory S. Butterfield	5/10/2007(2)	$164,250	(1)	$360,000	(1)	$5,000,000	(1)	50,000	115,000	$19.48	$1,633,077
(former executive officer)

(1)	Represents threshold, target and maximum payouts with respect to each applicable metric under the FY08 Executive Annual Incentive Plan.

(2)	Represents grant date of stock awards and option awards.

(3)	Represents threshold, target and maximum payouts under the FY08 LTIP. Payment under this plan is contingent upon employment through the end of fiscal 2010.

(4)	Threshold amount for Mr. Hughes represents amounts based on Mr. Hughes’ position as Group President, Global Services as of May 1, 2007 along with equally weighted earnings per share and revenue metrics. This position contained a business unit contribution metric with a 30% weighting under the FY08 Executive Annual Incentive Plan. In January 2008, Mr. Hughes was appointed our Chief Strategy Officer, a position without a business unit contribution metric under the FY08 Executive Annual Incentive Plan. Mr. Hughes’ actual payout for fiscal 2008 (as reflected in the Summary Compensation Table) represents a weighting including the services business unit component for the first three quarters of fiscal 2008 and only the earnings per share and revenue metrics for the fourth quarter.

(5)	Threshold and target amounts are based on 50% and 80%, respectively, of Mr. Salem’s annual salary which was $475,000 as of May 1, 2007 and was increased to an annual salary of $625,000 in January 2008 without retroactive effect. Actual payouts (reflected in the Summary Compensation Table) were based on Mr. Salem’s total base earnings of $509,659 for fiscal 2008.

(6)	Mr. Kendra’s employment with Symantec ended prior to the LTIP payout date, therefore he will not receive any payouts under the FY08 LTIP.

For a summary of the terms of the FY08 Executive Annual Incentive Plan, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Executive Annual Incentive Plans” beginning on page 45. For a summary of the terms of the FY08 LTIP, see “Compensation Discussion & Analysis (CD&A) — Compensation Components — Long Term Incentive Plans (LTIP)” beginning on page 47.

The following table shows for the fiscal year ended March 28, 2008, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At Fiscal Year-End 2008

		Option Awards							Stock Awards
		Number of	Number of						Number of		Market Value
		Securities	Securities						Shares or		of Shares or
		Underlying	Underlying						Units of		Units of
		Unexercised	Unexercised		Option				Stock That		Stock That
		Options	Options		Exercise		Option		Have Not		Have Not
		(#)	(#)		Price		Expiration		Vested		Vested
Name	Grant Date	Exercisable	Unexercisable		($)		Date		(#)		($)

John W. Thompson	1/1/2000	735,200	—		$7.33		1/1/2010		—		$—
	12/18/2000	2,378,072	—		$4.32		12/18/2010		—		$—
	12/5/2001	3,987,824	—		$8.21		12/5/2011		—		$—
	10/20/2004	427,081	72,919	(1)	$27.68		10/20/2014		—		$—
	10/20/2005	453,125	296,875	(2)	$22.68		10/20/2012		—		$—
James A. Beer	3/3/2006	150,000	150,000	(3)	$16.98		3/3/2013		50,000	(16)	$841,000
	5/10/2007	—	150,000	(5)	$19.48		5/10/2014		50,000	(17)	$841,000
Gregory W. Hughes	11/4/2003	562,099	—		$32.96		11/4/2010,		—		$—
							11/4/2013 (23)
	2/15/2005	210,787	42,158	(12)	$21.85		2/15/2012		—		$—
	11/15/2004	—	—		$—		—		5,269	(21)	$88,625
	7/2/2005	58,332	29,168	(11)	$21.22		7/2/2015		—		$—
	10/20/2005	21,145	13,855	(2)	$22.68		10/20/2012		—		$—
	4/4/2006	—	—		$—		—		100,000	(20)	$1,682,000
	5/12/2006	57,291	67,709	(4)	$17.02		5/12/2013		—		$—
	5/10/2007	—	150,000	(5)	$19.48		5/10/2014		50,000	(17)	$841,000
Enrique T. Salem	6/22/2004	183,336	7,500	(14)	$1.61, $20.36	(24)	6/22/2014,		—		$—
							7/15/2013,
							12/5/2012	(25)
	10/20/2005	42,291	27,709	(2)	$22.68		10/20/2012		—		$—
	4/4/2006	—	—		$—		—		100,000	(20)	$1,682,000
	5/12/2006	80,208	94,792	(13)	$17.02		5/12/2013		—		$—
	5/10/2007	—	150,000	(5)	$19.48		5/10/2014		50,000	(17)	$841,000
	2/8/2008	—	100,000	(15)	$17.90		2/8/2015		30,000	(22)	$504,600
Janice Chaffin	5/6/2003	330,000	—		$11.36		5/6/2013		—		$—
	10/20/2004	59,790	10,210	(1)	$27.68		10/20/2014		—		$—
	12/15/2005	39,375	30,625	(10)	$17.74		12/15/2012		—		$—
	4/4/2006	—	—		$—		—		100,000	(20)	$1,682,000
	5/12/2006	57,291	67,709	(4)	$17.02		5/12/2013		—		$—
	5/10/2007	—	150,000	(5)	$19.48		5/10/2014		50,000	(17)	$841,000
Thomas W. Kendra	1/14/2004	300,000	—		$17.71		1/14/2014		—		$—
(former executive officer)	10/20/2004	59,791	10,209	(1)	$27.68		10/20/2014		—		$—
	10/20/2005	45,312	29,688	(2)	$22.68		10/20/2012		—		$—
	4/4/2006	—	—		$—		—		100,000	(20)	$1,682,000
	5/12/2006	80,208	94,792	(4)	$17.02		5/12/2013		—		$—
	5/10/2007	—	150,000	(5)	$19.48		5/10/2014		50,000	(17)	$841,000
Gregory S. Butterfield	5/18/2005	3,179	3,179	(7)	$9.91		5/18/2015		—		$—
(former executive	2/8/2006	3,973	3,974	(8)	$9.21		2/18/2016		—		$—
officer)	8/3/2006	14,940	14,306	(9)	$10.74		8/3/2016		14,306	(19)	$240,627
	5/10/2007	—	115,000	(6)	$19.48		5/10/2014		50,000	(18)	$841,000

(1)	Unvested options vest in equal installments monthly on the 20th of each month ending on 10/20/2008.

(2)	Unvested options vest in equal installments monthly on the 20th of each month ending on 10/20/2009.

(3)	Unvested options vest in equal installments monthly on the 28th of each month ending on 2/28/2010.

(4)	Unvested options vest in equal installments monthly on the 12th of each month ending on 5/12/2010.

(5)	Options vest at a rate of 25% on 5/10/2008 and 2.0833% on the 10th of each month ending 5/10/2011.

(6)	Options vest at a rate of 50% on 4/6/2009 and 2.0833% on the 6th of each month ending 4/6/2011.

(7)	Options for 6,358 shares accelerated on 4/6/2007, options for 3,179 shares accelerated on 10/6/2007 and options for 3,179 shares remain unvested as of 3/28/2008.

(8)	Options for 7,948 shares accelerated on 4/6/2007, options for 3,973 shares accelerated on 10/6/2007 and options for 3,974 shares remain unvested as of 3/28/2008.

(9)	Options for 28,613 shares accelerated on 4/6/2007, options for 14,306 shares accelerated on 10/6/2007 and options for 14,306 shares remain unvested as of 3/28/2008.

(10)	Unvested options vest in equal installments monthly on the 15th of each month ending on 12/15/2009.

(11)	Unvested options vest monthly on the 2nd of each month ending on 7/2/2009.

(12)	Unvested options vest in equal installments monthly on the 15th of each month ending on 11/15/2008.

(13)	Unvested options vest in equal installments monthly on the 12th of each month ending on 5/12/2010.

(14)	Unvested options vest in equal installments monthly on the 22nd of each month ending on 6/22/2008.

(15)	Options vest at a rate of 25% on 2/8/2009 and 2.0833% on the 8th of each month ending 2/8/2012.

(16)	25,000 shares to vest on 3/03/2009 and 25,000 shares to vest on 03/03/2010.

(17)	25,000 shares to vest on 6/1/2008 and 25,000 shares to vest on 6/1/2009.

(18)	25,000 shares to vest on 4/6/2009, 12,500 shares to vest on 4/6/2010, and 12,500 shares to vest on 4/6/2011.

(19)	14,306 shares to vest on 4/6/2008.

(20)	100% of shares to vest on 4/04/2008.

(21)	2,635 shares to vest on 5/15/2008 and 2,634 shares to vest on 11/15/2008.

(22)	7,500 shares to vest on 3/1/2009, 7,500 shares to vest on 3/1/2010, 7,500 shares to vest on 3/1/2011, and 7,500 shares to vest on 3/1/2012.

(23)	Options for 558,306 shares expire on 11/4/2010, and options for 3,793 shares expire on 11/4/2013.

(24)	151,836 shares granted at $1.61 and 120,000 shares granted at $20.36.

(25)	106,162 shares expire on 12/5/2012, 45,674 shares expire on 7/15/2013, and 120,000 shares expire on 6/22/2014.

The following table shows for the fiscal year ended March 28, 2008, certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers:

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

John W. Thompson	224,800	$2,939,375	—	$—
James A. Beer	—	$—	25,000	$421,250
Gregory W. Hughes	—	$—	5,270	$97,442
Enrique T. Salem	—	$—	—	$—
Janice Chaffin	30,000	$289,795	—	$—
Thomas W. Kendra	—	$—	—	$—
(former executive officer)
Gregory S. Butterfield	275,000	$3,461,644	14,306	$291,699
(former executive officer)

Potential Payments Upon Termination or Change-In-Control

Set forth below is a description of the plans and agreements that could result in potential payouts to the named executive officers in the case of their termination of employment and/or a change in control of Symantec.

Symantec Executive Retention Plan

In January 2001, the Board approved the Symantec Executive Retention Plan, to deal with employment termination resulting from a change in control of the company. The plan was modified by the Board in July 2002, April 2006 and June 2007. Under the terms of the plan, all equity compensation awards (including, among others, options and restricted stock units) granted by the company to the company’s Section 16(b) officers (including the named executive officers) would become fully vested and, if applicable, exercisable following a change in control of the Company (as defined in the plan) after which the officer’s employment is terminated without cause or constructively terminated by the acquirer within 12 months after the change in control.

Symantec Corporation Severance Plan

During fiscal 2008, we adopted the Symantec Corporation Severance Plan, effective as of July 1, 2007, to provide severance benefits to certain eligible employees of Symantec. Individual employees must meet certain criteria in order to participate in the plan, including, among other criteria, (i) the employee is not entitled to severance under any other plan, fund, program, policy, arrangement or individualized written agreement providing for severance benefits that is sponsored or funded by Symantec and (ii) the employee was involuntarily terminated from active employment because of market conditions or division performance resulting in elimination of their position, and not solely because of poor work performance.

Under the terms of the plan, eligible employees at the Vice President level or above receive severance payments calculated as follows: (i) severance payments equal to ten weeks of base pay if such employee has been employed by Symantec for one year or less; or (ii) severance payments equal to ten weeks of base pay plus the amount calculated by multiplying two weeks of base pay times the number of years of such employee’s employment by Symantec after the first year of employment, prorated through the termination date. If an eligible employee timely elects COBRA continuation coverage under Symantec’s group insurance plans, Symantec will also subsidize the full amount of premiums for such eligible employees for the period of time upon which severance payments are paid under the plan. Symantec will subsidize premiums for continuation coverage at the same level of coverage in effect immediately before termination of employment for the applicable employee. Eligible employees at the Vice President level are also entitled to receive six months of outplacement services, including counseling and guidance.

Payment of severance payments and COBRA premiums and provision of outplacement assistance pursuant to the Symantec Corporation Severance Plan is subject to the applicable employee’s returning a release of claims against Symantec.

John W. Thompson

In accordance with an employment agreement dated April 11, 1999 between Mr. Thompson and Symantec, in the event Mr. Thompson resigns with good reason (i.e., material reduction in responsibilities, position or salary) or is terminated without cause (as defined in the agreement), he is entitled to a severance payment equal to twice his annual base salary, the vesting of his outstanding options will be accelerated by two years and he will be entitled to reimbursement of COBRA premiums for the maximum period permitted by law. We also began maintaining a $5,000,000 term executive life insurance policy on Mr. Thompson for the benefit of his family and coverage under our long term disability plan that would pay Mr. Thompson up to $20,000 per month following the 180th day after any disability.

In the event that Mr. Thompson’s employment is terminated due to his death or disability, the vesting of his outstanding options will be accelerated by two years. Additionally, in the case of his death, his designated beneficiary will be entitled to a single lump sum death benefit of $5,000,000 (in accordance with Symantec’s life insurance plan), and in the case of his disability, he will be entitled to disability payments of up to $20,000 a month after 180 days of continued disability (in accordance with Symantec’s long term disability plan). If Mr. Thompson had died or if the Board had determined that he was disabled as of March 28, 2008, his beneficiaries would have received $5,000,000, or he would have thereafter begun receiving payments of $25,000 per month for 60 months followed by payments of $10,000 per month for 36 months, as the case may be, under these arrangements.

The following table summarizes the value of the payouts to Mr. Thompson pursuant to Mr. Thompson’s employment agreement, the Symantec Executive Retention Plan, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Termination
WithoutCause
or Constructive
Termination
Within
12 Months of a
Resignation with Good Reason or			Change of
Termination Without Cause			Control	Termination Due to Death		Termination Due to Disability
	Option	COBRA	Option	Option	Death	Option	Long Term Disability
Severance Pay	Vesting	Premiums	Vesting	Vesting	Benefit	Vesting	Benefits

$1,600,000	$0	$28,077	$0	$0	$5,000,000	$0	$25,000/month for 60 months and $10,000/month for 36 months thereafter

James A. Beer

On February 10, 2006, Symantec entered into an employment letter agreement with Mr. Beer. The employment letter agreement provides for severance in the event Mr. Beer’s employment is terminated without cause within the first three years of employment, which severance is comprised of an amount equal to 12 months of his base salary at the time of termination and full vesting of his initial grant of 100,000 restricted stock units. The payment of the foregoing severance benefits is subject to Mr. Beer’s returning a release of claims against Symantec.

The following table summarizes the value of the payouts to Mr. Beer pursuant to Mr. Beer’s employment letter agreement, the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Involuntary Termination
Because of Market	Termination Without		Termination Without Cause or
Conditions or Division	Cause Prior to		Constructive Termination Within
Performance	February 28, 2009		12 Months of a Change of Control
COBRA Premiums	Severance Pay	RSU Vesting	Option Vesting	RSU Vesting

$4,491	$660,000	$841,000	$0	$1,682,000

Gregory W. Hughes

Symantec entered into an employment agreement, dated December 15, 2004 with Mr. Hughes, which became effective on July 2, 2005. Pursuant to that agreement, if the employment of Mr. Hughes is terminated by Symantec without cause (as defined in Mr. Hughes’s agreement) or is terminated due to death or permanent disability, or if Mr. Hughes resigns with good reason (i.e. material reduction in responsibilities, position or salary), then Mr. Hughes is entitled to the following:

•	All unvested stock options and restricted stock units assumed by Symantec in its acquisition of Veritas will vest in full at the time of termination of employment. The exercise period specified in each of the applicable stock option or restricted stock unit agreements will apply for exercise after termination of employment.

•	Full payment of premiums for COBRA continuation health care coverage for the executive, his spouse and his other eligible dependents under Symantec’s group health plan, until the earlier of (i) 12-months after the first day of the first month after termination of employment or (ii) the first date that executive receives coverage under another employer’s program providing substantially the same level of benefits without exclusion for pre-existing medical conditions.

The following table summarizes the value of the payouts to Mr. Hughes pursuant to Mr. Hughes’ employment agreement, the Symantec Executive Retention Plan, and the Symantec Corporation Severance Plan assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Termination Without
Involuntary Termination				Cause or Constructive
Because of Market	Termination Without Cause or			Termination within 12
Conditions or Division	Resignation With Good Reason, or			Months of a Change
Performance	Termination Due to Death or Disability			of Control
Severance Pay	Option Vesting	RSU Vesting	COBRA Premiums	Option Vesting	RSU Vesting

$154,837	$0	$88,625	$18,899	$0	$2,523,000

Enrique T. Salem

The following table summarizes the value of the payouts to Mr. Salem pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Termination Without Cause or
Constructive Termination
Involuntary Termination Because of		Within 12 Months of a
Market Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$190,625	$6,376	$0	$3,027,600

Janice Chaffin

The following table summarizes the value of the payouts to Ms. Chaffin pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

		Termination Without Cause or
		Constructive Termination
		Within 12 Months of a
Involuntary Termination Because of Market Conditions or Division Performance		Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$154,039	$6,895	$0	$2,523,000

Gregory S. Butterfield

On January 26, 2007, Symantec entered into an employment letter agreement with Mr. Butterfield. Pursuant to that agreement, in the event that Mr. Butterfield resigns for good reason (i.e. material reduction in position or salary, relocation, material breach of the employment letter agreement by Symantec) or if the employment of Mr. Butterfield is terminated other than for cause (as defined in the employment letter agreement, with reference to Mr. Butterfield’s employment agreement with Altiris dated July 26, 2006) or is terminated due to death or disability before April 6, 2009, then Mr. Butterfield is entitled to the following:

•	All unvested stock options, restricted share awards or other equity awards assumed by Symantec in its acquisition of Altiris will vest in full at the time of termination of employment. Any right of repurchase held by Symantec with respect to such equity awards will fully lapse at such time.

•	Severance payments in the following amounts, to be paid within 30 days of termination of employment: (i) an amount equal to two years of Mr. Butterfield’s base salary as of April 6, 2007; and (ii) an amount equal to two times Mr. Butterfield’s annual bonus with a bonus target of 40% of his annual base salary as of April 6, 2007.

•	Full payment of premiums for COBRA continuation healthcare coverage for Mr. Butterfield and his eligible dependents under Symantec’s group health plan for the first 18 months of continuation coverage following termination of employment, or until the earlier date on which (i) Mr. Butterfield is no longer eligible to receive continuation coverage under COBRA, or (ii) Mr. Butterfield obtains substantially similar coverage under another employer’s group insurance plan.

In the event that Mr. Butterfield resigns for good reason (i.e. material reduction in position or salary, relocation, material breach of the employment letter agreement by Symantec) or if the employment of Mr. Butterfield is terminated other than for cause (as defined in the employment letter agreement) or is terminated due to death or disability before April 6, 2009, then Mr. Butterfield is entitled to the following:

•	Twenty-five percent of the Symantec common stock subject to Mr. Butterfield’s initial option grant to purchase 115,000 shares and initial grant of 50,000 restricted stock units will vest at the time of termination of employment.

•	The one-time payment of $900,000 shall be paid within 30 days of termination of employment.

The payment of the foregoing severance benefits is subject to Mr. Butterfield’s returning a release of claims against Symantec. The following table summarizes the value of the payouts to Mr. Butterfield pursuant to Mr. Butterfield’s employment letter agreement, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Termination Other Than for Cause				Termination Other Than for Cause
(as defined in Altiris Agreement), or				(as defined in Symantec Agreement), or
Resignation for Good Reason, or				Resignation for Good Reason, or
Termination Due to Death or Disability				Termination Due to Death or Disability
Severance Pay	Option Vesting	RSU Vesting	COBRA Premiums	Severance Pay	Option Vesting	RSU Vesting

$1,120,000	$139,189	$240,627	$28,908	$900,000	$0	$210,250

Thomas W. Kendra

The following table summarizes the value of the payouts to Mr. Kendra pursuant to the Symantec Executive Retention Plan and the Symantec Corporation Severance Plan, assuming a qualifying termination as of March 28, 2008 (intrinsic values of equity awards are based upon the closing price for a share of our common stock of $16.82 on March 28, 2008 minus the exercise price):

Involuntary Termination Because of
Market Conditions or Division Performance		Termination Without Cause or Constructive Termination Within 12 Months of a Change of Control
Severance Pay	COBRA Premiums	Option Vesting	RSU Vesting

$145,254	$6,261	$0	$2,523,000

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related-Person Transactions Policy and Procedures

Symantec has adopted a written related person transactions policy which provides for the company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related person transactions.” The Nominating and Governance Committee reviews transactions that may be “related person transactions,” which are transactions between Symantec and any related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000, and in which the related person has or will have a direct or indirect material interest. For purposes of the policy, a related person is any Symantec executive officer, director, nominee for director, or stockholder holding more than 5% of any class of Symantec’s voting securities, in each case, since the beginning of the previous fiscal year, and their immediate family members.

Under the policy, absent any facts or circumstances indicating special or unusual benefits to the related person, the following transactions are deemed not to be “related person transactions” (meaning the related person is deemed to not have a direct or indirect material interest in the transaction):

•	compensation to executive officers determined by Symantec’s Compensation Committee;

•	any transaction with another company at which a related person is a director or an employee (other than an executive officer) if the aggregate amount involved does not exceed the greater of $2,000,000, or three percent of that company’s total annual gross revenues, provided that the transaction involves the purchase of either company’s goods and services and the transaction is subject to usual trade terms and is in the ordinary course of business and the related person is not involved in the negotiation of the transaction;

•	any compensation paid to a director if the compensation is required to be reported in Symantec’s proxy statement;

•	any transaction where the related person’s interest arises solely from the ownership of the company’s common stock and all holders of the company’s common stock received the same benefit on a pro rata basis;

•	any charitable contribution, grant or endowment by Symantec or the Symantec Foundation to a charitable organization, foundation or university at which a related person’s only relationship is as a director or an employee (other than an executive officer), if the aggregate amount involved does not exceed $1,000,000, or any non-discretionary matching contribution, grant or endowment made pursuant to a matching gift program;

•	any transaction where the rates or charges involved are determined by competitive bids;

•	any transaction involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; or

•	any transaction involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

Under the policy, members of Symantec’s legal department review transactions involving related persons that do not fall into one of the above categories. If they determine that a related person could have a significant interest in a transaction, the transaction is referred to the Nominating and Governance Committee. In addition, transactions may be identified through Symantec’s Code of Conduct or other Symantec policies and procedures, and reported to the Nominating and Governance Committee. The Nominating and Governance Committee determines whether the related person has a material interest in a transaction and may approve, ratify, rescind or take other action with respect to the transaction.

Certain Related Person Transactions

In May 2008, Symantec entered into a dry-lease agreement for an aircraft with a company owned by Mr. Thompson, our Chairman and CEO. Pursuant to the agreement, Symantec leases the aircraft on a non-exclusive basis from Mr. Thompson’s company from time to time solely for Mr. Thompson’s business-related travel, at a dry-lease rate of $1,250 per flight hour. Pursuant to an agreement with an unrelated party, Symantec has also agreed to pay the variable operating costs of Mr. Thompson’s business travel on this aircraft. The arrangement was approved by the Nominating and Governance Committee of our Board. The Nominating and Governance Committee has determined that the amounts billed by Mr. Thompson’s company for our use of the aircraft are at or below the market rates charged by third-party commercial charter companies for similar aircraft. Symantec did not make any payments under this arrangement during fiscal 2008.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Symantec’s Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Symantec under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Symantec specifically incorporates it by reference.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and operates under a written charter which was most recently amended by the Board on July 24, 2007. The Audit Committee oversees Symantec’s financial reporting process on behalf of the Board. Management has primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements that were included in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 28, 2008 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

The Audit Committee reviewed with Symantec’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Symantec’s accounting principles and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 114, “The Auditor’s Communications With Those Charged with Governance.” In addition, the Audit Committee has discussed with the independent registered public accounting firm the registered public accounting firm’s independence from management and Symantec, including the matters in the written disclosures required by professional standards. The Audit Committee also received and reviewed the independence letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1.

The Audit Committee discussed with Symantec’s internal accountants and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal accountants and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of Symantec’s internal controls, and the overall quality of Symantec’s financial reporting.

The Audit Committee also received the report of management contained in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 28, 2008, as well as KPMG’s Report of Independent Registered Public Accounting Firm included in Symantec’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee Symantec’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2009.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in Symantec’s Annual Report on Form 10-K for the fiscal year ended March 28, 2008 for filing with the SEC.

By: The Audit Committee of the Board of Directors:

David L. Mahoney
Robert S. Miller
George Reyes
V. Paul Unruh (Chair)

ADDITIONAL INFORMATION

Stockholder Proposals for the 2009 Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting.  Symantec’s bylaws provide that, for stockholder nominations to the Board or other proposals to be considered at an annual meeting, the stockholder must have given timely notice thereof in writing to the Corporate Secretary at Symantec Corporation, 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Corporate Secretary.

To be timely for the 2009 annual meeting, a stockholder’s notice must be delivered to or mailed and received by the Corporate Secretary of the company at the principal executive offices of the company between June 24, 2009 and July 24, 2009. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by Symantec’s bylaws.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at Symantec’s 2009 annual meeting must be received by the company not later than April 13, 2009 in order to be considered for inclusion in Symantec’s proxy materials for that meeting.

Available Information

Symantec will mail without charge, upon written request, a copy of Symantec’s Annual Report on Form 10-K for fiscal year 2008, including the financial statements, schedule and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Symantec Corporation
20330 Stevens Creek Boulevard
Cupertino, California 95014
Attn: Investor Relations

The Annual Report is also available at www.symantec.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Symantec stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061, or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, Symantec will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write or call Symantec’s Investor Relations department at 20330 Stevens Creek Boulevard, Cupertino, California 95014, Attn: Investor Relations, telephone number (408) 517-8324.

Any stockholders who share the same address and currently receive multiple copies of Symantec’s Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or Symantec’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS

The Board does not presently intend to bring any other business before the meeting and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SYMANTEC CORPORATION
2004 EQUITY INCENTIVE PLAN
As Adopted by the Board on July 20, 2004
and as amended thereafter
     1. Purpose. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent, Subsidiaries and Affiliates, by offering them an opportunity to participate in the Company’s future performance through awards of Options, Stock Appreciation Rights, Restricted Stock Units, and Restricted Stock Awards. Capitalized terms not defined in the text are defined in Section 25.
     2. Shares Subject to the Plan.
     2.1 Number of Shares Available. Subject to Sections 2.2 and 18, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be one hundred eight million (108,000,000) Shares plus up to fifty-five million four hundred thousand (55,400,000) shares subject to awards granted under the Company’s 1996 Equity Incentive Plan that cancel, forfeit (e.g., upon the Participant’s Termination) or otherwise expire by their terms on or following the adoption of this Plan.
          Any award other than an Option or a SAR shall reduce the number of Shares available for issuance under this Plan by two Shares for every Share issued. Subject to Sections 2.2 and 18, Shares that: (a) are subject to issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option; (b) are subject to an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (c) are subject to an Award that otherwise terminates without Shares being issued will again be available for grant and issuance in connection with future Awards under this Plan. The following Shares may not again be made available for future grant and issuance as Awards under the Plan: (i) Shares that are withheld to pay the exercise or purchase price of an Award or to satisfy any tax withholding obligations in connection with an Award, (ii) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR or (iii) shares of the Company’s Common Stock repurchased on the open market with the proceeds of an Option exercise price. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
     2.2 Adjustment of Shares. In the event that the number of outstanding Shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off), then (a) the number of Shares reserved for issuance under this Plan, (b) the Exercise Prices of and number of Shares subject to outstanding Options, (c) the number of Shares that may be granted pursuant to Section 3 below, and (d) the Purchase Price and number of Shares subject to other outstanding Awards, including Restricted Stock Awards, will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will be rounded down to the nearest whole Share, and may be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share, as determined by the Committee.
     3. Eligibility. ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent, Subsidiary or Affiliate of the Company; provided such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction; and provided further, that unless otherwise determined by the Board, non-employee directors shall receive Restricted Stock Units only pursuant to the formula award provisions set forth in Section 6. No person will be eligible to receive more than 2,000,000 Shares in any calendar year under this Plan, pursuant to the grant of Awards hereunder, of which no more than 400,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of 3,000,000 Shares in the calendar year in which they commence their employment, of which no more than 600,000 Shares shall be covered by Awards of Restricted Stock and Restricted Stock Units. For purposes of these limits only, each Restricted Stock Unit settled in Shares (but not those settled in cash), shall be deemed to cover one Share. A person may be granted more than one Award under this Plan.

     4. Administration.
     4.1 Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, except as provided in Section 6, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:
     (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;
     (b) prescribe, amend and rescind rules and regulations relating to this Plan or any Award;
     (c) select persons to receive Awards;
     (d) determine the form and terms of Awards;
     (e) determine the number of Shares or other consideration subject to Awards;
     (f) determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary or Affiliate of the Company;
     (g) grant waivers of Plan or Award conditions;
     (h) determine the vesting, exercisability and payment of Awards;
     (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
     (j) amend any Award Agreements executed in connection with this Plan;
     (k) determine whether an Award has been earned; and
     (l) make all other determinations necessary or advisable for the administration of this Plan.
     4.2 Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. To the extent permitted by applicable laws, the Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.
     4.3 Section 162(m), Rule 16b-3 and Stock Exchange Requirements. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board, at least two (2) of whom are Outside Directors. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to officers and directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq Global Select Market or stock exchange listing requirements.

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     5. Options. The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option (subject to Section 5.4 below), the circumstances upon and the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:
     5.1 Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. To the extent that any Option designated as an ISO in the Award Agreement fails to qualify as such under applicable law, it shall be treated instead as a NQSO.
     5.2 Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless a later date is otherwise specified by the Committee at the time it acts to approve the grant. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.
     5.3 Exercise Period. Options will be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted; and provided further that no ISO granted to a person who directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for the exercise of Options to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of Shares as the Committee determines.
     5.4 Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant; provided that the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 10 of this Plan.
     5.5 Method of Exercise. Options may be exercised only by delivery to the Company of a written or electronic notice or agreement of stock option exercise (the “Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding Participant’s investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased and all applicable withholding taxes.
     5.6 Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:
     (a) If the Participant is Terminated for any reason except death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options are vested and exercisable upon the Termination Date no later than three (3) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event, no later than the expiration date of the Options.
     (b) If the Participant is Terminated because of Participant’s death or Disability (or the Participant dies within three (3) months after a Termination other than because of Participant’s death or disability), then Participant’s Options may be exercised only to the extent that such Options are vested and exercisable by Participant on the Termination Date and must be exercised by Participant (or Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date (or such shorter or longer time period not exceeding five (5) years as may be determined by the Committee, with any such exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death or Disability, or (b) twelve (12) months after the Termination Date when the Termination is for Participant’s death or Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

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     5.7 Limitations on Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent Participant from exercising the Option for the full number of Shares for which it is then exercisable.
     5.8 Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Affiliate, Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
     5.9 Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that (a) any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted; (b) any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code; and (c) notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 21.2 below with respect to any proposal to reprice outstanding Options.
     5.10 No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
     6. Non-Employee Director Equity Awards. Each continuing non-employee director shall receive an annual grant of RSUs having a Fair Market Value on the date of grant equal to $180,000, and such RSUs shall be granted on the first business day following the Company’s first regular Board meeting of the Company’s fiscal year. RSUs granted pursuant to this Section 6 on an annual basis vest on the first anniversary following the date of grant, provided the non-employee director serves on the Board on such vesting date, and shall be settled within 30 days of vesting by distribution of Shares to the non-employee director. New non-employee directors shall be granted initial RSUs having a Fair Market Value on the date of grant equal to $180,000 on the first business day following such new non-employee director’s election to the Board, with such amount prorated based on the number of days from such non-employee director’s election to the Board to, and including, the Company’s first regular Board meeting of the following fiscal year. RSUs granted to new non-employee directors pursuant to the preceding sentence vest on the first anniversary of the grant date, provided the non-employee director serves on the Board on such date, and shall be settled within 30 days of vesting by distribution of Shares to the non-employee director.
     7. Restricted Stock Awards. A Restricted Stock Award is an offer by the Company to issue to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may be issued or purchase, the Purchase Price (if any), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:
     7.1 Restricted Stock Agreement. All purchases under a Restricted Stock Award will be evidenced by a written agreement (the “Restricted Stock Agreement”), which will be in substantially a form (which need not be the same for each Participant) that the Committee shall from time to time approve, and will comply with and be subject to the terms and conditions of the Plan. A Participant can accept a Restricted Stock Award only by signing and delivering to the Company the Restricted Stock Agreement, and full payment of the Purchase Price (if any) and all applicable withholding taxes, at such time and on such terms as required by the Committee. If the Participant does not accept the Restricted Stock Award at such time and on such terms as required by the Committee, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise.

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     7.2 Purchase Price. The Purchase Price (if any) for a Restricted Stock Award will be determined by the Committee, and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 10 of this Plan and as permitted in the Restricted Stock Agreement, and in accordance with any procedures established by the Company.
     7.3 Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to all restrictions, if any, that the Committee may impose. These restrictions may be based on completion of a specified period of service with the Company and/or upon completion of the performance goals as set out in advance in the Restricted Stock Agreement, which shall be in such form and contain such provisions (which need not be the same for each Participant) as the Committee shall from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. For Restricted Stock Awards intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
     7.4 Termination During Vesting or Performance Period. Restricted Stock Awards shall cease to vest immediately if a Participant is Terminated during the vesting period or Performance Period applicable to the Award for any reason, unless the Committee determines otherwise, and any unvested Shares subject to such Restricted Stock Awards shall be subject to the Company’s right to repurchase such Shares or otherwise to any forfeiture condition applicable to the Award, as described in Section 14 of this Plan, if and as set forth in the applicable Restricted Stock Agreement.
     8. Restricted Stock Units. A Restricted Stock Unit (or RSU) is an award covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). A RSU may be awarded for past services already rendered to the Company, or any Affiliate, Parent or Subsidiary of the Company pursuant to an Award Agreement (the “RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:
     8.1 Terms of RSUs. RSUs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Affiliate, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each RSU including, without limitation: the number of Shares subject to each RSU, the time or times during which each RSU shall vest and the RSU be settled, the consideration to be distributed on such settlement, and the effect on each RSU of its holder’s Termination. A RSU may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance RSU Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the RSU is being earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each RSU; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the RSU. For RSUs intended to comply with the requirements of Section 162(m) of the Code, the performance goals will be determined at a time when the achievement of the performance goals remains substantially uncertain and shall otherwise be administered in a manner that complies with the requirements under that statute. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a Performance RSU Agreement, the Committee shall determine the extent to which such RSU has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that

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are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.
     8.2 Form and Timing of Exercise. The portion of a RSU being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.
     9. Stock Appreciation Rights. A Stock Appreciation Right (or SAR) is an award that may be exercised for cash or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of settlement over the Exercise Price and the number of Shares with respect to which the SAR is being settled. A SAR may be awarded for past services already rendered to the Company, or any Parent or Subsidiary of the Company pursuant to an Award Agreement (the “SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the following:
     9.1 Terms of SARs. SARs may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company, Parent or Subsidiary and/or individual performance factors or upon such other criteria as the Committee may determine. The Committee will determine all terms of each SAR including, without limitation: the number of Shares deemed subject to each SAR, the time or times during which each SAR may be settled, the consideration to be distributed on settlement, and the effect on each SAR of its holder’s Termination. The Exercise Price of a SAR will be determined by the Committee when the SAR is granted and may not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant’s individual Award Agreement (the “Performance SAR Agreement”) that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. If the SAR is being earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, then the Committee will: (a) determine the nature, length and starting date of any Performance Period for each SAR; (b) select performance criteria, including if the Award is intended to qualify as “performance-based compensation” under Code Section 162(m) from among the Performance Factors, to be used to measure performance goals, if any; and (c) determine the number of Shares deemed subject to the SAR. Prior to exercise of any SAR earned upon the satisfaction of performance goals pursuant to a Performance SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the SARs to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships. Notwithstanding anything to the contrary elsewhere in the Plan, the Company is subject to Section 21.2 below with respect to any proposal to reprice outstanding SARs. The term of a SAR shall be ten (10) years from the date the SAR is awarded or such shorter term as may be provided in the Award Agreement.
     9.2 Form and Timing of Settlement. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash or whole Shares or a combination thereof, either in a lump sum payment or in installments, all as the Committee will determine.

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     10. Payment for Share Purchases. Payment for Shares purchased pursuant to this Plan may be made in cash, by check or by wire transfer or, where expressly approved for the Participant by the Committee and where permitted by law:
     (a) by cancellation of indebtedness of the Company to the Participant;
     (b) by surrender of shares that either: (1) have been owned by Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Participant in the public market;
     (c) cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;
     (d) by waiver of compensation due or accrued to the Participant for services rendered;
     (e) with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists, through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer") whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price and any applicable withholding obligations, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;
     (f) by such other consideration and method of payment as permitted by the Committee and applicable law; or
     (g) by any combination of the foregoing.
     11. Withholding Taxes.
     11.1 Withholding Generally. It shall be a condition to the grant of an Award under this Plan that the Participant satisfy any tax withholding or similar obligations applicable to the Award that may be legally imposed upon the Participant. Whenever Awards are to be granted or Shares are to be issued in satisfaction of Awards granted under this Plan, the Participant shall make such arrangements as the Company may require to remit to the Company an amount sufficient to satisfy federal, state, local, or foreign withholding tax requirements prior to the delivery of any Award Agreement or certificate or certificates for Award Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.
     11.2 Stock Withholding. When, under applicable tax laws, a Participant incurs tax liability in connection with the grant, exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”). All elections by a Participant to have Shares withheld for this purpose will be made in writing in a form and during a period acceptable to the Committee.
     12. Privileges of Stock Ownership; Voting and Dividends. Except to the extent that the Committee grants an RSU that entitles the Participant to credit for dividends paid on Award Shares prior to the date such Shares are issued to the Participant (as reflected in the RSU Agreement), no Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s original Purchase Price or otherwise forfeited to the Company.

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     13. Transferability. Awards granted under this Plan, and any interest therein, will not be transferable or assignable by Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the specific Plan and Award Agreement provisions relating thereto. All Awards shall be exercisable: (i) during the Participant’s lifetime, only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after Participant’s death, by the legal representative of the Participant’s heirs or legatees.
     14. Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) in the Award Agreement a right to repurchase a portion of or all Shares that are not vested held by a Participant following such Participant’s Termination at any time specified after the Participant’s Termination Date, for cash and/or cancellation of purchase money indebtedness, at the Participant’s original Exercise Price or Purchase Price, as the case may be. Alternatively, at the discretion of the Committee, Award Shares issued to the Participant for which the Participant did not pay any Exercise or Purchase Price may be forfeited to the Company on such terms and conditions as may be specified in the Award Agreement. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.
     15. Escrow; Pledge of Shares. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
     16. Exchange and Buyout of Awards. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. This Section shall not be construed to defeat the requirements of Section 21.2 with respect to any proposed repricing of Options or SARs.
     17. Securities Law and Other Regulatory Compliance. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation, and no liability for failure, to issue Shares or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.
     18. Corporate Transactions.
     18.1 Assumption or Replacement of Awards by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or

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other equity interests in the Company, (d) the sale of substantially all of the assets of the Company, or (e) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants, or the successor corporation may substitute equivalent awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards); provided that all formula Restricted Stock Unit grants, pursuant to Section 6 shall accelerate and be fully vested upon such merger, consolidation or corporate transaction. In the event such successor corporation (if any) fails to assume or substitute Awards pursuant to a transaction described in this Subsection 18.1, all such Awards will expire on such transaction at such time and on such conditions as the Board shall determine.
     18.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 18, in the event of the occurrence of any transaction described in Section 18.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other “corporate transaction.”
     18.3 Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.
     19. No Obligation to Employ; Accelerated Expiration of Award for Harmful Act. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. Notwithstanding anything to the contrary herein, if a Participant is Terminated because of such Participant’s actual or alleged commitment of a criminal act or an intentional tort and the Company (or an employee of the Company) is the victim or object of such criminal act or intentional tort or such criminal act or intentional tort results, in the reasonable opinion of the Company, in liability, loss, damage or injury to the Company, then, at the Company’s election, Participant’s Awards shall not be exercisable or settleable and shall terminate and expire upon the Participant’s Termination Date. Termination by the Company based on a Participant’s alleged commitment of a criminal act or an intentional tort shall be based on a reasonable investigation of the facts and a determination by the Company that a preponderance of the evidence discovered in such investigation indicates that such Participant is guilty of such criminal act or intentional tort.
     20. Compliance with Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” at the time of his or her “separation from service” (as each is defined under Section 409A and applicable Guidance), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s separation from service or, if earlier, the date of the Participant’s death within such six (6) month period.

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     21. Certain Stockholder Approval Matters.
          21.1 Plan Effectiveness; Increasing Plan Shares. This Plan became effective on July 20, 2004 (the “Effective Date”) and the amendment and restatement of this Plan became effective on ______ ___, 2008. Any amendment to this Plan increasing the number of Shares available for issuance hereunder shall be approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the effective date of such amendment (“Amendment Effective Date”). Upon the Amendment Effective Date, the Board may grant Awards covering such additional Shares pursuant to this Plan; provided, however, that: (a) no Option granted pursuant to such increase in the number of Shares subject to this Plan approved by the Board may be exercised prior to the time such increase has been approved by the stockholders of the Company; and (b) in the event that stockholder approval of any such amendment increasing the number of Shares subject to this Plan is not obtained, all Awards covering such additional Shares granted hereunder will be canceled, any Shares issued pursuant to any Award will be canceled, and any purchase of Shares hereunder will be rescinded.
          21.2 Repricing Matters. Except in connection with a corporate transaction involving the Company (including without limitation any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off or exchange of shares), the terms of outstanding Awards may not without stockholder approval be amended to reduce the exercise price of outstanding Options or SARs, or to cancel outstanding Options or SARs in exchange either for (a) cash, or (b) new Options, SARS or other Awards with an exercise price that is less than the exercise price of the original (cancelled) Options or SARs.
     22. Term of Plan. Unless earlier terminated as provided herein, this Plan will terminate on July 20, 2014.
     23. Amendment or Termination of Plan. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of Section 6 of this Plan; provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan to increase the number of shares that may be issued under this Plan, change the designation of employees or class of employees eligible for participation in this Plan, take any action in conflict with Section 21.2 above, or otherwise materially modify a provision of the Plan if such modification requires stockholder approval under Nasdaq rules.
     24. Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
     25. Definitions. As used in this Plan, the following terms will have the following meanings:
     “Affiliate” means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.
     “Award” means any award under this Plan, including any Option, Stock Appreciation Right, Restricted Stock Unit, or Restricted Stock Award.
     “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

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     “Board” means the Board of Directors of the Company.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.
     “Company” means Symantec Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.
     “Disability” means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option, and in the case of a Stock Appreciation Right the value specified on the date of grant that is subtracted from the Fair Market Value when such Stock Appreciation Right is settled.
     “Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:
          (a) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination as reported in The Wall Street Journal;
          (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;
          (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal; or
          (d) if none of the foregoing is applicable, by the Committee in good faith.
     “Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
     “Outside Director” shall mean a person who satisfies the requirements of an “outside director” as set forth in regulations promulgated under Section 162(m) of the Code.
     “Option” means an award of an option to purchase Shares pursuant to Section 5.
     “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of an Award under this Plan, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Participant” means a person who receives an Award under this Plan.
     “Performance Factors” means the factors selected by the Committee from among the following measures to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

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          (1) Net revenue and/or net revenue growth;
          (2) Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;
          (3) Operating income and/or operating income growth;
          (4) Net income and/or net income growth;
          (5) Earnings per share and/or earnings per share growth;
          (6) Total stockholder return and/or total stockholder return growth;
          (7) Return on equity;
          (8) Operating cash flow return on income;
          (9) Adjusted operating cash flow return on income;
          (10) Economic value added; and
          (11) Individual business goals or criteria that can be objectively specified in a manner that complies with Section 162(m).
     “Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for Restricted Stock Awards.
     “Plan” means this Symantec Corporation 2004 Equity Incentive Plan, as amended from time to time.
     “Purchase Price” means the price to be paid for Shares acquired under this Plan pursuant to an Award other than an Option.
     “Restricted Stock Award” means an award of Shares pursuant to Section 7.
     “Restricted Stock Unit” or “RSU” means an award of Shares pursuant to Section 8.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 18, and any successor security.
     “Stock Appreciation Right” or “SAR” means an Award, granted pursuant to Section 9.
     “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     “Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

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SYMANTEC CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN
Effective Date of Plan:
1. ESTABLISHMENT AND PURPOSE OF PLAN
          (a) Symantec Corporation, a Delaware corporation (the “Company”) adopted this 2008 Employee Stock Purchase Plan (the “Plan”) to grant options for the purchase of shares (“Shares”) of the Company’s Common Stock (“Common Stock”) to eligible employees of the Company, its parent corporation, and its Affiliates and Subsidiaries. For purposes of the Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the “Code”), and “Affiliate” shall mean any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition in this Plan for purposes of the Statutory Plan (defined below).
          (b) The purpose of the Plan is to provide employees of the Company and certain Affiliates and Subsidiaries designated (any such designated Affiliate or Subsidiary, a “Designated Corporation”) by the Board of Directors of the Company (the “Board”) whose employees are eligible to participate in the Plan with a convenient means to acquire at a discount to market value an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and its Affiliates and Subsidiaries, and to provide an incentive for continued employment.
2. STRUCTURE OF THE PLAN AND SUB-PLANS
          (a) This Plan document is an omnibus document which includes a sub-plan (the “Statutory Plan”) designed to permit offerings of grants to employees of the Company and certain Subsidiaries that are Designated Corporations (defined below) where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (each a “Non-Statutory Plan”) which permit offerings of grants to employees of certain Designated Corporations that are not intended to satisfy the requirements of Section 423 of the Code.
          (b) A total of 20,000,000 Shares may be issued under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.
          (c) The Statutory Plan shall be a separate and independent plan from the Non-Statutory Plans, provided, however, that the total number of shares authorized to be issued under the Plan applies in the aggregate to both the Statutory Plan and the Non-Statutory Plans. Offerings under the Non-Statutory Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions.

          (d) The terms of the Statutory Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Board may adopt Non-Statutory Plans applicable to particular Designated Corporations or locations that are not participating in the Statutory Plan, which shall be designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States. The terms of each Non-Statutory Plan may take precedence over other provisions in this document, with the exception of Section 2(b) of the Plan with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-Statutory Plan, the provisions of this Plan document shall govern the operation of such Non-Statutory Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the Statutory Plan and any Non-Statutory Plans.
3. ADMINISTRATION
          (a) The Plan is administered by the Board or by a committee designated by the Board (in which event all references herein to the Board shall be to the committee). Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.
          (b) The Board (or the committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
               (i) To determine when and how options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical).
               (ii) To designate from time to time an Affiliate or Subsidiary as a Designated Corporation whose employees shall be eligible to participate in the Statutory Plan or a Non-Statutory Plan. For purposes of participation in the Statutory Plan, only Subsidiaries shall be considered Designated Corporations, and the Board shall designate from time to time which Subsidiaries will be Designated Corporations in the Statutory Plan. The Board shall designate from time to time which Subsidiaries and Affiliates shall be Designated Corporations in particular Non-Statutory Plans, provided, however, that at any given time, a Subsidiary that is a Designated Corporation in the Statutory Plan shall not be a Designated Corporation in a Non-Statutory Plan. The foregoing designations and changes in designations by the Board from time to time shall not require stockholder approval.
               (iii) To determine from time to time the method for allocating the number of total shares to be offered under each sub-plan, which determination shall not require stockholder approval.
               (iv) To construe and interpret the Plan and rights to purchase (options on) Shares, and to establish, amend and revoke rules and procedures for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

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               (v) To amend or terminate the Plan as provided in Section 24 below.
               (vi) To adopt rules and procedures and/or special provisions relating to the operation and administration of the Statutory Plan (subject to the limitations of Section 423 of the Code or any successor provision in the Code) and any Non-Statutory Plan, as appropriate, to permit or facilitate participation in the Statutory Plan or a particular Non-Statutory Plan by employees who are foreign nationals or employed or resident outside the United States or as designed to achieve tax, securities law or other Company compliance objectives in particular locations outside the United States.
               (vii) Generally, to exercise such powers and to perform such acts it deems necessary, desirable, convenient or expedient to promote the best interests of the Company and its Subsidiaries and to carry out that intent that the Statutory Plan be treated as an “employee stock purchase plan” under Section 423 of the Code.
          (c) Subject to the limitations of Section 423 of the Code or any successor provision in the Code with respect to the Statutory Plan, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all persons.
4. ELIGIBILITY
          Any employee of the Company or any Designated Corporation is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following unless otherwise required under applicable local law:
          (a) employees who are not employed by the Company or a Designated Corporation on the third (3rd) business day before the beginning of such Offering Period;
          (b) employees who are customarily employed for less than 20 hours per week;
          (c) employees who are customarily employed for less than 5 months in a calendar year;
          (d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 425(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and
          (e) individuals who provide services to the Company or any Designated Corporation as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

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5. OFFERING PERIODS; OFFERING DATES; AND PURCHASE DATES
          (a) Each Offering Period under the Plan (each an “Offering Period”) shall be of the duration provided for or permitted herein. The first trading day (day on which the exchange or system on which the Common Stock is trading is open) of each Offering Period is referred to as the “Offering Date.” The Board may but need not provide for multiple purchases within a single Offering Period. The Board shall have the power to change the duration of Offering Periods without stockholder approval. The last trading day of each Offering Period (or in the case of an Offering Period encompassing multiple purchases, each such purchase period) is hereinafter referred to as the “Purchase Date.”
          (b) Subject to Section 5(c) below, each Offering Period shall be of six (6) months’ duration commencing February 16 and August 16 of each year beginning February 16, 2009, and ending no later than the next August 15 and February 15, respectively, thereafter, and shall have a single Purchase Date (which shall occur on the last trading day of the Offering Period).
          (c) Notwithstanding 5(b) above and the other provisions of the Plan, the Board of Directors may, but need not, vary the terms and structure of the Offering Periods under this Plan, on such basis as it shall determine in its sole discretion (including without limitation, the length of each Offering Period, Offering Periods during which more than one Purchase Date shall occur, and the formula(s) for calculating the price(s) at which Shares may be purchased during such Offering Period including a formula under which such price is calculated with reference to the fair market value (as provided for in Section 8 below) of the Common Stock as of the Offering Date for the Offering Period); provided, however, that no Offering Period under the Plan shall have a duration in excess of twenty-seven (27) months (or such period as may be permitted under Code Section 423).
6. PARTICIPATION IN THE PLAN
          An eligible employee may become a participant in an Offering Period under the Plan if (a) as of the Offering Date with respect to the Offering Period he or she satisfies the eligibility requirements set forth above, and (b) not later than the third (3rd) business day prior to such Offering Date (at such time and in such manner as may be specified with respect to such Offering Period) he or she delivers to the Company or its authorized representative a subscription agreement indicating his or her desire to enroll in the Offering Period and authorizing payroll deductions in a manner consistent with Section 9 below. An eligible employee who does not timely deliver a subscription agreement by the date specified in advance of the applicable Offering Date shall not participate in that Offering Period and shall not participate in any subsequent Offering Period unless such employee enrolls in the Plan by timely delivering a subscription agreement to the Company or its representative prior the Offering Date of the applicable, subsequent Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan with respect to subsequent Offering Periods. Any participant who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

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7. GRANT OF OPTION
          (a) Each employee enrolled in an Offering Period will be granted on the Offering Date an option to purchase on each Purchase Date for a particular Offering Period up to that number of Shares determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price applicable to that Offering Period (as defined in Section 8 below).
          (b) In no event, however, shall the number of Shares subject to any option granted pursuant to this Plan exceed the limitations set forth in Section 10 below. The purchase price and fair market value of a Share shall be determined as provided in Section 8 below.
8. PURCHASE PRICE
          (a) Unless otherwise determined by the Board in its discretion, the purchase price per Share at which a Share of Common Stock will be sold in any Offering Period (the “Purchase Price”) shall be eighty-five percent (85%) of the fair market value on the applicable Purchase Date. The fair market value of a Share shall be as determined in good faith by the Board. If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the Nasdaq Stock Market, the fair market value of a Share shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable. If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the fair market value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its discretion.
          (b) The Board may in its discretion, and without stockholder approval, change the Purchase Price from the formula set forth above, provided that the Purchase Price may not be less than the lesser of (a) eighty-five percent (85%) of the Offering Date fair market value of a Share and (b) eighty-five percent (85%) of the Purchase Date fair market value of a Share.
9. PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS; ISSUANCE OF SHARES
          (a) The aggregate purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period, unless payroll deductions are not permitted under a statute, regulation, rule of a jurisdiction, in which case such other payments as may be approved by the Board (or committee) subject to this Section 9. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than two percent (2%) nor greater than ten percent (10%). For purposes of the Statutory Plan, “compensation” shall mean all compensation, including, but not limited to base salary, wages, commissions, overtime, shift premiums and bonuses, plus draws against commissions, but excluding amounts related to Company equity compensation; provided, however, that for

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purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. For purposes of any Non-Statutory Plan, “compensation” shall mean base salary. Payroll deductions shall commence on the first payroll date following the Offering Date and shall continue until the payroll date immediately preceding the Purchase Date unless sooner altered or terminated as provided in the Plan.
          (b) A participant may lower (but not increase) the rate of payroll deductions during an Offering Period by filing with the Company’s designated stock plan administrator (the “Administrator”) (which may also be the ESPP Broker, as defined below) a new authorization for payroll deductions, in which case the new rate shall become effective for the next payroll period commencing more than thirty (30) days after the Administrator’s receipt of the authorization and shall continue for the remainder of the Offering Period unless changed as described below. Such change in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change may be made effective during any Offering Period. A participant may increase or lower the rate of payroll deductions for any subsequent Offering Period by filing with the Administrator a new authorization for payroll deductions during the open enrollment period beginning on the first (1st) day of the month and ending three business days before the Offering Date.
          (c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions (unless required by applicable local law). All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions (unless required by applicable local law).
          (d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not withdrawn from the Plan in accordance with the provisions of Section 11 of the Plan before that date, the Company shall apply the funds then in the participant’s account to the purchase of whole Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of Shares shall be refunded to such participant in cash (without interest); provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share of the Company shall be carried forward, without interest, into the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period). In the event that the Plan has been oversubscribed as provided in Section 10(c), all funds not used to purchase Shares on the Purchase Date shall be returned to the participant (without interest, unless otherwise required by applicable local law). No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.
          (e) As promptly as practicable after the Purchase Date, the number of Shares purchased by each participant upon exercise of each participant’s option shall be deposited into an account established in the participant’s name at the stock brokerage or other third party

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service provider designated by the Company (the “ESPP Broker”), as nominee holding the Shares for the benefit of the participant. In the event participant requests the receipt of certificated shares, the Company shall arrange the delivery to such participant of a certificate representing the Shares purchased on the Purchase Date; provided that the Board may deliver certificates to a broker or brokers that hold such certificate in street name for the benefit of each such participant.
          (f) During a participant’s lifetime, such participant’s option to purchase Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse or in the name of the ESPP Broker, as nominee holding the Shares for the benefit of the participant.
10. LIMITATIONS ON SHARES TO BE PURCHASED
          (a) No employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares of Common Stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the date such right is granted (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.
          (b) Subject to Sections 9(a), 10(a) and 14(a) of the Plan, the maximum number of Shares that a participant may purchase on any single Purchase Date shall not exceed 10,000 Shares (the “Maximum Share Amount”); provided that prior to the commencement of any Offering Period, the Board may, in its sole discretion and without stockholder approval, change the Maximum Share Amount with respect to that Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once a Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.
          (c) If a participant is precluded by the limitations of Sections 10(a) or 10(b) from purchasing additional Shares under the Plan, then his or her payroll deductions shall automatically be discontinued and shall resume at the beginning of the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period) in which such participant is eligible to participate.
          (d) If the number of Shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of Shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each employee affected thereby. Any payroll deductions accumulated in such participant’s account which are not used to purchase Shares due to the limitations in this Section 10(d) shall be returned to the participant (without interest, unless required by applicable local law) as soon as practicable after the end of the Offering Period.

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11. WITHDRAWAL
          (a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Administrator notice on a form provided for such purpose. Such withdrawal may be elected at any time at least fifteen (15) days prior to the end of an Offering Period, or such shorter period of time as may be required in certain jurisdictions outside the United States as determined by the Board.
          (b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned to the withdrawn employee (without interest, unless required by applicable local law) and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in the Plan.
12. TERMINATION OF EMPLOYMENT
          Termination of a participant’s employment for any reason, including retirement or death or the failure of a participant to remain an eligible employee as set forth in Section 4, terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or, if such leave is longer than ninety (90) days, reemployment upon the expiration of such leave is guaranteed by contract or statute.
13. RETURN OF PAYROLL DEDUCTIONS
          In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his or her account. Unless otherwise required by applicable local law, no interest shall accrue on the payroll deductions of a participant in the Plan.
14. ADJUSTMENTS UPON CAPITAL CHANGES; CORPORATE TRANSACTIONS
          (a) Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised, the Maximum Share Amount set forth in Section 10(b) above, and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the

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number of issued Shares resulting from a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or there is a change in the corporate structure (including, without limitation, a spin-off) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.
          (b) In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such event, the Board may, in the exercise of its sole discretion in such instances, declare that the options under the Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned Shares.
          (c) In the event of a Corporate Transaction (defined below), each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned Shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a Corporate Transaction, the Board shall notify the participant that the option shall be fully exercisable on a date specified in such notice, and the option will terminate upon the expiration of such period. For purposes of the Plan, a “Corporate Transaction” means (i) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the options granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants), (ii) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company, (iii) the sale of substantially all of the assets of the Company, or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).
          (d) The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of a Corporate Transaction.

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15. NONASSIGNABILITY
          Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.
16. REPORTS
          Individual accounts will be maintained for each participant in the Plan. Each participant shall receive promptly after the end of each Offering Period a report of his account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period, and any other reports required by applicable law.
17. NOTICE OF DISPOSITION
          Each participant under a Statutory Plan shall notify the Company if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two (2) years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such Shares during the Notice Period, such participant shall keep the certificates representing such Shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.
18. NO RIGHTS TO CONTINUED EMPLOYMENT
          Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.
19. EQUAL RIGHTS AND PRIVILEGES
          All participants in an Offering Period under the Statutory Plan shall have the same rights and privileges with respect to their participation in the Statutory Plan for that Offering Period, in accordance with Section 423 of the Code and the related regulations (and any successor provisions) except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). Any provision of the Statutory Plan, a specific Offering Period or an option granted under the Statutory Plan which is inconsistent with this Section 19 shall without further act or amendment by the Company or the Board be reformed, if possible, to the extent necessary to render such provision in compliance with the requirements of Section 423 of the Code, or shall otherwise be deleted, and the remainder of the terms of the Statutory Plan, an Offering Period and/or an option shall not be affected.

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20. NOTICES; ELECTRONIC DELIVERY
          (a) All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
          (b) Any reference in the Plan to subscription agreements, enrollment forms, authorizations or any other document in writing shall include any agreement or document delivered electronically, including through the Company’s intranet.
21. CONDITIONS UPON ISSUANCE OF SHARES
          Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no liability for failure to issue any Shares under this Plan in the event that such issuance cannot be accomplished in compliance with all applicable laws.
22. APPLICABLE LAW
          The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.
23. EFFECTIVE DATE; TERM OF THE PLAN
          The Plan shall become effective upon approval of the Plan by the stockholders of the Company, and shall continue until the earliest to occur of (i) termination of the Plan by the Board, (ii) issuance of all of the Shares reserved for issuance under the Plan, or (iii) ten (10) years from the date the Plan was originally approved by the stockholders (subject to the ability of the stockholders to approve later extensions of this term).
24. AMENDMENT OR TERMINATION OF THE PLAN
          The Board of Directors of the Company may at any time amend or terminate the Plan. Termination of the Plan shall not affect options previously granted under the Plan, nor shall any amendment make any change in an option previously granted which would adversely affect the right of any participant (unless mutually agreed otherwise between the participant and the Company, which agreement must be in writing and signed by the participant and the Company); provided that if the Board determines that a change in applicable accounting rules or a change in applicable laws renders an amendment or termination desirable, then the Board may approve such an amendment or termination. Any amendment of the Plan shall be subject to approval of the stockholders of the Company in the manner and to the extent required by applicable law. In addition, without limiting the foregoing, the Board may not amend the Plan without approval of the stockholders of the Company if such amendment would: (i) increase the number of Shares that may be issued under the Plan; or (ii) expand the designation of the employees (or class of employees) eligible for participation in the Plan.

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SYMANTEC SENIOR EXECUTIVE INCENTIVE PLAN
As Amended and Restated Effective September ___, 2008
     1. Purposes. The Symantec Senior Executive Incentive Plan is a component of Symantec’s overall strategy to pay its employees for performance. The purposes of this Plan are to: (A) motivate senior executives by tying their compensation to performance; (B) reward exceptional performance that supports overall Symantec objectives; and (C) attract and retain top performing employees.
     2. Definitions.
          “Award” means any award made under, or pursuant to any program established under, this Plan that is paid, or the value of which is denominated, in cash.
          “Code” means the Internal Revenue Code of 1986, as amended.
          “Committee” means the Compensation Committee of Symantec’s Board of Directors, or such other committee designated by that Board of Directors, which is authorized to administer the Plan under Section 3 hereof. The Committee shall be comprised solely of directors who are outside directors under Code Section 162(m).
          “Participant” means any Senior Executive to whom an Award is granted under the Plan.
          “Plan” means this Plan, as amended and restated in September 2008, which shall be known as the Symantec Senior Executive Incentive Plan.
          “Symantec” means Symantec Corporation and any corporation or other business entity of which Symantec (i) directly or indirectly has an ownership interest of 50% or more, or (ii) has a right to elect or appoint 50% or more of the board of directors or other governing body.
          “Senior Executive” means a Symantec employee who holds an executive officer position and is subject to Section 16 of the Securities Exchange Act of 1934 and such other employees as the Committee may designate.
     3. Administration.
          A. The Plan shall be administered by the Committee. The Committee shall have the authority to:
     (i) interpret and determine all questions of policy and expediency pertaining to the Plan;
     (ii) adopt such rules, regulations, agreements and instruments as it deems necessary for its proper administration;
     (iii) select Senior Executives to receive Awards;
     (iv) determine the terms of Awards, including whether any Awards may participate in any deferral program that may be adopted by Symantec at any time;
     (v) determine cash amounts subject to Awards (within the limits prescribed in the Plan);
     (vi) determine whether Awards will be granted in replacement of or as alternatives to any other incentive or compensation plan of Symantec or an acquired business unit;

     (vii) grant waivers of Plan or Award conditions (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);
     (viii) accelerate the payment of Awards (but with respect to Awards intended to qualify under Code Section 162(m), only as permitted under that Section);
     (ix) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any Award notice;
     (x) take any and all other actions it deems necessary or advisable for the proper administration of the Plan;
     (xi) adopt such Plan procedures, regulations, subplans and the like as it deems are necessary to enable Senior Executives to receive Awards; and
     (xii) amend the Plan at any time and from time to time, provided however that no amendment to the Plan shall be effective unless approved by Symantec’s stockholders, to the extent such stockholder approval is required under Code Section 162(m) with respect to Awards which are intended to qualify under that Section.
Notwithstanding anything else to the contrary in this Section 3 or elsewhere in this Plan, with respect to any Award subject to a deferral intended to comply with Code Section 409A, the Committee shall not waive conditions applicable to, accelerate payment of or otherwise amend outstanding Awards unless such waiver, acceleration or amendment complies with the requirements of Code Section 409A so as to avoid any amount subject to the Award becoming subject to Code Section 409A(a)(1).
          B. The Committee may delegate its authority to administer Awards to a separate committee or to one or more individuals who are not a member of the Committee; however, only the Committee may grant Awards which are intended to qualify as “performance-based compensation” under Code Section 162(m) and only the Committee may administer Awards if such administrative function has Section 162(m) implications.
     4. Eligibility. Only Senior Executives may become Participants in the Plan.
     5. Performance Goals.
          A. The Committee shall establish performance goals applicable to a particular fiscal year (or a performance period of some other duration) prior to the start of such year or period, provided however that such goals may be established after the start of the fiscal year (or performance period) but while the outcome of the performance goal is substantially uncertain in such manner and at such time as is a permitted method of establishing performance goals under Code Section 162(m).
          B. For purposes of this Plan, a permitted performance goal shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years (or a period shorter than a year, if required in the context of the award), on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award:

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Income, including net income and operating income
Stockholder return
Earnings per share
Revenue, including growth in revenue
Market share
Return on net assets programs
Return on equity
Return on investment
Cash flow, including cash flow from operations
New product releases
Employee productivity and satisfaction metrics
Strategic plan development and implementation (including individual performance objectives that relate to achievement of the      Company’s or any business unit’s strategic plan)
The Committee may appropriately adjust any evaluation of performance under a performance goal to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) currency effects; (C) litigation or claim judgments or settlements; (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (E) accruals for reorganization and restructuring programs; and (F) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
          C. The Committee shall determine the target level of performance that must be achieved with respect to each criterion that is identified in a performance goal in order for a performance goal to be treated as attained.
          D. The Committee may base performance goals on one or more of the foregoing business criteria. In the event performance goals are based on more than one business criterion, the Committee may determine to make Awards upon attainment of the performance goal relating to any one or more of such criteria, provided the performance goals, when established, are stated as alternatives to one another at the time the performance goal is established.
     6. Awards.
          A. Awards may be made on the basis of Symantec and/or business unit performance goals and formulas determined by the Committee in accordance with this Plan. With respect to any Symantec fiscal year, no Participant shall be granted Award(s) of more than $5,000,000 in aggregate.
          B. After the end of the fiscal year (or performance period), the Committee will determine the extent to which performance goal(s) for each Participant are achieved and the actual Award (if any) for each Participant based on the level of actual performance achieved.
          C. The Committee, in its discretion, may reduce or eliminate a Participant’s Award at any time before it is paid, whether or not calculated on the basis of pre-established performance goals or formulas.
          D. In order to receive payment of or to vest in an Award under this Plan, the Participant must be an active employee and on Symantec’s payroll on either (1) the last day of the fiscal year (or performance period) to which such Award relates or (2) the date of payment or vesting, in each case as specified in the documentation governing the specific Award. The Committee in its sole discretion may make exceptions to this requirement in the case of retirement, death or disability, or in the case of a corporate change in control as determined by the Committee in its sole discretion; provided however that the Committee may exercise its discretion in a manner authorized by this sentence only if such exercise is permitted under the requirements applicable to “performance-based compensation” under Code Section 162(m).

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          E. Symantec shall withhold all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or payment of any Award.
          F. Subject to further deferral by the Participant under any deferral program that Symantec may from time to time offer, Symantec shall pay all amounts actually earned under Awards on or prior to the later of the following dates: (1) the 15th day of the third month following the end of the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the end of Symantec’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture.
     7. General.
          A. This Plan, as amended and restated, shall become effective upon stockholder approval of the Plan on or after September ___, 2008.
          B. If Symantec’s financial statements are the subject of a restatement due to error or misconduct, to the extent permitted by governing law, in all appropriate cases, Symantec will seek reimbursement of excess incentive cash compensation paid under this Plan to each Participant for each affected performance period. For purposes of this Plan, excess incentive cash compensation means the positive difference, if any, between (i) the Award paid to the Participant and (ii) the Award that would have been made to the Participant had the applicable performance goal been calculated based on Symantec’s financial statements as restated. Symantec will not be required to award a Participant an additional Plan Award should the restated financial statements result in a higher Award under this Plan.
          C. Any rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, except by will or the laws of descent and distribution. No Participant may create a lien on any funds or rights to which he or she may have an interest under the Plan, or which is held by Symantec for the account of the Participant under the Plan.
          D. Participation in the Plan shall not give any Senior Executive any right to remain in Symantec’s employ. Further, the adoption of this Plan shall not be deemed to give any Senior Executive or other individual the right to be selected as a Participant or to be granted an Award.
          E. To the extent any person acquires a right to receive payments from Symantec under this Plan, such rights shall be no greater than the rights of an unsecured creditor of Symantec’s.
          F. The Plan shall be governed by and construed in accordance with the laws of the State of California.
          G. The Board may amend or terminate the Plan (i) at any time and for any reason subject to stockholder approval and (ii) at any time and for any reason if and to the extent the Plan’s qualification under Code Section 162(m) would not be adversely affected.

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PROXY
SYMANTEC CORPORATION
WORLD HEADQUARTERS
20330 STEVENS CREEK BOULEVARD
CUPERTINO, CALIFORNIA 95014
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 22, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned stockholder(s) appoints John W. Thompson, James A. Beer and Arthur F. Courville, and each of them, with full power of substitution, as attorneys and proxies for and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares of Common Stock of Symantec Corporation (“Symantec”) that are held of record by the undersigned as of July 24, 2008, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Symantec to be held on September 22, 2008, at Symantec Corporation, World Headquarters, 20330 Stevens Creek Boulevard, Cupertino, California, at 9:00 a.m. (Pacific Time), and at any adjournments or postponements thereof.
THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE MANNER DESCRIBED HEREIN. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TEN NOMINEES IDENTIFIED HEREIN TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3, 4 AND 5, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE

☑     PLEASE MARK VOTES AS IN THIS EXAMPLE.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5
1.	To elect ten directors to Symantec’s Board of Directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

NOMINEES: (01) Michael A. Brown, (02) William T. Coleman, (03) Frank E. Dangeard, (04) Geraldine B. Laybourne, (05) David L. Mahoney, (06) Robert S. Miller, (07) George Reyes, (08) Daniel H. Schulman, (09) John W. Thompson and (10) V. Paul Unruh

FOR	☐	WITHHELD	☐	FOR	☐ *
ALL		FROM ALL		ALL
NOMINEES		NOMINEES		EXCEPT
* To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

		FOR	AGAINST	ABSTAIN

2.	To approve the amendment and restatement of our	☐	☐	☐
2004 Equity Incentive Plan, including the reservation
of an additional 50,000,000 shares for issuance
thereunder.

3.	To approve the adoption of our 2008 Employee	☐	☐	☐
Stock Purchase Plan, including the reservation of
20,000,000 shares for issuance thereunder.

4.	To approve the material terms of the amended and	☐	☐	☐
restated Symantec Senior Executive Incentive Plan
to preserve the deductibility under federal tax rules
of awards made under the plan.

5.	To ratify the selection of KPMG LLP as Symantec’s	☐	☐	☐
independent registered public accounting firm for the
2009 fiscal year.
This Proxy must be signed exactly as your name appears hereon. When shares are held by joint tenants, both should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature:

Date:

Signature:

Date:

☐	Mark here for address change and note below.

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